An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an offering circular which is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular	Dated March 9, 2016

Fig Publishing, Inc.

Up to 20,000 Grasslands Game Shares

$500.00 per Share

This Regulation A offering is for shares of preferred tracking stock, par value $0.0001 per share (the “Grasslands Game Shares”) of Fig Publishing, Inc., a Delaware corporation (the “Company” or “we”). We are offering a maximum of 20,000 Grasslands Game Shares at $500.00 per share, on a best efforts basis. The offering is being conducted to support the acquisition and exploitation of co-publishing rights to a new video game under development, codenamed Grasslands (“Grasslands”).

There is no trading market for our Grasslands Game Shares and we do not expect that any such market will ever develop, in part because there are provisions in the certificate of designations for the Grasslands Game Shares that impose certain restrictions on transfer of the Grassland Game Shares. As a result, investors should be prepared to retain their shares for so long as they remain outstanding and should not expect to benefit from share price appreciation. See “The Game Shares.”

Grasslands Game Shares will be available for purchase exclusively on Fig.co. The shares will be issued in book-entry electronic form only. FundAmerica Stock Transfer, LLC is the transfer agent and registrant for the Grasslands Game Shares. Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

These are speculative securities. Investing in them involves significant risks. You should invest in them only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 9.

	Number of Shares	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Issuer (2)
Per Share	1	$500	$0.00	$500
Total Maximum	20,000	$10,000,000	$0.00	$10,000,000

(1) The Company does not intend to use commissioned sales agents or underwriters. The securities being offered hereby will only be offered by us and persons associated with us, in reliance on the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934.

(2) Does not reflect deduction of expenses of the offering. Offering expenses will be paid in part by the issuer and in part by the issuer’s parent, Loose Tooth Industries, Inc. pursuant to the Master Services Agreement, as described herein. See “Plan of Distribution.”

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Fig Publishing, Inc.

715 Bryant St. Suite 202

San Francisco, CA 94107

(415) 689-5789

Fig.co

Information contained on Fig.co is not incorporated by reference into this offering circular, and you should not consider information contained on Fig.co to be part of this offering circular.

The date of this offering circular is __________, 2016

SUMMARY

The following summary highlights selected information contained in this offering circular. This summary does not contain all the information that may be important to you. You should read all the information contained in this offering circular, including, but not limited to, the “Risk Factors” section.

The Company

Fig Publishing, Inc., a Delaware corporation (the “Company” or “we”), is a recently formed video game publishing company that seeks to identify, license, fund, market, arrange distribution for, and earn cash receipts from sales of new video games being developed by third-party developers. We search for new games and game ideas with the potential to generate significant earnings with the help of our publishing services. Through the issuance and sale of preferred tracking stock (which we call our “Game Shares”), we raise funds for the acquisition and exploitation of publishing rights to video games on particular game-playing platforms pursuant to license agreements with the game’s third-party developers. Each separate series of our Game Shares is intended to raise funds for the acquisition and exploitation of publishing rights to a single, different video game. The Game Shares we are offering by means of this offering circular will support the acquisition and exploitation of co-publishing rights to a new video game under development, codenamed Grasslands, pursuant to a license agreement with the Grasslands game’s developer. See “—Grasslands: the Game, the Developer, the Game Shares,” below.

Game Shares are an opportunity for fans of a particular game concept to help support the development and marketing of the game and share in its potential future earnings on particular platforms. The Game Shares for a particular game track an interest in potential future sales receipts arising under the publishing license entered into between the developer of the game and a subsidiary of ours. Following the development of the game, if the game generates sales receipts, under the publishing license we will receive a substantial portion of those receipts. Pursuant to our business model, we will then pay dividends to the holders of the associated Game Shares based on those receipts. In the future, we expect to make additional offerings of different series of Game Shares, with each different series supporting the acquisition and exploitation of rights to a different game pursuant to a different license agreement.

Our Parent, Loose Tooth Industries, Inc., a Delaware corporation (“Parent”), began operations in April 2015. Our Parent is a provider of video game publishing services and the operator of Fig.co, an online technology platform created to facilitate fundraising for video games. Fig.co is designed to function as:

-	a rewards-based crowdfunding website, where video game developers can seek funding in the form of contributions in return for non-securities-related rewards (“Rewards Crowdfunding”);

-	an accredited investor crowdfunding website, where securities may be offered and sold only to “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 and pursuant to Rule 506 of Regulation D (“Accredited Crowdfunding”); and

-	a non-accredited investor crowdfunding website, where securities may be offered and sold to “qualified purchasers” as defined in Tier 2 of Regulation A of the Securities Act of 1933 (“Reg A Crowdfunding”). Fig.co also functions as a testing-the-waters website to process indications of interest in Reg A Crowdfunding (“Reg A Testing the Waters”).

We intend to use Fig.co for our Accredited Crowdfunding, Reg A Testing the Waters and Reg A Crowdfunding campaigns, and we expect the developer of the game to use Fig.co for a Rewards Crowdfunding campaign for the same game. Accredited Crowdfunding offerings will be completed and closed prior to the qualification of Reg A Crowdfunding offerings for the same series of Game Shares.

1

The Company’s publishing model includes the following key parts:

●	Identification. Through the extensive video game industry contacts of the directors, officers, advisors and affiliates of our Company and our Parent, we establish relationships with game developers and their advisors. We evaluate the developers interested in working with us, and the games and game ideas they have, and identify particular game development efforts that we believe have significant earnings potential.

●	Licensing. We negotiate with the developers whose game development efforts we wish to support, with the aim of entering into a license agreement that establishes the developer’s and our respective rights and obligations in the game development effort and in the marketing, distribution and sales stages that we anticipate will follow. We offer developers what we believe is a unique licensing arrangement that provides them with many of the things they complain they do not receive from conventional game publishing arrangements, such as creative control, freedom from milestone obligations and ownership of their core intellectual property and derivative works.

●	Marketing. When a game has been successfully developed and is almost ready for the commercial market, we apply the video game marketing expertise that our principals have developed through their experience in the industry, and engage in such efforts as social media marketing, paid advertising campaigns, design of creative assets, digital public relations, influencer outreach and community marketing.

●	Distribution. In conjunction with our marketing efforts, we identify and secure distribution for the game on any of the wide variety of platforms for which we have licensed publishing rights from the developer. Such licensed platforms will likely vary from game to game, and may include various personal computer, mobile, tablet, video game console, interactive television, virtual reality, augmented reality and other operating systems on which video games are played. (For a description of the licensed platforms for the Grasslands game, see “The Game and the Developer – The Grasslands Game”.) We identify and secure agreements with third-party distributors to distribute, deliver, transmit, stream, resale, wholesale or otherwise exploit the licensed game on the licensed platforms, and we monitor the performance of those agreements after they are entered into. For example, if Microsoft Windows has been licensed to us by the Developer, we would seek to secure agreements with distributors on that platform, such as Steam, Humble Bundle and Amazon. Distributors will be responsible for remitting cash receipts from sales of the game to the Company’s subsidiary holding the license agreement for the game.

The Company believes that the game-by-game publishing model it has adopted will allow it to raise funds for the acquisition and exploitation of publishing rights to a variety of games, while permitting investors to choose the particular Game Shares in which they wish to invest. The return on each series of Game Shares will depend on a number of factors, including the developer’s efforts to develop a popular game and the Company’s efforts to publish the game within the terms of its license agreement.

Our principals have extensive experience in the business of publishing video games. Justin Bailey, our Chief Executive Officer and sole director, has been active in the video game industry for many years, having published a wide variety of free-to-play, premium and mobile games and having helped to secure many millions of dollars in game financing from publishers, investors and crowdfunding participants in recent years. Jonathan Chan, our Vice President, Business Development and Strategy , has several years of experience at the large video game publisher Electronic Arts Inc., where he focused on business development deals in the publishing and distribution of games. Nevertheless, our business is newly formed, we have not yet earned any game sales receipts, and we have no operating history, which may make it difficult for potential investors to evaluate our business and assess our future viability and prospects. A significant part of our operations are managed and administered by principals and employees of our Parent, which is compensated for the provision of such services by the Service Fee (as defined below). The Company’s fiscal year-end is September 30th.

Our Game Shares will track the economic performance of a particular subsidiary of the Company (each a “Pub Sub”), which will hold the publishing license to a particular game under development, entered into between that Pub Sub and the developer of the game. The tracking will work as follows: when and if the game is developed and begins to sell, the Pub Sub will begin receiving cash from sales of the game made by distributors on the licensed platforms. After payment of the developer’s royalty and other expenses described below, the Pub Sub will then distribute the remaining receipts to the company. Pursuant to our business model, the Company will then pay out 97.5% of those receipts as dividends to holders of the associated Game Shares, subject to our dividend policy. See “Dividend Policy.”

Each Pub Sub is expected to be a Delaware limited liability company and a wholly owned subsidiary of the Company. The Pub Sub will be formed specifically to serve as the entity to which the developer licenses rights in respect of the game to be developed. The publishing license agreement between the Pub Sub and the developer will govern the funding to be provided by the Pub Sub to the developer to finish the development of the game, the Pub Sub’s rights in the exploitation of the developed game, the cash the Pub Sub will earn from such exploitation and the allocation of such cash receipts among expenses, the developer (in the form of a royalty) and the Pub Sub itself. The Game Shares will govern the rights of Game Shares holders to receive dividends, which would be paid by us from the earnings of the game that we receive from the Pub Sub, subject to our dividend policy. See “Dividend Policy.”

2

The general corporate, securities and licensing structure of our game investment model is illustrated below (not to scale):

Under the license agreement between a Pub Sub and a developer, the Pub Sub will have rights to publish the game on particular platforms and the right to receive cash from sales of the game made by distributors on such platforms, in exchange for:

Upfront funds provided to the developer to help complete the development of the game for commercial sale (the “Game Development Funding”).	+	After the game begins to sell on the licensed platforms, a certain substantial percentage (the “Developer Royalty”) of the Pub Sub’s Adjusted Gross Receipts, as defined below).

Proceeds from the sale of the Game Shares will not only provide the Game Development Funding but also provide funds for the Company. Specifically, the Game Development Funding will be equal to a percentage of the proceeds of the sale of the related Game Shares expected to range between 95% and 97.5% (as provided in the relevant license agreement). The remaining portion of the proceeds will be retained by the Company in order to cover operating expenses, the Game Shares offering costs and the costs of any pre-release marketing of the game. Our Parent will pay for any such expenses in excess of the proceeds retained by the Company, pursuant to the Master Services Agreement. See “The Company – Master Services Agreement with Our Parent.”

3

The Developer Royalty will be calculated based on a formula negotiated between the Company and the developer that depends in part on the size of the Game Development Funding.

“Adjusted Gross Receipts” equals:

Cash received by the Pub Sub from distributors of the game on the licensed platforms, net of distributor fees and deductions (“Sales Receipts”), generally expected to be approximately 70% of the retail price of the game.	-	Certain sales expenses, such as chargebacks or disputed credit card charges and sales taxes not already covered by distributors, generally expected to be no more than 2.5% of Sales Receipts.	-	A fixed-percentage fee paid to our Parent for providing management and administrative services to us (the “Service Fee”), generally expected to vary between 0.1% and 20%.

From Adjusted Gross Receipts, the Pub Sub will pay the Developer Royalty to the developer, and the remaining funds (“Pub Sub Cash”) will be distributed to us. Investors in Game Shares will receive 97.5% of the Pub Sub Cash, in the form of dividends on their Game Shares, subject to our dividend policy (see “Dividend Policy”), and the remaining 2.5% will be retained by the Company. The Company intends to use this remaining 2.5% of Pub Sub Cash for general corporate and working capital purposes, including payment of expenses that may be applicable to all Pub Subs generally, and to pay dividends to our Parent.

The license agreement between a developer and a Pub Sub in respect of a particular game may permit the developer to license publishing rights to other parties (referred to as “co-publishers”) on some or all of the platforms licensed to the Pub Sub by the Developer. Under the terms of the between a developer and a Pub Sub, to the extent any co-publisher publishes the game on a platform that is also licensed to the Pub Sub by the Developer, the amount of cash received by the Pub Sub will not be reduced, because co-publishers will be required to provide the cash they receive to the Pub Sub for further allocation to the developer, the Pub Sub itself and (typically through the developer) the co-publishers. See “Risk Factors.”

Holders of Game Shares will be preferred stockholders of the Company. They will have no direct interest in the associated Pub Sub, license agreement, developer, core intellectual property of the game or derivative works of the game (such as sequels or spinoffs, and in some cases, downloadable content). Our rights in regard to the game and its sales receipts are limited by the specific parameters of our Pub Sub’s publishing license agreement with the developer of the game. The license agreement that relates to the Grasslands Game Shares is filed as an exhibit to the offering statement to which this offering circular relates, and is further described in the section of this offering circular entitled “The Game and the Developer”. Holders of Game Shares will also have no rights in the management of the Company, whose common shares are held 100% by our Parent.

The Company will not be able to publish the game unless and until it is developed. To the extent the game is not developed diligently or at all, the Company will not be able to publish the game diligently or at all, and therefore the game may not generate sufficient sales receipts to allow dividends to be paid at particular levels or at all. Holders of Game Shares may only look to the Company to enforce the terms of the license agreement between the relevant Pub Sub and the developer. There can be no assurance that the game developer will fully or efficiently apply the Game Development Funding, which is not secured against any assets of the developer. See “Risk Factors.”

The Company believes that the risks of the lump-sum, upfront nature of the Game Development Funding will be outweighed by the competitive advantage the Company will gain in attracting high quality developers as a result of, among other things, not demanding interests in the developer's core intellectual property and not subjecting them to milestone obligations in respect of the development of the game, as well as the benefits to the game development process resulting from the greater creative freedom afforded to the Developer. However, there can be no assurance that these risks will in fact be outweighed by the benefits we expect, and no assurance that the Company's model will not materially adversely affect the Company's business and, therefore, holders' investments in Game Shares.

In addition, because there is no trading market for Game Shares and we do not expect one to develop, holders of Game Shares should be prepared to retain their shares for so long as they remain outstanding and should not expect to benefit from share price appreciation.

4

Grasslands: the Game, the Developer, the Game Shares

Our first Pub Sub, Fig Grasslands, LLC (the “Grasslands Pub Sub”), has entered into a license agreement (the “Grasslands License Agreement”) with Double Fine Productions, Inc., a California corporation (the “Grasslands Developer”), to co-publish a game that we have code-named “Grasslands” (such game, “Grasslands,”) on any and all current and future operating systems on which video games are played, excluding virtual reality platforms.

Grasslands will be a sequel to one of the Grasslands Developer’s most successful games, which has had sales of over 1,000,000 units. Tim Schafer, who is the Chief Executive Officer of the Grasslands Developer, and much of the team that developed the original game, will be working together on this sequel, which will include many of the same characters as the original game but with a new storyline. Mr. Schafer is a member of the Board of Directors of our Parent and is also a significant stockholder of our Parent. See “Risk Factors”

As payment for co-publishing rights under the Grasslands License Agreement, 97.5% of the proceeds of the sale of the Grasslands Game Shares will be paid to the Grasslands Developer. The remaining portion of the proceeds will be retained by the Company in order to cover operating expenses, the Game Shares offering costs and the costs of any pre-release marketing of the game. (Our Parent will pay for any such expenses in excess of the proceeds retained by the Company, pursuant to the Master Services Agreement. See “The Company – Master Services Agreement with Our Parent.”) We refer to this payment of proceeds as the “Grasslands Game Development Funding.” The Grasslands Developer must deliver the finished Grasslands game ready for commercial sale on the committed PC platforms, as identified in the Grasslands License Agreement, no later than July 31, 2018.

When and if Grasslands is developed and commercial sales begin, the terms of the Grasslands License Agreement relating to the sharing of cash receipts will apply. The Adjusted Gross Receipts derived from the co-publishing of Grasslands will be divided between the Grasslands Pub Sub and the Grasslands Developer on a percentage basis that varies based on (i) the size of the Game Development Funding that was made to the Grasslands Developer, and (ii) the achievement of certain Adjusted Gross Receipts targets. Specifically, until a target of $13,333,333 of Adjusted Gross Receipts is achieved, the Grasslands Developer shall receive as its Developer Royalty a percentage of Adjusted Gross Receipts equal to 100% minus (2.5 x the Grasslands Investor Share); and after the target of $13,333,333 of Adjusted Gross Receipts is achieved, the Grasslands Developer shall receive as its Developer Royalty a percentage of Adjusted Gross Receipts equal to 100% minus the Grasslands Investor Share. In each case, the “Grasslands Investor Share” means a percentage equal to the gross proceeds from the sale of Grasslands Game Shares minus $4,000 (which reflects promotional credits of $1,000 that were good for the purchase of additional Grasslands Game Shares and were granted to each of four investors in the Accredited Crowdfunding campaign who expressed an early interest in investing) divided by $33,333,333.

For a number of reasons discussed elsewhere in this offering circular, including in the section entitled “—The Company,” above, and in the section entitled “Risk Factors,” there can be no assurance that the Grasslands game will generate earnings from which dividends will be paid to holders of Grasslands Game Shares.

5

The Offering

Issuer	Fig Publishing, Inc.

Securities	A maximum of 20,000 shares of preferred tracking stock, par value $0.0001 per share (the “Grasslands Game Shares”), of the Company. The Grasslands Game Shares will track the economic performance of Fig Grasslands, LLC (the “Grasslands Pub Sub”), the licensee of the Grasslands game (“Grasslands”). When and if Grasslands is developed and begins to sell, and the Grasslands Pub Sub earns cash receipts from sales of Grasslands, holders of the Grasslands Game Shares will be paid dividends by the Company based on the Grasslands Pub Sub’s earnings received from the Grasslands game, subject to the Company’s dividend policy. See “The Game Shares” and “Dividend Policy.”

Price per Share	$500.00

Offering Type	Regulation A offering of shares, being made by the Company on a best efforts basis. The offering is being conducted to support the acquisition and exploitation of co-publishing rights to the Grasslands video game, which is a new video game under development.

Minimum Target Already Achieved	Funds for the development of the Grasslands game have been and will be raised in three ways:

(1)	the Grasslands Developer has conducted a Rewards Crowdfunding campaign on Fig.co;

(2)	the Company has offered and sold Grasslands Game Shares to accredited investors on Fig.co, pursuant to Rule 506(c) under the Securities Act of 1933, as amended (the “Securities Act”), and under the Grasslands License Agreement will pay proceeds to the Grasslands Developer; and

(3)	pursuant to this offering circular and Regulation A under the Securities Act, the Company will offer and sell Grasslands Game Shares to non-accredited and accredited investors who are qualified purchasers under Regulation A on Fig.co, and will pay proceeds to the Grasslands Developer under the Grasslands License Agreement.

As calculated by the Grasslands Pub Sub pursuant to the Grasslands License Agreement, when the aggregate of (1) proceeds received in the Rewards Crowdfunding campaign, (2) purchase amounts or indications of interest received in the Accredited Crowdfunding campaign and (3) indications of interest received in the Regulation A Test the Waters campaign reached $3.3 million, which occurred on January 12, 2016, the Grasslands Developer became obligated to develop and deliver the Grasslands game under the Grasslands License Agreement.

The Company believes that the Grasslands Developer will have sufficient funds to develop Grasslands in accordance with the Grasslands License Agreement, based upon the (i) the amounts the Grasslands Developer raised through rewards crowdfunding (ii) the projected Game Development Funding amount and (iii) the Company’s assessment of the financial condition of the Developer as disclosed confidentially to the Company. However, there can be no assurance that the Grasslands Developer will have sufficient funds to develop Grasslands or otherwise be able to develop the game and perform its obligations under the Grasslands License Agreement. The Grasslands Developer and the Company expect that the Grasslands Developer may choose to use more funds on the development of the Grasslands game than is necessary for minimum compliance with the Developer’s obligation to deliver an executable game pursuant to the Grasslands License Agreement, in particular because both parties are of the view that additional spending on the development of the game can result in a more commercially appealing game and thereby raise sales receipts once the game is published. However, if and to the extend the Game Developer spends more on the development of the Grasslands game, or licenses the game to additional co-publishers in order to bring in more development funding from such co-publishers, the share of receipts from game sales that will be due to the Grasslands Pub Sub, and thereby available to the Company for distribution to holders of Game Shares in the form of dividends, should not change. Under the Grasslands License Agreement, all sales receipts for the game, whether collected initially by the Pub Sub or a co-publisher (including the Grasslands Developer), will be paid to the Pub Sub for further distribution between the Grasslands Developer and the Pub Sub, so whether the final budget for the Grasslands game is low or high, the terms of the Grasslands License Agreement do not permit dilution of the Company’s share of Adjusted Gross Revenue from the game, and by extension the amounts available for distribution to Grasslands Game Shares holders in the form of dividends.

See “The Game and the Developer” and “Risk Factors.”

6

Where to Buy	Grasslands Game Shares will be available for purchase exclusively on Fig.co. The shares will be issued in book-entry electronic form only. FundAmerica Stock Transfer, LLC is the transfer agent and registrant for the Grasslands Game Shares. The Company does not intend to use commissioned sales agents or underwriters to help offer and sell Grassland Game Shares. The securities being offered hereby will only be offered by us and persons associated with us, in reliance on the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934. See “Plan of Distribution.”

Limitations on Your Investment Amount

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A, which states:

“In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser's:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§230.501)); or

(2) Revenue or net assets for such purchaser's most recently completed fiscal year end if a non-natural person.”

For general information on investing, we encourage you to refer to www.investor.gov.

Offering Proceeds

Up to $10,000,000, all of which will be proceeds of the Company. This amount does not reflect the deduction of offering expenses, which we estimate will be $337,500 and which will be paid (i) in part from a portion of the amount the Company retains after deduction for the Game Development Funding, and (ii) otherwise by our Parent pursuant to the Master Services Agreement.

See “Plan of Distribution.”

Use of Proceeds

We will use the proceeds from this offering to provide the Grasslands Game Development Funding, which will be paid to the Grasslands Developer pursuant to the Grasslands License Agreement, and to support the Company’s operations. The Game Development Funding will be equal to 97.5% of the proceeds of the sale of the Grasslands Game Shares. The remaining portion of the proceeds will be retained by the Company in order to cover operating expenses, the Game Shares offering costs and the costs of any pre-release marketing of the game. Our Parent will pay for any such expenses in excess of the proceeds retained by the Company, pursuant to the Master Services Agreement. See “The Company – Master Services Agreement with Our Parent.”

See “Use of Proceeds,” “Risk Factors” and “The Company – Master Services Agreement with Our Parent.”

7

Dividends	Investors in Grassland Game Shares will receive 97.5% of the Pub Sub Cash from the Grasslands game, in the form of dividends on their Game Shares, subject to the limitations set forth in the section entitled “Dividend Policy,” including the following:

(i)	dividends are payable upon declaration by our Board;

(ii)	we expect that our Board will declare the first dividend payment on the Grasslands Game Shares promptly after the end of the first quarter in which the Grasslands Pub Sub has received Sales Receipts, and will continue to declare dividends promptly after the end of each quarter that the Grasslands Pub Sub receives such Sales Receipts;

(iii)	we expect that, in each quarter in which a dividend is declared and paid, the amount of the dividend declared and paid will be 97.5% of the Pub Sub Cash on hand as of the end of foregoing quarter; and

(iv)

in all events, our Board will retain the discretion not to pay a dividend, or to pay a dividend less than 97.5% of the Pub Sub Cash on hand as of the end of foregoing quarter, in circumstances where the Board believes that it is necessary or prudent to retain such earnings in order to avoid a material adverse effect on our financial condition or results of operations, or based on applicable legal requirements or contractual restrictions, or based on other factors that the Board deems relevant and significant to the Company.

The remaining 2.5% of the Pub Sub Cash from the Grasslands game will be retained by the Company.

We expect to pay dividends on or about each January 30, April 30, July 30 and October 30 after the Grasslands game has begun to generate Pub Sub Cash, and to pay them to the holders of record of Grasslands Game Shares as of the previous December 31, March 31, June 30 and September 30, respectively.

The Game Shares should not be viewed as traditional preferred stock. There will be no mandated minimum periodic dividend payment, and therefore there will be no accrual for future payment of unpaid mandated minimum periodic dividends.

See “The Game Shares” and “Dividend Policy.”

Lack of Trading Market; Transfer Restrictions	There is no trading market for our Game Shares and we do not expect that any such market will ever develop, in part because there are provisions in the certificate of designations for the Grasslands Game Shares that impose certain restrictions on transfer of the Grassland Game Shares. As a result, investors should be prepared to retain their shares for so long as they remain outstanding and should not expect to benefit from share price appreciation. See “The Game Shares.”

No Voting Rights	Holders of Grasslands Game Shares are not entitled to vote on any matters, including, but not limited to, any matters relating to the development of Grasslands. See “The Game Shares.”

Rights against the Company	Holders of Grasslands Game Shares shall have no rights against the Company other than to the extent of their rights to receive dividends from the Company in respect of Grasslands. For example, holders of Grasslands Game Shares shall have no right to vote on any matters relating to Company corporate governance, and shall have no rights to any assets of the Company upon liquidation or otherwise, other than to the extent of their rights to receive dividends and other distributions from the Company in respect of the Grasslands Game Shares held by such holders. See “The Game Shares.”

Certain U.S. Federal Income Tax Considerations	Grasslands Game Shares should be treated as stock of our Company for U.S. federal income tax purposes. There are, however, no court decisions or other authorities directly bearing on the tax effects of the issuance and classification of stock with the features of Grasslands Game Shares, so the matter is not free from doubt. In addition, the Internal Revenue Service has announced that it will not issue advance rulings on the classification of an instrument with characteristics similar to those of the Grasslands Game Shares. Accordingly, no assurance can be given that the views expressed in this paragraph, if contested, would be sustained by a court. In addition, it is possible that the Internal Revenue Service could successfully assert that the issuance of Grasslands Game Shares could be taxable to us. Please see “Risk Factors – Material U.S. Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations.” Before deciding whether to invest in Grasslands Game Shares, you should consult your tax advisor regarding possible tax consequences.

Risk Factors	Our Grassland Game Shares are speculative securities. Investing in them involves significant risks. You should invest in them only if you can afford a complete loss of your investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding whether to invest.

8

RISK FACTORS

The investment described herein is highly speculative and involves a high degree of risk of loss of all or a material portion of an investor’s entire investment. Prospective investors should give careful consideration to the following actual and potential risk factors and conflicts of interest in evaluating the merits and suitability of an investment in the Company. The risks and conflicts set forth below are not the only risks and conflicts involved in an investment in the Company. You should carefully consider the following risk factors as well as other information contained in this offering circular and the exhibits to the offering statement to which this offering circular relates before deciding to make an investment in the Company.

The sections “Risks Related to the Company” and “Risks Related to the Game Shares” contain risks that apply generally to all Game Shares we issue, now and in the future. For a description of the particular risks that additionally apply to the Game Shares we are offering by means of this offering circular, please see “Risks Related to the Game and the Developer,” below.

References to our board of directors or officers in this “Risk Factors” section currently refer to only one person, Justin Bailey, who is the sole director and officer of the Company. See “Directors, Executive Officers and Other Significant Individuals.”

Risks Related to the Company

We have no operating history, which may make it difficult for you to evaluate the potential success of our business and to assess our future viability.

We incorporated in Delaware in October 2015 as a wholly-owned subsidiary of our Parent. Our Company is currently in its early stages and has no operating history. Investment in the Company is highly speculative because it entails significant risk that we may never become commercially viable. Our operations to date have been limited to organizing the Company, business planning, identifying and negotiating with developers that meet our criteria, initiating communications with distributors, and undertaking the process of offering the Game Shares. We have not yet demonstrated the ability to successfully market or distribute a game. We will need to transition from a company focused on identifying developers, negotiating license agreements and raising funds through the sale of Game Shares to a company that is also capable of successfully publishing games. We may not be successful in such a transition. As a new business, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors.

Our independent registered public accounting firm has expressed in its report on our audited financial statements a substantial doubt about our ability to continue as a going concern.

We have not yet generated any revenues from our operations to fund our activities, and are therefore dependent upon external sources for financing our operations. To date, we are completely dependent on our Parent to fund our operations and there is a risk that we and our Parent will be unable to obtain necessary financing to continue operations on terms acceptable to us or at all. As a result, our independent registered public accounting firm has expressed in its auditors’ report on the financial statements included as part of this offering circular a substantial doubt regarding our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. If we cannot continue as a going concern, our stockholders may lose their entire investment in the preferred stock.

We may encounter limitations on the effectiveness of our internal controls, and a failure of our internal controls to prevent error or fraud may harm the Company and its investors, including Game Shares holders.

Because we operate with minimal employees of our own, and depend on our Parent to conduct a significant portion of our administrative operations on our behalf, we may encounter limitations on the effectiveness of our internal controls over financial reporting, public disclosures and other matters. For example, as a result of our staffing, our processing of financial information may suffer from a lack of segregation of duties so that all journal entries and account reconciliations are not reviewed by someone other than the preparer. If we encounter limitations on the effectiveness of our internal controls and are unable to remediate them, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a public company in an accurate, complete and timely manner. This could harm our business and our investors, including holders of Game Shares.

As an issuer of securities under Regulation A, we do not expect to be required to assess the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. In addition, our independent registered public accounting firm has not assessed the effectiveness of our internal control over financial reporting and will not as a result of this offering be required to assess the effectiveness of our internal control over financial reporting. As a result of the foregoing, for the foreseeable future, you will not be able to depend on any attestation concerning our internal control over financial reporting from us or our independent registered public accounting firm.

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A significant part of our operations have been and will continue to be provided and financed by our Parent, which is also in its early stages. Our Parent has no obligation to continue to provide and finance our operations except as required under the Master Services Agreement.

Our Parent was formed in October 2014 and began operations in April 2015. The Parent is currently in its early stages and has limited operating history. We are dependent on the continued support of our Parent under the Master Services Agreement. A significant part of our operations are supplied by the Parent, so risks regarding our operations are also subject to the risk of the Parent’s inability to perform under the Master Services Agreement. Investment in the Company is highly speculative because it entails significant risk that our Parent may never become commercially viable.

As we aggressively build our marketing, distribution, developer identification and negotiation, compliance and other administrative functions, we expect to rely heavily on our Parent to provide cash to sustain our operations, pursuant to the Master Services Agreement. Pursuant to the Master Services Agreement, the Parent provides a significant portion of our operations in exchange for the Service Fee, which fee is based on a percentage of the game sales receipts received by the Pub Subs. See “The Company — Master Services Agreement with Our Parent.” The games will not generate sales until they have been developed and available for sale, which is generally at least a year after the sale of Game Shares. See “The Game and the Developer” for the delivery date of the game relevant to this offering circular. If the Company fails to generate sufficient cash receipts from sales of the games or is unable to receive such cash on a continuing basis, our Parent may be unable to continue supplying operations for us at planned levels, due to financial difficulty or otherwise. We may be forced to significantly delay, scale back or discontinue our operations, which could materially adversely affect the value of your Game Shares.

In order to support our projected operating expenses for the next 12 months, we or our Parent may need to raise additional capital in order to continue funding our operations. Such financing may be expensive and time -consuming to obtain, and there may not be sufficient investor or commercial interest to enable us to obtain such funds on attractive terms or at all. See “Use of Proceeds.” We rely on our Parent to fund a significant part of our operations, and there can be no assurance that our Parent’s existing cash and cash equivalents will be sufficient to fund our operations until the relevant game is commercially released. If the Parent is unable to secure additional funds when needed or cannot do so on terms it finds acceptable, the Parent may be unable to continue to operate. Accordingly, the Company will be unable to continue to operate.

Our business model requires that 95% to 97.5% of the proceeds from the sale of Game Shares be used to make a substantial upfront payment to a developer in exchange for a license to publish a game and receive future cash receipts from distributors for sales of the game on the licensed platforms.

Our business model requires Pub Subs to make substantial upfront payments to developers in exchange for co-publishing rights and rights to receive future cash receipts based on sales of the games. We intend to pay 95% to 97.5% of proceeds from an offering of Game Shares to a developer to finance the acquisition of publishing rights for our Pub Subs under the license agreements with game developers. We will be at risk if for any reason our Pub Subs do not receive revenues for the games developed under the license agreements, or if they are less than we would need to sustain operations and pay dividends to holders of Game Shares. We have no history to demonstrate, and we can make no assurance, that our business model will be successful, or whether any agreements with developers or licensed platforms ultimately generate revenues from sales of the games. Consequently, it will be difficult to predict our future success, performance or viability and the viability of our business model, and any such predictions may not be accurate or reliable.

In the event the Pub Sub materially breaches the terms of the license agreement and the developer terminates the license agreement, the Pub Sub would have limited recourse and holders of Game Shares could lose their investments.

In the event that the Pub Sub materially breaches the terms of the license agreement, the developer has the right to terminate the license agreement. If the license agreement is terminated, the Company will no longer have rights to publish the game, which means our Pub Sub will no longer have the right to receive sales receipts from game sales. The license agreement between a Pub Sub and a developer will not provide a mechanism pursuant to which the developer would be obligated to return any of the Game Development Funding in the event that the license agreement is terminated, in part because the Company wishes to encourage developers to promptly apply those funds to the successful development of the game. The developer can use the Game Development Funding to enter into contractual obligations or other commitments, such as multi-year contracts with its employees or independent contractors who are responsible for designing the game before the game delivery date. See “The Company” for a further description of the Company’s business model and philosophy regarding developer obligations.

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In the event the Pub Sub materially breaches the terms of the license agreement and the developer terminates the license agreement, the holders of Game Shares would not be entitled to a refund of their investment. Furthermore, if the license agreement is terminated, the Pub Sub would no longer have rights to publish the game or receive sales receipts, and there would no longer be Pub Sub Cash from which to pay dividends to holders of Game Shares. In the event that the developer terminates the license agreement due to a material breach by the Pub Sub, the holders of the relevant Game Shares must rely on the Company to pursue any restitution of the Game Development Funding; however the Company cannot assure you that such action will be successful or that the developer would have sufficient funds to pay restitution.

In the event the developer materially breaches the terms of the license agreement, the Pub Sub will have limited recourse. The developer may not be able to develop the game as expected, on time, or at all.

Holders of Game Shares will be preferred stockholders of the Company. The license agreement will be between the developer and the relevant Pub Sub, and holders of Game Shares will have no rights under the license agreement, whether as a third-party beneficiary or otherwise. In the event that the developer materially breaches the license agreement – for example, if it fails to deliver the game on time or at all – the holders of the relevant Game Shares must rely on the Company to pursue any claims against the developer.

We intend to enforce all contractual obligations to the extent we deem necessary and in the best interests of the Company and holders of Game Shares. Any lawsuit against the developer for failure to deliver the game would likely demand the return of the Game Development Funding, however the Company cannot assure you that such lawsuit will be successful or that the developer would have sufficient funds to pay any settlements or judgments against it.

There can be no assurance that the developer can or will honor the terms of the license agreement or develop the game to be a successful game. The developer may not be able to develop the game on time or at all, and the game may not function as intended once developed. The developer may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors.

Furthermore, in the event that the developer materially defaults or breaches the terms of the license agreement and the Pub Sub elects to terminate the license agreement, the Pub Sub would no longer have rights to publish the game or receive sales receipts. Holders of Game Shares may lose their entire investment in the event the developer materially defaults or breaches the terms of the license agreement.

If the developer is no longer able to develop the game and perform its obligations under the license agreement due to bankruptcy, dissolution any other event, the Pub Sub would have limited recourse. The bankruptcy, insolvency or business failure of the developer could result in our inability to publish the game.

If the developer is no longer able to develop the game and perform its obligations under the license agreement due to bankruptcy, dissolution or any other similar event, there can be no assurance that Game Shares holders will be able to recover any or all of their investment. The insolvency or business failure of the developer could result in our inability to publish the game. In addition, if the developer were to become the subject of a proceeding under the United States Bankruptcy Code or a similar proceeding or arrangement under another state, federal or foreign law, our rights and interests to receive game sales receipts may be prejudiced or impaired, perhaps significantly so. In such circumstances, our Pub Sub may be precluded, stayed or otherwise limited in enforcing some or all of its rights under the license agreement with such developer and realizing the economic benefits contemplated therein. To the extent our Pub Sub does not receive payments to which it would otherwise be entitled, dividends might not be paid with respect to the relevant Game Shares. Even if, after a delay, the developer or a substituted party were able to resume performance under the license agreement, and the Company was able to resume payments to holders of Game Shares, because a bankruptcy or similar proceeding may take months or years to complete, the delay might effectively reduce the value of any recovery that holders of Game Shares might receive.

If the Company were to enter bankruptcy or similar proceedings, there can be no assurance that Game Shares holders will be able to recover any or all of their investments.

If the Company were to enter bankruptcy or similar proceedings, there can be no assurance that Game Shares holders will be able to recover any or all of their investments. The Company could be compelled to enter such proceedings if it became unable to pay its debts as they became due. In order to help guard against this possibility, the Company has limited its obligations under its Game Shares to the payment of amounts received under the associated publishing license agreement. Were the Company nevertheless to incur debts that it could not pay as they came due, in a bankruptcy or similar proceeding, one of a number of outcomes could ensue, including the following:

●	The Company could continue in business but be required to divert receipts that would otherwise be paid as dividends to Game Shares holders in order to pay the Company’s creditors; however, after a time, if the creditors were paid and the game underlying the Game Shares continued to generate sales, the Company could resume paying dividends to Game Shares holders; or

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●	The Company could be compelled to sell one or more of its Pub Subs in order to raise funds to pay the Company’s creditors. The Company has amended its amended and restated certificate of incorporation to require that, if a Pub Sub or all or substantially all of a Pub Sub’s assets are sold, the Pub Sub must agree to directly or indirectly assume the obligations owed under the associated Game Shares to the holders of such Game Shares and the obligations of the Pub Sub under its license agreement with the associated developer. If these requirements were enforced, the Pub Sub would continue to operate under the associated license agreement and continue to pay dividends to the Game Shares holders; however, there can be no assurance that these requirements would be enforced in a bankruptcy or similar proceeding, in particular because, in such proceedings, the court or similar authority usually has broad discretion to dispose of the assets of the bankrupt company in order to settle outstanding claims; or

●	The Company’s assets, including its Pub Subs, could be disposed of under the broad discretion of the bankruptcy court or similar authority in ways that might extinguish the rights of Games Shares holders to further dividends; or divert funds intended for Game Shares holders to Company creditors or others; or divert funds intended for the holders of one series of Game Shares to pay debts assumed in respect of a different series of Game Shares or a different game, or to pay the holders of another series of Game Shares.

In any such circumstances, Game Shares holders could lose some or all of the dividends they might otherwise have received, or some or all of their investments. In addition, even if, after a delay, the Company was able to resume payments to holders of Game Shares, because a bankruptcy or similar proceeding may take months or years to complete, the delay might effectively reduce the value of any recovery that holders of Game Shares might receive.

We have incurred significant losses since our inception, and we anticipate that such losses will continue to be incurred in the future. The Company’s operations have consumed substantial amounts of cash, and we expect they will continue to consume substantial amounts of cash.

The Company’s financial statements have been prepared on a “carve-out” basis for stand-alone reporting purposes (See Index to Financial Statements). On this carve-out basis, for the period from October 27, 2014 (inception) to September 30, 2015, we reported a net loss of approximately $389,000. We expect to continue to incur losses for the foreseeable future, and we expect these losses to increase as we continue identifying and negotiating with developers that meet our criteria, and as we develop the infrastructure necessary to support ongoing operations. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business.

As we aggressively build our marketing, distribution, developer identification and negotiation, compliance and other administrative functions, we expect to rely heavily on our Parent to provide cash to sustain our operations, pursuant to the Master Services Agreement. Any forecast of the period of time through which the Parent’s financial resources will be adequate to support our operations is a forward-looking statement and involves risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this “Risk Factors” section. We have based any estimates on assumptions that may prove to be wrong, and we could utilize available capital resources sooner than we currently expect. Our future funding requirements, both near and long-term, will depend on many factors, including, but not limited to:

●	the cost of the efforts to evaluate, target and access developers that meet our criteria; the cost and expense of negotiating any new license agreements;

●	the rate at which we begin to realize income from game sales;

●	the number and characteristics of any agreements with distributors on the licensed platforms that the Pub Subs may enter into, and the cost of negotiating such agreements;

●	the number and characteristics of any agreements with distributors on the licensed platforms that the developer and any other co-publishers of a game may enter into;

●	the effect of competing technological and market developments;

●	the cost of establishing and building the publishing capabilities of the Company and the costs to market each game; and

●	the costs of regulatory compliance and reporting.

If a lack of available capital means that our Company is unable to expand its operations or otherwise take advantage of business opportunities, our business, financial condition and results of operations could be materially adversely affected.

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Our business strategy depends on achieving economies of scale. In order to sustain operations, the Company will need to maximize cash receipts from numerous games. There can be no assurance that the Company will be able to publish enough games to sustain its business model.

Unless we achieve significant economies of scale by providing co-publishing services with respect to numerous games, maintaining successful relationships with numerous developers, and managing relationships with numerous distributors, our business model will not be successful. However, as of the date of this offering circular, there are no limited commitments to co-publish any games other than as described in this offering circular.

Our business strategy depends on maintaining productive relationships with many distributors and distribution agreements with favorable terms. Certain distributors may control a disproportionate share of the market for the delivery of video games, which may result in contracts with unfavorable terms.

We cannot predict whether and under what terms and conditions distributors on the licensed platforms will agree to enter into agreements to distribute the game, and we and the other co-publishers may not be able to attract a sufficient number of distributors to sell the games. For example, distributors may not view an agreement to sell the game as an attractive value proposition to them due to any number of factors, such as the assumptions and estimates used to determine the estimated future sales receipts of the game. As a result, we or the other co-publishers may be forced to revise terms of the distribution agreements or agree to discounted prices to attract additional distributors. There are many third-party distributors that make video games available for sale, but certain of these distributors control a disproportionate share of the market for the distribution of video game products, which could lead to unfavorable terms with such distributors. If our Pub Subs and co-publishers fail to attract distributors on the licensed platforms, or such distributors demand terms that substantially reduce the potential cash receipts of the Pub Subs, our business will be materially adversely affected and as will our ability to pay dividends to holders of Game Shares. Furthermore, under a license agreement, the developer has the ability to veto any agreements with distributors for any reason. If the Company believes that a particular distributor would be a significant source of sales receipts for a game, but the developer does not wish for its game to be distributed by that distributor, the game will not be sold by that distributor and it may achieve lower than expected receipts from sales.

There is intense competition among video games for promotional support from distributors. Promotional support could include, for example, highlighting our game on a PC distributor’s storefront landing page. To the extent that the number of products and platforms increase, competition may intensify and may require us to increase our marketing expenditures. Distributors typically devote the most and highest quality promotional support to those products expected to be best sellers. We cannot be certain that our games products will achieve or maintain “best seller” status. Due to increased competition for promotional support, distributors are in an increasingly better position to negotiate favorable terms of sale, including significant price discounts. Each game will constitute a small percentage of most distributors’ sales volume. We cannot be certain that distributors will provide the games we publish with adequate levels of promotional support on acceptable terms.

Additionally, while we are not currently aware of any reason that would prevent us or any co-publisher from obtaining any desired distribution agreements with respect to any of the licensed platforms, we cannot guarantee that we or any co-publishers will be able to conclude agreements to distribute the game on such licensed platforms. If we and our co-publishers are unable to secure agreements to distribute the game on any of the licensed platforms, we may not be able to effectively bring the game to market, which could negatively impact our business and the value of your Game Shares.

To the extent the game is distributed as a physical copy, we are subject to various additional risks.

To the extent that a distributor on a licensed platform distributes the game in physical copy, these distribution operations require the distributor to work with physical retailers, secure adequate supplies of physical copies of the game on a timely and competitive basis, and ensure that retailers maintain effective inventory and cost controls. Physical copies of games generally require working with independent manufacturers, and if those manufacturers do not provide physical copies of the game on favorable terms without delays, the distributor will be unable to deliver the game on competitive terms to retailers when they require them. Additionally, video game retailers typically have a limited amount of physical shelf space and marketing and promotional resources. Therefore, there is significant competition amongst video game publishers to deliver a high quality product that merits retail acceptance and brand recognition in a “hit”-driven market. We cannot be certain that retailers will provide the game with adequate levels of shelf space and promotional support on acceptable terms.

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There is no assurance that we will enjoy successful business development as a whole, or that the Company will enjoy successful business development in respect of any particular game.

Investors must consider that our business model is based on an expectation that the Company and any co-publishers will be able to publish games successfully and that demand for such games will sustain itself or increase. There can be no assurance that our business strategies will have the desired impact on the market and lead to any significant sales receipts or that we will be able to market games effectively. Investors must consider the risks, expenses and uncertainties of a company like us, with an unproven business model, and a highly competitive and rapidly evolving market. Furthermore, neither the Company nor the Parent is obligated to apply resources to the games evenly or in any proportion. The Company and the Parent are not required to apply the Service Fee or the 2.5% of Pub Sub Cash retained by the Company for the common shares that relates to a particular game toward co-publishing services for the same game. The Company may allocate time and resources across games in its discretion.

The distributors on the licensed platforms may refuse or fail to make payments under their agreements with respect to sales of the game.

Our cash flows depend on the ability of the Pub Subs to receive payments from sales of the game by distributors on the licensed platforms. A distributor may dispute amounts to which a Pub Sub is entitled, or may be unwilling or unable to make payments to which it acknowledges the Pub Sub is entitled. In either event, we may become involved in a dispute with a distributor regarding the payment of such amounts, including possible litigation. Disputes of this nature could harm the relationship between us and the distributor, and could be costly and time-consuming to pursue. Failure by distributors to make payments to a Pub Sub for any reason could adversely affect our business and the extent of related Game Shares dividends.

The Company and your Game Shares may be harmed if the distributors or other parties with which we do business become unable to honor their obligations or seek protection under the bankruptcy laws.

While we do not intend to do business with distributors or other parties that we believe are in a poor financial condition, there is a risk that a payment default by, or the insolvency or business failure of, such parties would negatively impact our business. In addition, if the such parties were to become the subject of a proceeding under the United States Bankruptcy Code or a similar proceeding or arrangement under another state, federal or foreign law, our rights and interests to receive game income may be prejudiced or impaired, perhaps significantly so.

Co-publishers may refuse or fail to make payments under their agreements with respect to sales of the game.

The Pub Subs do not have exclusive publishing rights to the games on the licensed platforms; however the license agreements generally provide that the developer and other co-publishers must direct cash receipts of the game on the licensed platforms to the relevant Pub Sub. If the developer or other co-publishers default on this requirement, we will be limited in our ability to collect any payments for sales on the licensed platforms. Generally, we would have to pursue remedies against the developer and the co-publisher. We may become involved in a dispute with developers and co-publishers regarding the payment of such amounts, including possible litigation. Disputes of this nature could harm the relationship between us and the developer and any other co-publishers, and could be costly and time-consuming for us to pursue.

The license agreement does not contain many of the restrictive provisions that are contained in traditional publisher and distributor agreements with game developers which are common in the video game industry. The Pub Sub will provide upfront funding to the developer which is not treated as an advance against royalties and is unsecured.

Many traditional publishing deals involve “advances against royalties” which means the funding provided by the publisher to the developer to create the game is treated as pre-paid royalties. This means that the developer must effectively “pay back” the advances through royalties that would otherwise be payable to the developer. The upfront funding the Pub Subs provide to developers is not treated as an advance against royalties.

Our license agreements are not secured by any collateral or guaranteed or insured by any third party, and you must rely on us to pursue remedies against the developer in the event of any default. The Game Development Funding will be an unsecured obligation of the developer to produce a saleable game on certain licensed platforms and will not be secured by any collateral, nor guaranteed or insured by any third party or governmental authority. Therefore, we will be limited in our ability to pursue remedies against the developer and recover any funding if a saleable game is not delivered. If the developer defaults under the license agreement, there can be no assurance that the developer will have adequate resources, if any, to satisfy any obligations to us under the license agreement. Moreover, holders of Game Shares will have no recourse directly against the developer.

Traditional publishers and distributors typically provide funding to developers subject to strict milestone payments. Our license agreements provide for lump-sum upfront funding and do not contain milestone provisions. Upfront lump-sum payments made to the developer by the Pub Sub pursuant to a license agreement put all of the capital raised from sales of Game Shares at risk at an earlier time than a traditional publisher funding arrangement.

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If the developer is acquired or experiences a change of control during the development of the game, the impact on our business will be uncertain and your interests in the Game Shares may be adversely affected.

If the developer is acquired or experiences a change of control during its development of the game, this may cause an interruption in the development of the game. While the license agreement would remain in effect, we cannot guarantee that the new management of the developer will adequately honor the license agreement, and we may not have sufficient resources or may otherwise choose not to pursue remedies against the new management of the developer pursuant to the license agreement. Such an event may adversely impact our ability and rights to publish the game, which would negatively impact our business, the value of your Game Shares and our ability to pay dividends. Investors in Game Shares do not have an interest in the developer and would not share in the consideration provided to the developer by such acquirer.

We are dependent upon the key executives and personnel of our Company, the Parent and the developer.

Our success is dependent on the personal efforts of certain key personnel of our Company, including our CEO and sole director, Justin Bailey, and our Vice President, Business Development and Strategy, Jonathan Chan. Our success is also dependent on the personal efforts of certain key personnel of the Parent and each developer. The loss of the services of one or more key employees from our Company, our Parent, or the developer could adversely affect our business and prospects. Our success is also dependent upon our ability and the ability of our Company and Parent to hire and retain additional qualified operating, marketing, technical and financial personnel, and on each developer to retain and hire skilled and experienced game developers and other key personnel. Competition for qualified personnel in the video game industry is intense, and our Company, our Parent and the developer may each have difficulty hiring or retaining necessary personnel. If our Company, our Parent, or the developer fail to hire and retain the respective personnel necessary, our business may be significantly impaired and the value of your Game Shares may be adversely affected.

There may be conflicts of interest between our Company, the Parent and their respective directors, officers and managers which might not be resolved in your favor.

Justin Bailey, our Chief Executive Officer and sole director receives a salary, benefits and equity compensation from the Parent. See “Security Ownership of Management and Certain Securityholders” above. Mr. Bailey is the CEO and a director of our Parent. Our Parent holds all 1,000,000 outstanding shares of our common stock, and thus holds all of the voting power of our outstanding common stock and has sole control of the Company. See “Capital Stock of the Company.” Pursuant to the Master Services Agreement, our Parent provides our Company with comprehensive management and administrative services, including the services of Justin Bailey, and our Parent will be compensated for the provision of such services by the Service Fee. See “The Company — Master Services Agreement with Our Parent.” Jonathan Chan, our Vice President, Business Development and Strategy, also receives a salary, benefits and equity compensation from the Parent. See “Interest of Management and Others in Certain Transactions.”

The Company, the Parent and the developer and their respective directors, officers and managers may be involved in business activities that do not involve your particular Game Shares and may get involved in other business activities in the future. Such directors, officers or managers may have to allocate their time between supporting the success of the relevant game and the other business activities in which they are involved. Such directors, officers or managers may have conflicts of interest in allocating time, services and functions between the support of a particular game and other various existing and future enterprises.

There are actual, potential, and perceived conflicts of interest between the Company, the Parent, the Grasslands Developer and the CEO of the Grasslands Developer, and these conflicts may not be resolved in your favor.

Tim Schafer, the Chief Executive Officer and founder of the Grasslands Developer, is a board member of our Parent. Each of Mr. Schafer and the Grasslands Developer own shares of the Parent’s stock. In addition, Justin Bailey, our sole director and Chief Executive Officer, was recently the Chief Operating Officer of the Grasslands Developer, a position he held from July 2012 to March 2015. These relationships may give rise to actual or perceived conflicts of interest. For example, Mr. Schafer, as CEO and founder of the Grasslands Developer, may be motivated more by the interests of the Grasslands Developer than the interests of our Company, when participating in decisions made by the Board of the Parent that may have an effect on the Company, its relations with the Grasslands Developer, its performance under the Grasslands License Agreement or its enforcement of rights under the Grasslands License Agreement. In addition, Mr. Bailey’s history with the Grasslands Developer may cause his views and decision-making in regard to any such decisions to be less objective than it might otherwise be or insufficiently protective of the Company’s interests.

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There may be actual, potential, and perceived conflicts of interest between the Company, our Parent, the Advisory Board members of the Parent who have entered into Advisory Board Agreements with our Parent, and the developers who have entered into Studio Partner Agreements with our Parent, and these conflicts may not be resolved in your favor.

Our Parent has entered into four agreements with video game developers, which we refer to as Studio Partner Agreements. Pursuant to these Studio Partner Agreements, as amended, the developers received warrants in our Parent that vest and become exercisable upon the developer launching a Rewards Crowdfunding campaign on Fig.co and engaging the Company to co-publish the game. These Studio Partner Agreements may give rise to actual or perceived conflicts of interest. For example, the recipients of warrants under the Studio Partner Agreements may launch a Rewards Crowdfunding campaign on Fig.co and engage the Company to co-publish the game with a view toward their warrants vesting rather than conducting successful campaigns that benefit the Company and the holders of the relevant Game Shares.

Our Parent has entered into agreements which the four members of our Advisory Board, we refer to as Advisory Board Agreements. Four of these Advisory Board members are executives of the four video game developers which entered into Studio Partner Agreements. Pursuant to these Advisory Board Agreements, as amended, the advisors would receive options in our Parent that vest and become exercisable upon serving on the Advisory Board of our Parent. These relationships may give rise to actual or perceived conflicts of interest. For example, the members of the Advisory Board may be motivated more by the interests of the companies (where they hold executive and possibly ownership positions) rather than the interests of our Company or holders of Game Shares, when participating in decisions made by the Advisory Board of the Parent that may have an effect on the Company, its relations with developers, its performance under the license agreement.

The developer and our Company may fail to anticipate changing consumer preferences.

Our business is speculative and is subject to all of the risks generally associated with the video game industry, which has been cyclical in nature and has been characterized by periods of significant growth followed by rapid declines. Our future operating results and ability to pay dividends to holders of Game Shares will depend on numerous factors beyond our control, including:

●	the ability of our co-publishers to maintain the popularity of the game on the licensed platforms;

●	the ability of the distributors on the licensed platforms to generate cash receipts from sales of the game;

●	the developer’s ability to maintain technological solutions and employee expertise to rapidly respond to continuous changes on a licensed platform;

●	international, national and regional economic conditions, particularly economic conditions adversely affecting discretionary consumer spending;

●	changes in consumer demographics;

●	the availability of other forms of entertainment; and

●	critical reviews and public tastes and preferences, all of which change rapidly and cannot be predicted.

In order to plan for promotional activities, the developer, our Company, any other co-publishers, and the licensed platforms must each anticipate and respond to rapid changes in consumer tastes and preferences. A decline in the popularity of the video game industry could cause sales of a game to decline dramatically. The period of time necessary to develop a game or finalize agreements with licensed platforms is difficult to predict. During this period, consumer appeal of a particular video game may decrease, causing projected sales of the game to decline, which consequently would adversely affect the value of your Game Shares.

We may experience significant fluctuations in game sales receipts due to a variety of factors.

We may experience significant fluctuations in sales of the game due to a variety of factors, including the timing of the release of the game, the popularity of the game in prior periods, seasonality, the timing of customer purchases, fluctuations in the size and rate of growth of consumer demand for the game, the timing of the delivery of the game in executable format for new licensed platforms and the accuracy of forecasts of consumer demand. Our expectations of future game sales are based on certain assumptions and projections, and our operating results will be disproportionately and adversely affected by a failure of the game to meet sales expectations. There can be no assurance that we can maintain consistent sales receipts for any game, and any significant fluctuations in sales may reduce the value of your Game Shares and our ability to make dividend payments.

Dependence on network suppliers may adversely affect the business of our Company.

Our success may depend in part upon the capacity, reliability, and performance of third party network infrastructures. Distributors on the licensed platforms depend on certain third parties to provide uninterrupted and error-free service through their telecommunications networks in order to distribute the game or for customers to play the game, which are subject to physical, technological, security and other risks. These risks include physical damage, power loss, telecommunications failure, capacity limitation, hardware or software failures or defects and breaches of physical and cybersecurity by computer viruses, system break-ins or otherwise. Distributors may exercise little control over these providers, which increases their vulnerability to problems with the services such third parties provide. In such event, players of the game may experience interruptions or delays their ability to play the game. Any failure on the part of distributors or their third-party suppliers to ensure that a high data transmission capacity is achieved or maintained could significantly reduce customer demand for the game and ultimately damage the game’s reputation and result in a reduction in receipts from sales of the game.

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The video game industry is subject to increasing regulation of content, consumer privacy, and distribution. Non-compliance with laws and regulations could materially adversely affect our business and our ability to pay dividends to holders of Game Shares.

The video game industry is subject to increasing regulation of content, consumer privacy, distribution and online hosting and delivery in the various countries where we intend to distribute the game. Such regulation could harm our business by limiting the size of the potential market for our products and by requiring additional differentiation between products for different countries to address varying regulations. For example, data protection laws in the United States and Europe impose various restrictions on web sites. If our Company, the developer, other co-publishers, and distributors on the licensed platforms do not successfully respond to these regulations, sales of the game may decrease and our business may suffer. Generally, any failure of the Company, the developers, other co-publishers, or distributors to comply with laws and regulatory requirements applicable to our business may, among other things, limit our ability of our Pub Subs to collect sales receipts of the game, and, in addition, could subject us to damages, class action lawsuits, administrative enforcement actions, and civil and criminal liability.

As the financial performance of a series of Game Shares depends on only one game, any decrease in the popularity of a game would adversely affect the financial performance of the Game Shares associated with such game. Each license agreement relates to one game title only and does not relate to any derivative works stemming from a game, including prequels, sequels or spin-offs.

As the financial performance of one series of Game Shares depends on only one game, any decrease in the popularity of a game would adversely affect the financial performance of the Game Shares associated with such game. Our receipts under each agreement with a distributor on the licensed platforms are driven by the performance and popularity of the game. Poor or mediocre reviews of the game on the websites of distributors and other media could cause sales of the game to significantly decrease and ultimately adversely affect the value of your Game Shares.

The cash receipts of each of our Pub Subs are derived from a single game. We cannot guarantee how long each game will sustain its level of popularity. To prolong the lifespan of a game, the developer of such game may need to continually improve and update it on a timely basis with new features that appeal to existing game players and attract new game players. Despite any of our efforts or the efforts of the developer market these new features, consumers may nevertheless lose interest in the game over time. If the developer fails to improve and update the game on a timely basis, or if competitors introduce more popular games catering to the game’s game player base, the game may lose its popularity, which would cause the sales receipts of the Pub Sub to decrease. Such events would ultimately cause the value of any Game Shares associated with such game to be materially adversely affected.

Investors in this offering are only subscribing for Game Shares granting them an interest in Pub Sub Cash of the Company, if any. The Pub Sub has not received a license to any derivative works, including any prequels, sequels, spin-offs or other video games based upon or otherwise featuring any of the settings, characters or “universe” of the game created by the developer. Holders of Game Shares will not benefit from sales of any of the forgoing, and these sales may cannibalize sales of the game on the licensed platforms.

Any loss or deterioration of our relationship with a developer may result in a substantial loss of our game sales receipts.

We will work closely with the developer in distributing and marketing the game. We believe that a strong partnership with the developer is crucial to building and expanding the user base of the game and our ability to publish the game. However, we may not be able to maintain a good and mutually beneficial commercial relationship with the developer, and any failure on our part to properly or effectively publish the games, or perform its obligations under the license agreement may cause substantial harm to our business relationship with a developer. Any loss or deterioration of a relationship with a developer may result in a loss of game sales receipts and materially and adversely affect our business.

The developer may have limited operating history, which could make it difficult to evaluate the developer’s future prospects and results of operations.

Investors should consider, among other factors, the developer’s prospects for success in light of the risks and uncertainties encountered by companies which may be in early stages of development. Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing a new game. The developer may not be able to successfully address these risks and uncertainties or successfully develop its business plans or the game. If the developer fails to do so, it could materially harm our business and the value of the related Game Shares.

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The development of new video game software is lengthy, expensive and uncertain.

Considerable time, effort and resources will be required to complete development of the game. The developer may experience delays in developing the game. Delays, expenses, technical problems or difficulties could force the abandonment of or material changes in the development and commercialization of the game. In addition, the costs associated with developing the game for use on new or future licensed platforms may increase development expenses. Additionally, if the developer does not provide the game on a timely basis, we will be unable to publish the game. Any financial, technological or other factor which delays or impairs our ability to introduce and sell the game in a timely manner could adversely affect our operating results and our ability to pay dividends to holders of Game Shares.

Significant competition in the video game industry could adversely affect our business. We are subject to various distribution and marketing risks and may not be able to achieve their respective distribution plans, which could materially adversely affect our business.

Competition in the video game industry is intense. Many new games are introduced each year on a variety of platforms, but only a relatively small number of “hit” titles account for a significant portion of total sales. Competitors of the developers and the Company range from large established companies to emerging start-ups, and we expect new competitors to continue to emerge throughout the world. If competing developers and publishers produce more successful games than the game relevant to this offering circular, offer games at a lower price point than the game, offer games based on payment models perceived as offering a better value proposition than the game’s, or if competing publishers are more successful at marketing their games than the we and our co-publishers are, our sales receipts and the value of your Game Shares may decline.

The video game industry is highly competitive and relatively few products achieve significant market acceptance. Each game competes with games that may be developed and published by companies that are substantially larger and have better access to funds than the developers and our Company. In addition, other companies not currently in the video game industry, including media companies and film studios, may increase their focus on the video game industry and may become significant competitors in the future. Current and future competitors may also gain access to wider distribution than we can. We may not have sufficient resources to adequately fund marketing and acquisition activities. Increased competition may also result in price reductions, reduced gross margins and loss of market share for the game, any of which could ultimately have a material adverse effect on game sales and the financial condition of our Company, and may reduce our ability to pay dividends to holders of Game Shares.

The evaluation procedures conducted by our Company may not reveal all relevant information regarding a game and may result in an inaccurate assessment of the projected sales of a game.

Prior to entering into a license agreement with a developer, we estimate the projected game income on the licensed platforms. As part of this evaluation process and assessment, we will rely in part on the developer to fully address our questions by disclosing relevant information and, in some cases, on information provided by third parties. However, the evaluation processes may not uncover all relevant facts. Projection of game sales is an inherently inexact process and depends on numerous factors, all of which are subject to change, and may prove to be insufficiently supported. The projection of a game’s potential sales receipts may be based on information that is incorrect or opinions that are overly optimistic. If such projections, predictions or opinions with respect to the game or the developer are inaccurate, our ability to pay dividends to the holders of Game Shares and the risk of loss to holders of Game Shares will be increased.

The ability of the Company to increase the sales of any game may be limited, and unsuccessful publishing of any game may reduce or eliminate the dividends that might otherwise have been paid to holders of the associated Game Shares. Marketing may fail to resonate with consumers.

Our Company will have complete discretion in determining the scope and execution of its publishing efforts with respect to each game. Any expenditures made to promote a game may be for long- or medium-term results and may not increase game income in the near-term, if at all. There can be no assurance that our Company will publish any game in a manner that creates value for the associated Game Shares. The game may be marketed through a diverse spectrum of advertising and promotional programs and strategies. Our ability and the ability of other co-publishers and distributors on the licensed platforms to publish and distribute the game is dependent in part upon the success of these programs and strategies. If the marketing for the game fails to resonate with consumers or advertising rates or other media placement costs increase, these factors could ultimately negatively impact our business, game sales may fail to grow or may decline and our ability to pay dividends to holders of Game Shares may be reduced.

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Our business is dependent on each Pub Sub’s license agreement with a developer and the Pub Sub may not own rights to distribute the game on all platforms on which the game may be played. Furthermore, the developer may not be required to deliver the game for all of the licensed platforms.

Each license agreement grants the Pub Sub the right to publish and distribute the game on certain platforms, which may not include all potential platforms on which the game may be played. Further, the license agreement may limit the exclusivity of the distribution rights with respect to the licensed platforms to, for example, a geographic region. The game may be successful on platforms which are not the licensed platforms, and therefore the game sales receipts would not be received by the Pub Sub. The holders of Game Shares will not benefit from any success of the game on platforms which are not the licensed platforms. Potential investors should refer to the summary of the license agreement in “The Company” and the specific terms of the license agreement relevant to this offering in “The Game and the Developer” as well as read the entire license agreement attached as an exhibit to the offering statement to which this offering circular relates for a complete description of the co-publishing rights held by the Pub Sub.

Game sales may dependent upon the performance and popularity of particular licensed platforms.

Our cash receipts may be dependent on a small number of licensed platforms which decline in popularity for reasons beyond our control. Additional development costs to play the game on a new licensed platform may be greater than such costs for current licensed platforms if a developer does not have the ability to re-utilize development engines for the new service. If a licensed platform for which new software is developed or modified to play the game does not attain significant market penetration, our business and financial results could be significantly harmed. From time to time, shortages of physical consoles that may be used to access the game on the licensed platform may negatively impact the sales of the game. We cannot ensure that the game will receive positive reception in the marketplace upon release, that any licensed platform will maintain its popularity, or that the game will be playable on the licensed platform as anticipated.

The game may have a short lifecycle and fail to generate significant sales receipts.

The video game industry is characterized by short product lifecycles and the frequent introduction of new games. Many video game titles do not achieve sustained market acceptance or do not generate a sufficient level of sales to offset the costs associated with product development and distribution. A significant percentage of the sales of new titles generally occurs within the first three months following the release of a game. Any competitive, financial, technological or other factor which delays or impairs the ability to introduce and sell games could adversely affect our operating results and the value of your Game Shares.

If a game contains defects, the game’s reputation and the Company’s reputation could be harmed and game sales would be adversely affected.

Each game will be a complex software program, and is difficult to develop, manufacture (in the case of games distributed in physical copy), and distribute. While the developer and the distributors may have quality controls in place to detect defects in the software or physical copies of the game, respectively, these quality controls will be subject to human error, overriding, and reasonable resource constraints. Therefore, these quality controls and preventative measures may not be effective in detecting defects in the game before it has been reproduced and released into the marketplace. In such an event, it may become necessary or prudent to recall the game, which could significantly harm the business and operating results of the Pub Sub and ultimately reduce the value of the Game Shares associated with such game. The occurrence of defects or malfunctions could result in product returns and diversion of our resources, which could materially adversely affect game sales. Any of these occurrences could also result in the loss of or delay in market acceptance of the game and a loss of sales, reducing the sales receipts of the Pub Sub, our Company and the value of the Game Shares associated with the game.

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If the developer has delivered the game for some but not all of the licensed platforms, successful development of the game for other licensed platforms may be imperative if our Pub Sub is to maintain or increase its cash receipts, and the developer’s inability to successfully develop the game for other licensed platforms may result in lower growth of, or a decline in, sales.

For the Pub Sub to successfully distribute the game and earn cash from game sales, the developer may need to develop versions of the game which are not yet optimized for some or all of the licensed platforms or updated versions of the licensed platforms. Owners of such licensed platforms may establish restrictive conditions for the developer and the game, and as a result the game may not work well, or at all, with such licensed platforms. As new platforms are released or updated, the developer may encounter problems in developing versions of the game for use with such services and may need to devote significant resources to the creation, support, and maintenance of the game with such services. If the developer is unable to successfully expand the types of platforms on which the game may be made available, or if the versions of the game created for such services do not function well or are not attractive to consumers and game players, the Company’s ability to publish the game may be adversely affected, our sales receipts may fail to grow or may decline and our ability to pay dividends to holders of Game Shares may be reduced.

Sales of the game and the cash received by the Pub Sub may be reduced as a result of the proliferation of “cheating” programs and scam offers that may seek to exploit a game and its players, which could affect the game-playing experience and may lead players to stop playing such game.

Unrelated third parties may develop “cheating” programs that enable players to exploit vulnerabilities in a game, play them in an automated way or obtain unfair advantages over other players of a game who do play fairly. These programs harm the experience of players who play such game fairly. In addition, unrelated third parties may attempt to scam players of a game with fake offers for game benefits. If the developer or distributor is unable to devote significant resources to discover and disable these programs quickly, the game’s reputation may become damaged and players may stop playing the game. This may result in lost receipts from players who may have purchased the game, increased costs relating to developing technological measures to combat such programs and activities, legal claims relating to the diminution in value of the game’s virtual currency and goods, or increased customer service costs needed to respond to dissatisfied players. Each of these occurrences could adversely affect sales of the game and consequently our business and the value of your Game Shares.

Games may be subject to the threat of piracy by a variety of organizations and individuals, and if the developer, and the licensed platforms are not successful in combating and preventing piracy, the sales receipts of our Pub Subs and our business could be harmed significantly.

Highly organized pirate operations have been expanding globally in the video game industry. In addition, the proliferation of technology designed to circumvent the protection measures each developer will use in a game, the availability of broadband access to the Internet, the ability to download pirated copies of games from various Internet sites, all have contributed to ongoing and expanding piracy. Though the developer and the licensed platforms will take steps to make the unauthorized copying and distribution of the game more difficult, such efforts may not be successful in controlling the piracy of the game. This could have a negative effect on the sales receipts of our Pub Subs and our Company, and the value of your Game Shares.

If a game was found to contain hidden, objectionable content, sales of the game may decrease and our business may suffer.

Throughout the history of the video game industry, many video games have been designed to include certain hidden content and gameplay features that are accessible through the use of in-game cheat codes or other technological means that are intended to enhance the gameplay experience. However, in several cases, the hidden content or feature was included in the game by an employee who was not authorized to do so or by an outside developer without the knowledge of the publisher. From time to time, some hidden content and features have contained profanity, graphic violence and sexually explicit or otherwise objectionable material. If such content or features are included in the game, sales of the game may decrease and our business may suffer.

If the developer or the game infringes on the intellectual property rights of others, costly litigation would negatively affect sales of the game, and our business may suffer.

Some of the images and other content in the game may inadvertently infringe upon the intellectual property rights of others. Although the developer will make efforts to ensure that the game does not violate the intellectual property rights of others, it is possible that third parties still may claim infringement. Infringement claims against our Pub Subs or our Company, whether valid or not, may be time consuming and expensive to defend. Such claims or litigations could require us to stop publishing the relevant game, require the developer to redesign the game or require an additional license to distribute the game, all of which would be costly and may negatively affect cash received by the Pub Sub and the value of your Game Shares.

We cannot be certain that a game will not infringe on issued trademarks, patents, and copyright rights of others. Our Company and the developer may be subject to legal proceedings and claims from time to time in our ordinary course of business arising out of intellectual property rights of others. These legal proceedings can be very costly, and thus can negatively affect the results of our operations and ability to pay dividends to holders of Game Shares.

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If the developer is not granted trademark, patent, and copyright protection for the game, the developer may have difficulty safeguarding its designs, potentially resulting in competitors utilizing them and consequently impairing the ability of our Pub Subs and our Company to achieve significant sales receipts.

Our Company’s success will depend, in part, on the developer’s ability to obtain and enforce intellectual property rights over its name, products and services. No assurance can be given that any intellectual property rights owned by the developer will not be challenged, invalidated or circumvented, or that any rights granted will provide competitive advantages. Our Pub Sub has obtained the rights to co-publish and earn cash receipts of the game from distributors on the licensed platforms, and any challenge, invalidation or circumvention of the intellectual property rights in the game may also adversely affect the our Pub Sub’s right to co-publish and distribute the game. There is no assurance that our Company, our Pub Sub or the developer will have sufficient resources to successfully prosecute our Pub Sub’s interests in any litigation that may be brought. The developer’s failure to adequately protect its intellectual property and original designs with respect to the game could result in competitors utilizing such designs, which consequently would impair the Pub Sub’s ability to successfully distribute the game and to achieve significant sales receipts. Such an event would materially adversely affect our Company’s business and the value of your Game Shares.

Risks Related to the Game Shares

There are numerous risks you should be aware of with respect to how we intend to structure our business and the proposed structure of our Game Shares. Only investors who can bear the loss of their entire investment should purchase our Game Shares.

The general corporate, securities and licensing structure of our game investment model is novel and untested. As with any new, non-traditional investment opportunity, there are numerous risks, including the risks outlined in this “Risk Factors” section, and there are also risks and uncertainties that we are unaware of or that we believe are not material at this time which could also materially adversely affect our business, financial condition and the Game Shares in which you may invest.

An investment in our Game Shares is highly risky and speculative. Our Game Shares are suitable for purchase only for investors of adequate financial means. If you cannot afford to lose all of the money you plan to invest in our Game Shares, you should not purchase our Game Shares.

An investment in our Game Shares is not an investment in the Pub Sub, developer, game or license agreement.

We intend to offer a separate series of preferred tracking stock for each of the games under development that we have been licensed. The Game Shares are shares of a particular series of preferred tracking stock that track the economic performance of a particular Pub Sub. The Pub Sub is a publishing subsidiary of the Company which will hold licensed rights to a particular game under development. An investment in any of our Game Shares represents an opportunity for fans of a particular game concept to help support the development and marketing of the game and share in its potential future earnings on particular platforms, specifically, the earnings received by our Company from the particular Pub Sub with which your Game Shares are associated.

The Game Shares do not provide investors with an interest in the Pub Sub or the developer. An investment in any of our Game Shares would not represent an interest in any related agreement with a licensed platform, license agreement, or assets associated with any particular Game Shares. The Pub Sub is not conducting an offering and the developer is a separate company from us. The Game Shares do not represent an obligation of the Pub Sub, developer or any other party except us, and holders of Game Shares may look only to the Company for dividend payments with respect to any Game Shares held by them.

Our capital structure may reduce the amounts available for the payment of dividends to holders of a particular series of Game Shares.

We intend to issue multiple series of Game Shares, and to pay dividends to the holders of each series of Game Shares separately, in each case based on the economic performance of the game to which that particular series of Game Shares relates. However, our capital structure may complicate our ability to pay dividends in this manner, and may in certain circumstances reduce the amount available for the payment of dividends to the holders of a particular series of Game Shares below the level that would be warranted based solely on the economic performance of the related game. For example, pursuant to our amended and restated certificate of incorporation, in the case of each of our series of Game Shares, we cannot pay dividends that exceed the lesser of (A) the assets of the Company legally available therefor and (B) amounts reflecting the economic performance or value of the Pub Sub associated with those Game Shares. See “The Game Shares – Capital Stock of the Company – Preferred Stock.”

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As a series of our preferred stock, each series of our Game Shares will be exposed to risks associated with our Company as a whole. In limited circumstances, assets and income attributed to one tracking stock are potentially subject to reattribution to another tracking stock.

Pursuant to our business model, Game Shares track an interest in potential future sales receipts arising under a publishing license for only one particular game. Accordingly, if the game generates sales receipts on the licensed platforms, the Game Shares pay dividends based on those receipts. The Company’s intention is to never allocate or attribute the assets or income of one series of Game Shares to another series of Game Shares in the ordinary course of business; however, investors in any series of our Game Shares will be preferred shareholders of ours, and an investment in our Game Shares will expose holders to risks associated with our Company as a whole. The Company will retain legal title to all of our assets, including each of our Pub Subs and all assets, income and cash flows attributable to each separate series of Game Shares. See “Attribution Policy.”

Pursuant to our business model, Game Shares track an interest in potential future sales receipts arising under a publishing license for only one particular game. In the future, we expect to make additional offerings of different series of Game Shares, with each different series supporting the acquisition and exploitation of rights to a different game pursuant to a different license agreement. The Company’s intention is to never allocate or attribute the assets or income of one series of Game Shares to another series of Game Shares in the ordinary course of business. Nevertheless, in limited circumstances not in the ordinary course of business, the assets and income attributed to one tracking stock are potentially subject to reattribution to another tracking stock, including another tracking stock to which liabilities and losses have been attributed. For example, a lawsuit against the Company related to one series of Game Shares may result in liability and expenses as to which the Company would have to look to assets and income of multiple Games Shares for payment. Another example would be a circumstance in which the Company were required to comply with an order or directive of a court, regulator or other applicable authority related to one series of Game Shares, where the proceedings or compliance effort generated expenses as to which the Company would have to look to assets and income of multiple Games Shares for payment.

We have created an attribution policy to provide that, in the event our board of directors were to find it necessary or prudent to attribute assets or income between different series of Game Shares, such attribution will result in the creation of an inter-series loan or an offsetting attribution if an earlier attribution had been made the other way. In addition, as a general principle, we expect that all material matters in which holders of a series of Game Shares may have interests that diverge from holders of any other series of our common or preferred stock will be resolved as fully as possible in a manner that is in the best interests of the Company and all the holders of our common and preferred stock, after giving fair consideration to the interests of the holders of each series of Game Shares, as well as such other or different factors as may be considered relevant by our Board. See “Attribution Policy.” Notwithstanding the foregoing, no provision of our amended and restated certificate of incorporation (including any Certificate of Designations) or bylaws prevents us from being able to satisfy liabilities or losses relating to one series of Game Shares with assets or income relating to another series of Game Shares.

In certain circumstances, in the event of a liquidation of our Company, holders of a particular series of Game Shares may have to share ratably in the distribution of the remaining assets and funds of the Company, even if the assets attributed to one or more series of Game Shares will thereby be used to pay for liabilities attributed to one or more other series of Game Shares.

Pursuant to our amended and restated certificate of incorporation, if upon any such voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, including a Deemed Liquidation Event, after payment or provision for payment of the debts and other liabilities of the Company, the assets of the Company remaining for distribution to holders of preferred stock shall be insufficient to pay to each holder of shares of preferred stock the full amount to which such holder is entitled pursuant to paragraph (i) above, then all holders of preferred stock, with each series of preferred stock ranking pari passu for such purpose, shall share ratably in each distribution of the remaining assets and funds of the Company, in proportion to the respective amounts that would otherwise have been payable to such holders upon such distribution if the respective amounts to which such holders were entitled pursuant to paragraph (i) above were being paid in full. The purpose of this provision is to preserve, in distressed circumstances, a fair distribution of assets among all Game Shares holders, even where the Company may be forced to sell assets of some Pub Subs but not others in order to maximize the Company’s total assets for distribution. Nevertheless, there can be no assurance that the assets attributed to one or more series of Game Shares will not be used to pay, or to effectively subsidize or compensate for, the liabilities attributed to one or more other series of Game Shares, or will not be burdened with a disproportionate amount of our general liabilities, costs and expenses.

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Our capital structure may create conflicts of interest for our Board and management, which could have a material adverse effect on the value of any series of Game Shares.

The capital structure of our Game Shares could create conflicts of interest, and our Board or management may make decisions that could adversely affect only some holders of our Game Shares. The capital structure of our Game Shares could give rise to occasions when the interests of holders of one series of Game Shares might diverge or appear to diverge from the interests of holders of another series of Game Shares. In addition, there may be inherent conflicts of interest between any of our series of Game Shares and the common stock. Our officers and directors owe fiduciary duties to our Company as a whole and all of our shareholders as opposed to holders of a particular series of Game Shares only. Decisions deemed to be in the best interest of our Company and all of our shareholders may not be in the best interest of a particular series of Game Shares when considered independently. Examples include decisions relating to:

●	the timing of a merger or other change of control transaction involving our Parent;

●	the allocation of corporate opportunities between any of our Pub Subs, especially where the opportunities might meet the strategic business objectives of more than one Pub Sub;

●	operational and financial matters that could be considered detrimental to one series of Game Shares but beneficial to another series of Game Shares;

●	the creation of any new series of Game Shares;

●	the internal or external financing or assets attributable to any of our series of Game Shares;

●	the dispositions of assets of any of our Game Shares; and

●	the payment of any dividends in respect of any series of Game Shares.

There are actual, potential, and perceived conflicts of interest between the Company, the Parent, the Grasslands Developer and the CEO of the Grasslands Developer, and these conflicts may not be resolved in your favor.

Tim Schafer, the Chief Executive Officer and founder of the Grasslands Developer, is a board member of our Parent. Each of Mr. Schafer and the Grasslands Developer own shares of the Parent’s stock. In addition, Justin Bailey, our sole director and Chief Executive Officer, was recently the Chief Operating Officer of the Grasslands Developer, a position he held from July 2012 to March 2015. These relationships may give rise to actual or perceived conflicts of interest. For example, Mr. Schafer, as CEO and founder of the Grasslands Developer, may be motivated more by the interests of the Grasslands Developer than the interests of holders of Game Shares, when participating in decisions made by the Board of the Parent that may have an effect on the Company, its relations with the Grasslands Developer, its performance under the Grasslands License Agreement or its enforcement of rights under the Grasslands License Agreement. In addition, Mr. Bailey’s history with the Grasslands Developer may cause his views and decision-making in regard to any such decisions to be less objective than it might otherwise be or insufficiently protective of the Company’s interests.

Our Parent, as the owner of all of our common stock, will have control over key decision making processed as a result of their control over all of our voting shares.

Our Parent will be able to exercise voting rights with respect to an aggregate of 1,000,000 shares of common stock, representing all of the voting power of our outstanding capital stock. Our common stock is entitled to one vote per share, while the holders of Game Shares will not have voting rights. As a result, our Parent will continue to hold all of the voting power of our outstanding capital stock following this offering and will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. Our Parent is entitled to vote its shares in its own interests, which may not always be in the interests of our shareholders generally. Our Parent will continue to control all of the combined voting power of our common stock and therefore be able to control all matters submitted to our shareholders for approval. Holders of Game Shares do not have voting rights and therefore will have a very limited ability to influence corporate matters.

Furthermore, pursuant Studio Partner Agreements (as described in “The Company – Studio Partner Agreements”), certain developers received warrants in our Parent that vest and become exercisable upon the developer launching a Rewards Crowdfunding campaign on Fig.co and engages the Company to co-publish the game. While the Company does not believe such developers own an interest in the Parent that is material to holders the Company’s Game Shares, some of the executives of these developers are also on the Advisory Board of the Company, and these relationships may give rise to actual or perceived conflicts of interest. For example, the members of the Advisory Board may be motivated more by the interests of the companies (where they hold executive and possibly ownership positions) rather than the interests of our Company or holders of Game Shares, when participating in decisions made by the Advisory Board of the Parent that may have an effect on the Company and its relations with developers other than the developers that have entered into Studio Partner Agreements, for example, insomuch as these developers could be considered competitors of the “Studio Partners.”

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Our officers, directors and employees may have conflicts of interest or appear to have such conflicts since our officers, directors and employees may also be officers, directors and employees of our Parent.

Our director is also a director of our Parent and our officers and employees are also officers and employees of our Parent. Because our Parent holds all of our common stock, its interests are expected to conflict in certain respects with the interests of holders of our Game Shares. Furthermore, since our Parent is also required to provide services to our Company under the Master Services Agreement, as long as such agreement is in effect, certain of its interests pursuant to that agreement are directly adverse to our interests. These differing interests could create or appear to create conflicts of interest when our officers or directors are faced with decisions that could have different implications for our Parent.

We have not adopted any specific procedures for consideration of matters involving a divergence of interests among holders of shares of our Game Shares and our common stock, or among holders of different series of Game Shares. Rather than develop additional specific procedures in advance, our board of directors will exercise its judgment from time to time, depending on the circumstances, as to how best to obtain information regarding the divergence (or potential divergence) of interests, determine under what circumstances to seek the assistance of outside advisers, and assess what is in our best interests and the best interests of all of our shareholders.

You may not have any remedies under Delaware law if the actions of our directors or officers adversely affect the value of any of our Game Shares.

Holders of a particular series of Game Shares may not have any remedies if any action by our directors or officers has an adverse effect on only that series of Game Shares. Principles of Delaware law and the provisions of our amended and restated certificate of incorporation may protect decisions of our board of directors that have a disparate impact upon holders of any series of Game Shares. Under Delaware law, the board of directors has a duty to act with due care and in the best interests of all of our shareholders, regardless of the stock, or series, they hold. Principles of Delaware law established in cases involving differing treatment of multiple classes or series of stock provide that, subject to any applicable provisions of the certificate of incorporation, a board of directors generally owes an equal duty to all shareholders and does not have separate or additional duties to any subset of shareholders. Judicial opinions in Delaware involving tracking shares have established that decisions by directors or officers involving differing treatment of holders of tracking shares may be judged under the business judgment rule. In some circumstances, our directors or officers may be required to make a decision that is viewed as adverse to the holders of a particular series of Game Shares. Under the principles of Delaware law and the business judgment rule referred to above, you may not be able to successfully challenge decisions that you believe have a disparate impact upon the shareholders of one series of Game Shares if a majority of our board of directors, or an authorized committee thereof, is disinterested and independent with respect to the action taken, is adequately informed with respect to the action taken and acts in good faith and in the honest belief that the board is acting in the best interest of our shareholders collectively.

We may dispose of assets of our Company without your approval.

Our amended and restated certificate of incorporation does not provide voting rights to holders of Game Shares. As a result, we may sell or otherwise dispose of a Pub Sub, or all or substantially all of the Pub Sub’s assets, without having to seek the approval of the holders of the Game Shares associated with that Pub Sub. However, our amended and restated certificate of incorporation states that the Company will not sell any Pub Sub, or all or substantially all of the Pub Sub’s assets, unless the acquirer directly or indirectly assumes the Company’s obligations to the holders of the associated Game Shares and the obligations of the Pub Sub under its license agreement with the associated developer.

Our board of directors has the authority to negotiate with any potential acquirers of our Company on behalf of our shareholders, and our shareholders will have no recourse if they are dissatisfied with the results of such negotiation.

Our amended and restated certificate of incorporation provides that, should a potential acquirer approach us with a proposal to acquire either (i) the rights held by our Pub Subs (or any rights related thereto) or (ii) some or all of the equity of our Company, then our board of directors is expressly authorized to negotiate for the sale of such rights or equity on behalf of the Company and the shareholders, and our shareholders shall agree to sell their equity to any such potential acquirer on the terms negotiated by our board of directors. The terms of such acquisition, as negotiated by our board of directors, may not be to the satisfaction of our shareholders. Our shareholders will have no recourse in the event that they believe their interests have a greater value than the acquisition value our board of directors is able to negotiate.

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T he developer may need additional funding to develop the game after the Game Development Funding has been made. The “all-or-nothing” nature of Investment Crowdfunding on Fig.co is in relation to a minimum target only (which may have already been met by the time this offering statement is qualified), which is not the entire development budget for the game.

The Game Development Funding provided to a developer from the sale of Game Shares is not the entire amount of funding needed to develop the game. Developers may seek funding to develop a game from various sources, and not all of those sources may be certain at the time we provide a Game Development Funding to a developer. Even if the sources have been established, funding from these sources may be subject to milestone payments and other restrictive provisions, and these payments may not materialize in a timely manner or at all. While we endeavor to work with developers who are able to source an entire development budget, there can be no assurance that our evaluations of developers and their potential to source an entire development budget will be correct.

There is a substantial risk that the developer may not receive sufficient funding to deliver the game in executable format for the agreed-upon platforms by the game delivery date designated in the relevant license agreement or at all. The Game Development Funding in respect of your Game Shares may be provided to the developer to support the development of the relevant game before such developer has received sufficient funds to complete the development of the game. Even if the developer receives sufficient funding to deliver the game in executable format for the agreed-upon platforms by the agreed-upon game delivery date, the game may be a “minimum viable product” and may not have the quantity or quality of features the developer intends or that the Company expected the game to feature.

There is no trading market for our Game Shares.

There is no trading market for our Game Shares and we do not expect that any such market will ever develop, in part because there are provisions in the certificate of designations for the Game Shares that impose certain restrictions on transfer of the Game Shares. As a result, investors should be prepared to retain their shares for so long as they remain outstanding and should not expect to benefit from share price appreciation. The Game Shares are being offered only to persons who are “qualified purchasers” as defined in Tier 2 of Regulation A promulgated under the Securities Act. The Game Shares may also be held by accredited investors pursuant to a separate Accredited Crowdfunding offering or this Reg A Crowdfunding offering. Potential investors should consider their investment in our Game Shares as a long-term, illiquid investment of indefinite duration. Holders of our Game Shares will only receive dividend payments from our Company, subject to our dividend policy, which payments are based on Pub Sub Cash distributed to the Company by the relevant Pub Sub with which such series of Game Shares are associated.

We have the right to compel a shareholder to sell its Game Shares back to us under certain circumstances.

We have the right, in the sole discretion of our board of directors, to compel a shareholder to sell its Game Shares back to our Company under certain circumstances. A shareholder’s Game Shares shall be sold, for example, if our board of directors has reason to believe that such shareholder acquired its Game Shares as a result of a misrepresentation, including with respect to such shareholder’s representation that it is a “qualified purchaser” within the meaning of Tier 2 of Regulation A of the Securities Act or such shareholder is otherwise in material breach of our formation documents or the Subscription Agreement, which are attached as exhibits to the offering statement to which this offering circular relates.

No market or other independent valuation of us or our preferred stock has been used to set the offering price of the Game Shares.

The offering price of the Game Shares has been determined solely by our Company, based on a number of factors, some of which bear no relation to established, formal valuation criteria such as assets, earnings, net worth or book value. We makes no representations, whether express or implied, as to the value of the preferred stock, and there can be no assurance that the offering price of the preferred stock represents the fair value of the preferred stock. No independent fair market valuation of us or our preferred stock has been used to set the offering price of the Game Shares. No market valuation of us or our preferred stock has been available for us to use in setting the offering price of the Game Shares.

The requirements of Regulation A of the Securities Act may strain our resources and divert management’s attention.

As we are conducting an offering pursuant to Regulation A of the Securities Act, we will be subject to certain ongoing reporting requirements. Compliance with these rules and regulations may increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our resources.

As a result of disclosure of information in this offering circular and in other potential required public filings, our business and financial condition may become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

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The requirements of Regulation A may also make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors and advisory board, as well as qualified executive officers.

If we became subject to regulations governing investment companies, broker-dealers or investment advisers, our ability to conduct business could be materially and adversely affected.

The SEC heavily regulates the manner in which “investment companies,” “broker-dealers” and “investment advisers” are permitted to conduct their business activities. We believe we have conducted our business in a manner that does not result in any characterizations as an investment company, broker-dealer or investment adviser and we intend to continue to conduct our business in such manner. If, however, we are deemed to be an investment company, broker-dealer or investment adviser, we may be required to institute burdensome compliance requirements and our activities may be restricted, which would materially adversely affect our business, financial condition, results of operations and our ability to pay dividends to holders of Game Shares.

We may allow the participation of non-U.S. investors in this offering, based in part on their representations to us that their participation will not violate the laws of their home jurisdictions. There can be no assurance that such representations will be accurate, and no assurance that we will not suffer harm if such participation violates non-U.S. laws.

We may allow the participation of non-U.S. investors in this offering, based on, among other things, their representations to us that their participation will be in compliance with non-U.S. laws that may govern their actions. Regardless of these representations and any other checks we may undertake, there can be no assurance that such participation will always be in compliance with applicable non-U.S. laws, and if there is non-compliance, there can be no assurance that we will not be harmed as a result, by the withdrawal of the investors, the attempt by foreign jurisdictions to impose penalties or fines, or otherwise. Any such harms could damage our business and reduce our ability to pay dividends to holders of Game Shares.

If the security of the confidential information of users of Fig.co stored on Fig.co’s systems is breached or otherwise subjected to unauthorized access, the information of such users, including that of investors in this offering, may be stolen.

Fig.co will store its users’ personally-identifiable sensitive data. Fig.co is hosted in data centers that are compliant with certain industry standards and Fig.co uses security monitoring services; however, any accidental or willful security breach or other unauthorized access could cause the secure information of users of Fig.co, including investors in this offering, to be stolen and used for criminal purposes, and such users would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the system administrators of Fig.co and Fig.co’s third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors and developers to lose confidence in the effectiveness of the data security measures of Fig.co. Any security breach, whether actual or perceived, would harm Fig.co’s and our Company’s reputation, and could adversely affect our business.

Risks Related to the Game and the Developer

Investing in our Grasslands Game Shares involves a high degree of risk. In addition to the risks that apply generally to the Company and all Game Shares, the following are additional risks that apply to the Grasslands Game Shares and the Grasslands Developer in particular.

The Grasslands Developer may need funding in addition to the Game Development Funding to develop Grasslands.

The Grasslands Developer and the Company expect that the Grasslands Developer made need to, and in all events may choose to, spend more than the Grasslands Game Development Funding on the development of the Grasslands game, in order to deliver the game that the Grasslands Developer is obligated to deliver under the Grasslands License Agreement, in particular because both parties are of the view that additional spending on the development of any particular game can result in a more commercially appealing game and thereby raise sales receipts once the game is published. However, there is a risk that the Grasslands Developer may not receive sufficient funding to develop and deliver the game in executable format for the agreed-upon platforms by the agreed-upon delivery date or at all. Even if the Grasslands Developer receives sufficient funding to deliver the game in executable format for the agreed-upon platforms by the agreed-upon delivery date, Grasslands may be a “minimum viable product” and may not have the quantity or quality of features the Grasslands Developer currently intends or that the Company expects Grasslands to feature.

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The Grasslands Developer is the first developer to enter into a license agreement with the Pub Sub, and there are significant actual, potential, and perceived conflicts of interest between the Company, the Grasslands Developer and their respective directors, officers and managers, and these conflicts may not be resolved in your favor.

The Grasslands Developer is the first developer to enter into a license agreement with a Pub Sub. As a result, our assumptions and estimates are necessarily subject to greater uncertainty than we expect would be the case for future game valuations. In particular, we estimated significant income based on the success of Grasslands because it is a sequel to a successful game. We are also basing these values on the experience of Justin Bailey, our sole director and Chief Executive Officer, who was recently the Chief Operating Officer of the Grasslands Developer, a position he held from July 2012 to March 2015. His close ties to the Grasslands Developer may cause his views and decision-making to be less objective. Furthermore, Tim Schafer, the Chief Executive Officer and founder of the Grasslands Developer is a board member of our Parent. Each of Mr. Schafer and the Grasslands Developer own shares of the Parent’s stock. These relationships may give rise to actual or perceived conflicts of interest. For example, Mr. Schafer, as CEO and founder of the Grasslands Developer, may be motivated more by the interests of the Grasslands Developer than the interests of the Company or holders of Game Shares, when participating in decisions made by the Board of the Parent that may have an effect on the Company, its relations with the Grasslands Developer, its performance under the Grasslands License Agreement or its enforcement of rights under the Grasslands License Agreement.

The Company, the Parent and the Grasslands Developer and their respective directors, officers and managers may be involved in other business activities and may get involved in other business activities in the future. Such directors, officers or managers may have to allocate their time between supporting the success of the relevant game and their other business activities in which they are involved. Such directors, officers or managers may have conflicts of interest in allocating time, services and functions between the support of a particular game and other various existing and future enterprises.

There can be no assurance that the Company will be still be in operation by the time Grasslands is developed.

In order to support our projected operating expenses for the next twelve months, we and our Parent may need to raise additional capital to continue funding our operations. Such financing may be expensive and time consuming to obtain, and there may not be sufficient investor interest that would enable us to obtain such funds. See “Use of Proceeds.” We may not have funding to continue operations through the game delivery date for your Game Shares. If the Parent and the Company are unable to secure additional funds when needed or cannot do so on terms they find acceptable, the Company and the Parent may be unable to continue to operate. There can be no assurance that the Company will be still be in operation by the time the relevant game is released. We have based this estimate on assumptions that may prove to be wrong, and we could utilize available capital resources sooner than we currently expect.

The Company is only charging a nominal Service Fee in relation to Grasslands.

The Company is only charging a nominal Service Fee in relation to Grasslands which must be used for out-of-pocket marketing expenses. The Company is forgoing a higher Service Fee because it believes that Grasslands will help support the Company’s business model. This arrangements present risks to the investors because the Parent will not receive Service Fee revenue that may be necessary for its continued operations and continued services to the Company under the Master Services Agreement. There can be no assurance that the reduced Service Fee will ultimately help the business prospects of the Company.

There is no assurance that the Grasslands Developer will successfully develop Grasslands.

There can be no assurance that the Grasslands Developer will be able to develop Grasslands on time or at all, or that the game will function as intended once developed. The Grasslands Developer has raised funds pursuant to rewards crowdfunding on platforms other than Fig.co, and there have been media and customer reports of dissatisfaction with the timing and features of certain of the rewards and games associated with these rewards crowdfunding campaigns. Unanticipated problems, expenses and delays are frequently encountered in developing a game, and the Grasslands Developer has encountered unanticipated problems, expense and delays in developing certain of its games in the past. The Grasslands Developer may not be able to successfully address these risks and uncertainties with respect to Grasslands. If the Grasslands Developer fails to do so, it could materially harm our business and the value of the Grasslands Game Shares.

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The Grasslands License Agreement relates to Grasslands only and does not relate to the original game or any other derivative works stemming from a game, including prequels, sequels or spin-offs.

Investors in this offering are only subscribing for Grasslands Game Shares granting them an interest in earnings from the particular Grasslands game pursuant to the Pub Sub’s license agreement with the Grasslands Developer. The Pub Sub has not received a license to any derivative works, including the original Psychonauts game, any prequels, sequels, spin-offs or other video games based upon or otherwise featuring any of the settings, characters or “universe” of the game created by the developer. Holders of Grasslands Game Shares will not benefit from sales of any of the forgoing works developed by the Grasslands Developer, and these sales may cannibalize sales of Grasslands on the licensed platforms. The Grasslands Developer has announced plans to develop a virtual reality game entitled “Psychonauts in the Rhombus of Ruin.” Holders of Grasslands Game Shares will not benefit from sales of this separate game.

The Grasslands Pub Sub does not have rights to downloadable content updates or virtual reality platforms.

The Grasslands Game Shares have no rights to downloadable content updates or sales of Grasslands on virtual reality platforms. Holders of Grasslands Game Shares will not benefit from sales of any downloadable content updates or sales on virtual reality platforms, which may be substantial part of sales related to Grasslands. Sales of Grasslands on virtual reality platforms may cannibalize sales of the game on the licensed platforms.

The Grasslands Developer and its Chief Executive Officer own options to purchase shares of our Parent pursuant to Advisory Board and Studio Partner Agreements. The Grasslands Developer’s Chief Executive Officer serves on the advisory board of the Parent.

The Grasslands Developer owns shares of our Parent. Tim Schafer, the Chief Executive Officer and founder of the Grasslands Developer, is a member of the board of directors of our Parent and also owns shares and options in our Parent. Tim Schafer owns options to purchase shares of our Parent pursuant to Advisory Board Agreements. The Grasslands Developer owns options to purchase shares of our Parent pursuant to Studio Partner Agreements. Pursuant to the Studio Partner Agreement between the Grasslands Developer and our Parent, the Grasslands Developer receives warrants in our Parent exercisable only if the developer launches a Rewards Crowdfunding campaign on Fig.co for its undeveloped game and engages the Company to co-publish the game. Pursuant to the Advisory Board Agreement between Mr. Schafer and our Parent, Mr. Schafer receives options in our Parent for acting as an advisor to our Parent. These relationships may give rise to actual or perceived conflicts of interest. Please review “Risks Related to the Company” and “Risks Related to the Game Shares” for additional risks and conflicts of interest related to the Grasslands Developer and Tim Schafer.

If the Company is no longer able to publish Grasslands and perform under the Grasslands License Agreement due to bankruptcy, dissolution or any other circumstance, Grasslands Game Shares holders may lose their entire investment.

In the event the Company is no longer able to publish Grasslands and perform under the Grasslands License Agreement due to bankruptcy, dissolution or any other circumstance, holders of Grasslands Game Shares could lose some or all of the dividends they might otherwise have received, or some or all of their investments. If the Company or our Parent were to enter bankruptcy proceedings, one of a number of outcomes could ensue, including the following:

●	The Company could continue in business but be required to divert receipts that would otherwise be paid as dividends to Game Shares holders in order to pay the Company’s creditors; however, after a time, if the creditors were paid and the game underlying the Game Shares continued to generate sales, the Company could resume paying dividends to Game Shares holders; or

●	The Company could be compelled to sell one or more of its Pub Subs in order to raise funds to pay the Company’s creditors. The Company has amended its amended and restated certificate of incorporation to require that, if a Pub Sub or all or substantially all of a Pub Sub’s assets are sold, the Pub Sub must agree to directly or indirectly assume the obligations owed under the associated Game Shares to the holders of such Game Shares and the obligations of the Pub Sub under its license agreement with the associated developer. If these requirements were enforced, the Pub Sub would continue to operate under the associated license agreement and continue to pay dividends to the Game Shares holders; however, there can be no assurance that these requirements would be enforced in a bankruptcy or similar proceeding, in particular because, in such proceedings, the court or similar authority usually has broad discretion to dispose of the assets of the bankrupt company in order to settle outstanding claims; or

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●	The Company’s assets, including its Pub Subs, could be disposed of under the broad discretion of the bankruptcy court or similar authority in ways that might extinguish the rights of Games Shares holders to further dividends; or divert funds intended for Game Shares holders to Company creditors or others; or divert funds intended for the holders of one series of Game Shares to pay debts assumed in respect of a different series of Game Shares or a different game, or to pay the holders of another series of Game Shares.

In addition, even if, after a delay, the Company was able to resume payments to holders of Game Shares, because a bankruptcy or similar proceeding may take months or years to complete, the delay might effectively reduce the value of any recovery that holders of Game Shares might receive.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this offering circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases, or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause our actual transactions, results, performance, achievements and outcomes to differ materially and adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this offering circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These which factors include, among other things:

●	national, international and local economic and business conditions that could affect our business;

●	our cash flows;

●	our operating performance;

●	our financing activities;

●	our tax status;

●	industry developments affecting our business, financial condition and results of operations;

●	our ability to compete effectively; and

●	governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this offering circular or otherwise make public statements in order to update our forward-looking statements beyond the date of this offering circular.

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USE OF PROCEEDS

We expect that the proceeds from the sale of Grasslands Game Shares in this offering will be up to a maximum of $10,000,000, assuming the sale of 20,000 Grasslands Game Shares at an offering price of $500.00 per share, which the Company will receive in full. Offering expenses, which we estimate will be $337,500, will be paid in part by the Company and in part by the Company’s parent, Loose Tooth Industries, Inc. pursuant to the Master Services Agreement, as described herein. See “Plan of Distribution”.

The primary purpose of this offering is to obtain capital to finance the payment of the acquisition of publishing rights under the Grasslands License Agreement. We refer to this payment as the Game Development Funding. The Game Development Funding will be equal 97.5% of the proceeds of the sale of the Grasslands Game Shares. The remaining portion of the proceeds will be retained by the Company in order to cover operating expenses, the Game Shares offering costs and the costs of any pre-release marketing of the game. Our Parent will pay for any such expenses in excess of the proceeds retained by the Company pursuant to the Master Services Agreement. See “The Company – Master Services Agreement with Our Parent.”

	Amount of Proceeds	Percentage of Total Proceeds
Expected use of the proceeds from this offering
Payment of Game Development Funding to Grasslands Developer	9,750,000	97.5%
Funds to cover operating expenses, costs of offering and costs of any initial game marketing	250,000	2.5%
Total proceeds expected from this offering	$10,000,000	100%

In order to support our projected operating expenses for the next 12 months, we or our Parent may need to raise additional capital in order to continue funding our operations. Such financing may be expensive and time-consuming to obtain, and there may not be sufficient investor or commercial interest to enable us to obtain such funds on attractive terms or at all. See “Risk Factors.”

Because the offering is being made on a “best efforts” basis, without a minimum offering amount, the Company may close the offering without sufficient funds for all the intended purposes set out above. In such an event, the dollar amount of the Game Development Funding will be less than indicated above and, accordingly, the Company would expect the Grasslands Developer to reduce the scope of its development plans for Grasslands.

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DILUTION

Our Parent owns 100% of our outstanding shares of common stock and will continue to do so after completion of this offering. The Game Shares offered hereby represent a series of preferred stock of the Company. None of these Game Shares have been offered to or acquired by officers, directors, promoters or affiliated persons of the Company, or any other person, prior to their offer and sale to prospective investors in such Shares in the Accredited Crowdfunding offering and this offering. For these reasons, we do not believe that dilution is relevant to a consideration of whether to invest in the Game Shares being offered in this offering.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2015:

●	on an actual(1) basis;

●	on a pro forma basis, after giving effect to the issuance of 1,000,000 shares of our common stock to our Parent; and

●	on a pro forma as adjusted basis, assuming the sale in this offering of all of the Game Shares being offered, at the price to the public of $500 per share, resulting in proceeds to us of $10,000,000.(2) Our use of proceeds from this offering is discussed under “Use of Proceeds”.

You should read this table together with our financial statements as of and for the period ended September 30, 2015 and the related notes thereto, included elsewhere in this offering circular.

	As of September 30, 2015
			Pro Forma
	Actual(1)	Pro Forma	As Adjusted
		(Unaudited)	(Unaudited)

Cash and cash equivalents	$-	$-	$10,000,000

Long term debt	-	-	-
Stockholder’s equity (deficit):
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2015	-	-	2
Common stock, $0.0001 par value, 100,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2015	-	100	100
Net transfers from Parent	242,161	-	-
Additional paid-in capital	-	242,061	10,242,059
Accumulated deficit	(388,930)	(388,930)	(388,930)
Total stockholder's equity (deficit)	$(146,769)	$(146,769)	$9,853,231

Total capitalization	$(146,769)	$(146,769)	$9,853,231

(1) The Company was formed on October 8, 2015 and has not been operating as a separate legal entity within the Parent and its subsidiaries for the periods presented. Accordingly, the Company’s financial statements have been prepared on a “carve-out” basis from the Parent’s accounts and reflect the historical accounts directly attributable to the Company together with allocations of costs and expenses. The financial statements have been prepared in accordance with Regulation S-X, Article 3, “General Instructions as to Financial Statements” and Staff Bulletin (“SAB”) Topic 1-B, “Allocations of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity”.

(2) This amount does not reflect the deduction of expenses of the offering, which we estimate will be $337,500, and which will be paid in part by the Company and in part by the Company’s parent, Loose Tooth Industries, Inc. pursuant to the Master Services Agreement, as described herein. See “Plan of Distribution”.

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THE COMPANY

Overview

Our Company is a recently formed video game publishing company that seeks to identify, license, fund, market, arrange distribution for, and earn cash receipts from sales of new video games being developed by third-party developers. We search for new games and game ideas with the potential to generate significant earnings with the help of our publishing services. Through the issuance and sale of preferred tracking stock (which we call our Game Shares), we raise funds for the acquisition and exploitation of publishing rights to video games on particular game-playing platforms pursuant to license agreements with the game’s third-party developers. Each separate series of our Game Shares is intended to raise funds for the acquisition and exploitation of publishing rights to a single, different video game.

Game Shares are an opportunity for fans of a particular game concept to help support the development and marketing of the game and share in its potential future earnings on particular platforms. The Game Shares for a particular game track an interest in potential future sales receipts arising under the publishing license entered into between the developer of the game and a subsidiary of ours. Following the development of the game, if the game generates sales receipts, under the publishing license we will receive a substantial portion of those receipts. Pursuant to our business model, we will then pay dividends to the holders of the associated Game Shares based on those receipts. In the future, we expect to make additional offerings of different series of Game Shares, with each different series supporting the acquisition and exploitation of rights to a different game pursuant to a different license agreement.

Our Parent was formed as a limited liability company in October 2014, was incorporated in March 2015 and began operations in April 2015. Our Parent is a provider of video game publishing services and the operator of Fig.co, an online technology platform created to facilitate fundraising for video game development. From its inception until August 2015, our Parent was developing the proprietary technology behind Fig.co, seeking out and evaluating video game developers and games and building relationships with various video game distributors.

Our Parent, Loose Tooth Industries, Inc., a Delaware corporation (“Parent”), began operations in April 2015. Our Parent is a provider of video game publishing services and the operator of Fig.co, an online technology platform created to facilitate fundraising for video games. Fig.co is designed to function as:

-	a rewards-based crowdfunding website, where video game developers can seek funding in the form of contributions in return for non-securities-related rewards (“Rewards Crowdfunding”);

-	an accredited investor crowdfunding website, where securities may be offered and sold only to “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 and pursuant to Rule 506 of Regulation D (“Accredited Crowdfunding”); and

-	a non-accredited investor crowdfunding website, where securities may be offered and sold to “qualified purchasers” as defined in Tier 2 of Regulation A of the Securities Act of 1933 (“Reg A Crowdfunding”). Fig.co also functions as a testing-the-waters website to process indications of interest in Reg A Crowdfunding (“Reg A Testing the Waters”).

We intend to use Fig.co for our Accredited Crowdfunding, Reg A Testing the Waters and Reg A Crowdfunding campaigns, and we expect the developer of the game to use Fig.co for a Rewards Crowdfunding campaign for the same game. Accredited Crowdfunding offerings will be completed and closed prior to the qualification of Reg A Crowdfunding offerings for the same series of Game Shares.

The Parent hosted its first campaign on Fig.co to provide development funding to a video game developer in August 2015 and its second in October 2015, in each case through the use of Rewards Crowdfunding and Accredited Crowdfunding. The developers of such games conducted their Reward Crowdfunding campaigns on Fig.co and the securities offered in the Accredited Crowdfunding campaigns were securities of other subsidiaries of our Parent, offered on Fig.co to accredited investors. All future Accredited Crowdfunding offerings are expected to be offered by the Company in the form of Game Shares.

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The Company’s publishing model includes the following key parts:

●	Identification. Through the extensive video game industry contacts of the directors, officers, advisors and affiliates of our Company and our Parent, we establish relationships with game developers and their advisors. We evaluate the developers interested in working with us, and the games and game ideas they have, and identify particular game development efforts that we believe have significant earnings potential. For a further discussion of our process for identifying and evaluating developers and games, see the section entitled “— Key Aspects of Our Business – Identification,” below.

●	Licensing. We negotiate with the developers whose game development efforts we wish to support, with the aim of entering into a license agreement that establishes the developer’s and our respective rights and obligations in the game development effort and in the marketing, distribution and sales stages that we anticipate will follow. We offer developers what we believe is a unique licensing arrangement that provides them with many of the things they complain they do not receive from conventional game publishing arrangements, such as creative control, freedom from milestone obligations, freedom from the concept of “advances against royalties,” and ownership of their core intellectual property and derivative works. For a further discussion of the licensing arrangements between our Pub Subs and the developers, see the section entitled “— Key Aspects of Our Business – Licensing,” below.

●	Marketing. When a game has been successfully developed and is almost ready for the commercial market, we apply the video game marketing expertise that our principals have developed through their experience in the industry, and engage in such efforts as social media marketing, paid advertising campaigns, design of creative assets, digital public relations, influencer outreach and community marketing. For a further discussion of our marketing services, see the section entitled “Key Aspects of Our Business – Marketing,” below.

●

Distribution. In conjunction with our marketing efforts, we identify and secure distribution for the game on any of the wide variety of platforms for which we have licensed publishing rights from the developer. Such licensed platforms will likely vary from game to game, and may include various personal computer, mobile, tablet, video game console, interactive television, virtual reality, augmented reality and other operating systems on which video games are played. (For a description of the licensed platforms for the Grasslands game, see “The Game and the Developer – The Grasslands Game”.) Examples of platforms on which the Company is capable of publishing games include Microsoft Windows operating systems, Microsoft Xbox 360, Xbox One, Sony PlayStation 3, PlayStation 4, PlayStation VR and Vita, Nintendo Wii, Wii-U, DS and 3DS, Oculus Rift and Valve/HTC Vive, Apple Macintosh, OS X and iOS operating systems, Google Android operating system, Linux operating system and Steam Machine operating system, and all future versions of each of the foregoing.

We identify and secure agreements with third-party distributors to distribute, deliver, transmit, stream, resale, wholesale or otherwise exploit the licensed game on the licensed platforms, and we monitor the performance of those agreements after they are entered into. For example, if Microsoft Windows has been licensed to us by the Developer, we would seek to secure agreements with distributors on that platform, such as Steam, Humble Bundle and Amazon. Distributors will be responsible for remitting cash receipts from sales of the game to the Company's subsidiary holding the license agreement for the game. Examples of other third-party distributors include Origin, GOG, Sony, Nintendo, affiliates of Microsoft, affiliates of Sony, and affiliates of Apple. For a further discussion of our distribution services, see the section entitled “Key Aspects of Our Business – Distribution.”

We believe that our co-publishing model will permit us to compete successfully with traditional video game publishers for the most talented game developers and the most attractive games and game concepts, because our model treats developers better than they are often treated in conventional video game publishing arrangements, and because we believe our model demonstrates our desire to support the developer community, which desire will, we believe, be additionally attractive to developers.

In addition, the Company intends to publish games in a wide variety of genres. However, the Company believes investors often wish to invest on a game-by-game basis, and to focus on game genres with which they are familiar. The Company recognizes that potential investors who are game players may have the most knowledge about games within their genre or genres of choice. For example, a potential investor may discern development potential in a particular first-person shooter game to be played on PCs, while she may be insufficiently familiar with social games to discern development potential in a social game to be played on mobile devices.

The Company believes that the game-by-game publishing model it has adopted will allow it to raise funds for the acquisition and exploitation of publishing rights to a variety of games, while permitting investors to choose the particular Game Shares in which they wish to invest. The return on each series of Game Shares will depend on a number of factors, including the developer's efforts to develop a popular game and the Company's efforts to publish the game within the terms of its license agreement.

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Our principals have extensive experience in the business of publishing video games. Justin Bailey, our Chief Executive Officer and sole director, has been active in the video game industry for many years, having published a wide variety of free-to-play, premium and mobile games and having helped to secure many millions of dollars in game financing from publishers, investors and crowdfunding participants in recent years. Jonathan Chan, our Vice President, Business Development and Strategy , has several years of experience at the large video game publisher Electronic Arts Inc., where he focused on business development deals in the publishing and distribution of games.

The Company was incorporated on October 8, 2015 in Delaware as a wholly owned subsidiary of our Parent. The Company has only recently begun operations and has to date relied on the Parent to conduct its business. We have not yet earned any game sales receipts and we have no operating history, which may make it difficult for potential investors to evaluate our business and assess our future viability and prospects. The Company has been operating under an intercompany services agreement entered into between ourselves and our Parent (the “Master Services Agreement”), which is described in more detail in “— Master Services Agreement with Our Parent,” below. Pursuant to the Master Services Agreement, the Parent provides the Company with comprehensive management and administrative services, as well as services relating to information technology support, distribution rights management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. The services of our executive management and other personnel are currently performed by employees and principals of our Parent, which is compensated for the provision of such services by the Service Fee.

Market Opportunity

The Company is seeking to bridge a gap that it believes exists in the market for game development financing, between current sources of game financing and the financing the industry needs. The following are anecdotal views based on the industry experience of members of our management team.

The Company’s View of Traditional Publishing Arrangements:

In a traditional publishing arrangement, particularly with large video game publishers, the publisher provides funding to a developer for a particular video game’s development in exchange for the intellectual property rights to such game, which includes distribution rights as well as the rights to sequels and other derivative works (such as film rights). The developer is rewarded with a royalty only, typically half or less than half of the net revenue earned from the game. The developer’s rights are not returned to it when the agreement is terminated, and the publisher faces few or no constraints in deciding if and when to terminate the agreement. The intellectual property rights to a game are a developer’s most important asset, and turning them over to a publisher not only relinquishes creative control over the game but creates a relationship with the publisher that is similar to employment. In addition, in a traditional publishing arrangement, the publisher funds the developer in a series of payments contingent on the developer achieving development milestones, which are typically determined to have been met or not in the publisher’s discretion. Also, traditional publishers customarily secure distribution or development rights with respect to derivative works of the game, such as sequels, prequels and spin-offs. Moreover, the formulas by which developers earn royalties are usually heavily slanted in the publisher’s favor. Most publishing deals involve what is known as “advances against royalties.” In other words, the amounts provided by the publisher to the developer to create the game are treated as pre-paid royalties. This means that the developer must effectively “pay back” the advances by foregoing later royalties that would otherwise be payable to the developer. As an example, assume that a publisher paid $100 in advances to a developer for developing a game and the developer has a 25% royalty. Assume also that the game makes $200 in its first month. Under this scenario, the developer would not receive any royalties, because the developer’s nominal royalties would be $50, but the publisher will be able to retain all of the developer’s royalties until the publisher has “recouped” the full $100 of its advances to the developer. This type of structure allows publishers to become profitable on games before – and often long before – the developers see any upside. Indeed, it is not untypical for the publisher to complete its recouping only at a point that most game sales have already been made, which reduces the likelihood of the developer actually receiving any royalties.

The Company’s View of Self-Publishing Arrangements:

Rewards-based crowdfunding has made the self-publishing of video games a more viable option for developers, but rewards-based crowdfunding alone has its limits. Although contributors to a rewards-based crowdfunding campaign risk the possibility that the game will not be completed on time or at all, if the game does become a success, the contributors may not receive rewards beyond the original reward (which is typically a download of the game and may include other physical rewards or services) without the parties running the risk of the arrangement being regulated under the securities laws. As a result, developers have found it difficult to raise enough money through rewards-based crowdfunding to meet an entire game development budget, as well as finance post-development marketing and distribution efforts.

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The Company’s business model is designed to bridge the gap between these traditional sources of game financing and the financing the industry needs, by:

-	providing an opportunity for game development funds to be raised through both Rewards Crowdfunding and Investment Crowdfunding;

-	not requiring developers to license away core intellectual property rights or rights to derivative works in order to get a game published. In the Company’s view, this requirement of traditional publishing reduces the motivation of developers to create successful games by taking away their autonomy and the potential upside to them of growing their business;

-	providing developers with development funding up-front. In such a circumstance, developers would not be subjected to a schedule of payments contingent on meeting development milestones. In the Company’s view, milestones are distractions which interfere with successful game development. In the Company’s view, development funds should be available immediately so that the developer can promptly commit funds to operations and contractual obligations (such as multi-year contracts with game designers who are responsible for designing the game before the game delivery date, in an industry where competition for qualified personnel is intense); and

-	focusing on one to two campaigns for games each month, on average, which would help to concentrate the attention of the community of game backers and investors on particular Game Shares. In the Company’s view, existing rewards-based crowdfunding sites often allow individual video game campaigns to become lost in a crowd of concurrent campaigns.

Industry Trends

There are a number of key trends that the Company believes will continue to drive the growth and popularity of video games. The growth of online distribution and online gameplay is making it easier for customers to discover, buy and engage with a variety of games. At the same time, online distribution and online gameplay make it easier for developers to find audiences for their games. The emergence of new platforms, such as has occurred recently with mobile devices, is expanding the range of possible gameplay experiences. For instance, the ubiquity and convenience of mobile devices allow players to engage with games in new play patterns, and allow publishers and distributors to develop new monetization models. Advancements in technology, such as virtual reality and smart TVs, will continue to drive more immersive and entertaining gaming experiences. In addition, players can engage with games for longer periods of time as they purchase additional content and services that are provided to them digitally. The Company hopes that these trends will enable each of its games to achieve increased sales, and consequently to provide increased benefits for investors.

Key Aspects of Our Business

Identification

Prior to entering into a license agreement for a particular game, we conduct a detailed evaluation of the game and the developer to determine whether, in our opinion, they have the potential to generate significant income based on the criteria discussed below. We consider a great game to be a distillation of a complex set of associations. While the Company evaluates games being developed for any platform and in any genre, in our selection of games, we focus in particular on the following factors:

●	Experience of the developer and the talents of the developer’s team;

●	The developer’s track record for the delivery of games on time and within budget;

●	Historical sales performance of the developer’s games;

●	The degree of likelihood that the current game can be developed on time and as envisioned;

●	Estimates of potential sales of the game;

●	The use of technologies, such as game engines, with which the developer has successfully created games in the past;

●	Past releases on the platforms which the developer is targeting for the current game; and

●	The extent of the developer’s or the game franchise’s existing social community and fan base.

We believe we have extensive video game industry contacts though the directors, officers, advisors and affiliates of our Company and our Parent, and we seek to use these contacts to access developers and games that meet our criteria. Through our contacts, we seek to establish working relationships with promising developers and their advisors, in order to begin the process of educating them about our business, the benefits of a license agreement with us and the benefits of a continuing relationship with us.

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Licensing

Once we decide to work with a developer to publish a game, we enter into a negotiation with the developer to finalize the key terms of our relationship with the developer, including, among other things:

●	An overall campaign strategy to raise a minimum funds target through a combination of Rewards Crowdfunding and Investment Crowdfunding;

●	The maximum level of investment acceptable to the developer;

●	The percentage of the adjusted gross receipts that the Pub Sub will receive;

●	The percentage of the adjusted gross receipts that the developer will receive;

●	The anticipated completion date of the game; and

●	The scope of the distribution license, such as a list of licensed platforms and the list of platforms through which sales can be made and the list of platforms for which the developer is committed to deliver an executable game by a certain delivery date.

The terms are finalized as a license agreement between our Pub Sub and the developer, pursuant to which our Pub Sub acquires publishing rights to the game. The rights of the Pub Sub to publish the game under the license agreement are contingent upon the parties meeting a minimum target by a minimum target date. The Pub Sub’s publishing rights are non-exclusive, and in many instances we expect the Pub Sub to be one of multiple co-publishers of the game.

The Company intends to create more Pub Subs and enter into additional license agreements in the future with multiple developers in relation to different games. We are actively pursuing additional license agreements. Although, as of the date of this offering circular, we have no commitments to enter into license agreements in addition to the executed Grasslands License Agreement, we are engaging in active discussions with developers and anticipate entering into additional license agreements in the first half of 2016. We intend to finance the acquisition and exploitation of additional publishing rights for our Pub Subs through the issuance of additional Game Shares that track the economic performance of such Pub Subs and the games they license, as further described herein. There can be no assurance that our assumptions and estimates with respect to any developer and the potential sales of any game will be accurate, and a failure of any of our assumptions or estimates could have a materially adverse impact on our business and your investment in Game Shares.

The developer and the Pub Sub shall each have the right to terminate the license agreement upon a material default or breach by the other party which that party is not able to remedy within thirty days. As described above, our business model does not subject developers to milestone obligations in respect of the development of the game. The Company wishes to encourage developers to promptly apply the Game Development Funding to the successful development of the game, in which case the Game Development Funding would not be sitting in a cash account available for return to the Pub Sub. Accordingly, the license agreement does not provide a mechanism pursuant to which the developer would be obligated to return any of the Game Development Funding in the event that the license agreement is terminated. The lump-sum, upfront nature of the Game Development Funding allows the developer to enter into contractual obligations, such as multi-year contracts with personnel who are responsible for designing the game before the game delivery date, in an industry where competition for qualified personnel is intense. See “Risk Factors.”

As there is no mechanism for the developer to return the Game Development Funding, in the event that the license agreement is terminated by either us or the developer, the holders of Game Shares would not be entitled to a refund of their investment. Furthermore, if the license agreement is terminated, the Pub Sub would no longer have rights to publish the game or receive sales receipts, and there would no longer be Pub Sub Cash from which to pay dividends to holders of Game Shares. In the event that the license agreement is terminated, holders of Game Shares may lose their entire investment.

In the event that the developer materially breaches the license agreement, for example, if it fails to deliver the game on time or at all, the holders of the relevant Game Shares must rely on the Company to pursue any claims against the developer. The license agreement will be between the developer and the relevant Pub Sub, and as a holder of Game Shares you will have no rights under the license agreement, as a third-party beneficiary or otherwise. We intend to enforce all contractual obligations to the extent we deem necessary and in the best interests of the Company and holders of Game Shares. Any lawsuit against the developer for failure to deliver the game would likely demand the return of the Game Development Funding, however the Company cannot assure that such lawsuit will be successful or that the developer would have sufficient funds to pay any settlements or judgments against it.

Before you make an investment in our Game Shares, you should make your own assessment of the developer, the game, the relevant license agreement and the Game Shares, including your own assessment of the game’s earning potential as well as the present value of those potential earnings, given the extended time period that may be required for the completion of the development of the game. For a further discussion of Grasslands and the Grasslands Developer, see the section of this offering circular entitled “The Game and the Developer.”

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Marketing

The Company’s marketing and promotional efforts are intended to maximize consumer interest in the game, promote name recognition for the game, assist platforms in their sales efforts and properly position and sell the game. The Company may market the game by:

●	Implementing public relations campaigns, using print and online advertising (including on Facebook, Twitter, YouTube and other online social networks and websites), television, radio and outdoor advertising. The Company intends to label and market each game in accordance with the applicable principles and guidelines of the Entertainment Software Rating Board (the “ESRB”), an independent self-regulatory body that assigns ratings and enforces advertising guidelines for the interactive software industry.

●	Satisfying sales requirements under agreements with third-party manufacturers and distributors.

●	Engaging in marketing and promotional activities usually associated with the commercialization of games, including the marketing and promotion of the game through Fig.co’s user community and through the community of the Parent’s developer-advisers.

●	Stimulating continued sales of the game by reducing the wholesale price of the game to video game platforms at various times during the life cycle of the game. Price concessions may occur at any time in the game’s product life cycle, but typically occur three to nine months after a product’s initial launch. The Company may also provide volume rebates to stimulate continued product sales.

●	Employing various other marketing methods designed to promote consumer awareness, including through social media, co-operative advertising and product sampling through demonstration software distributed via the Internet or digital online services.

Distribution

The Company, through each Pub Sub, will hold distribution rights for each licensed game, including in some cases the distribution rights for downloadable content that enables gamers to pay to enhance their game-playing experiences. The Company will support the distribution of each game once the game is commercially released. Distribution activities may include:

●	Negotiating agreements with distributors on the licensed platforms managing these relationships;

●	Partnering with the developer to secure relationships and promotions through distributors;

●	Conducting market research and creating and implementing a marketing and sales plan for each game;

●	Monitoring game development progress, budgeting, receiving and distributing payments, testing, overseeing creative and technical development and arranging for the localization of a game being distributed in a number of different markets; and

●	Enter into agreements to distribute the game through worldwide distributors on the licensed platforms.

Distribution arrangements are typically terminable on short notice. The agreements generally do not obligate the distributor to market or distribute any of our applications.

New gaming platforms, such as virtual reality, are expected to continue to emerge in the future. The Company intends to evaluate new platform publishing opportunities on a case-by-case basis as they emerge.

Principals’ Experience

The directors, officers, advisors and affiliates of our Company and our Parent have significant publishing experience and what we believe are extensive industry contacts. Our team members have been directly involved with:

●	evaluating video game titles for co-publishing deals;

●	entering into development and co-publishing partnerships with video game developers;

●	publishing games through agreements with major distributors, including distributors on high definition console, PC and mobile; and

●	building strategic partnerships with marketing partners.

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Competition

The Company operates in a highly competitive industry. The Company competes with:

●	Traditional game publishers. The Company faces competition for distribution licenses from traditional sources such as established video game publishers, which include some of the largest corporations in the world. These competitors may be in a stronger position to respond quickly to new technologies and may be able to undertake more extensive marketing campaigns. In addition, these competitors have longer operating histories, greater name recognition and more extensive financial resources than the Company and our Parent. Traditional publishers range in size and cost structure from the very small, with limited resources, to the very large, with extensive financial, marketing, technical and other resources, such as Electronic Arts, Ubisoft, Tencent and Nexon.

●	Existing rewards-based crowdfunding platforms. Developers may choose to fund their games entirely through rewards-based crowdfunding on other platforms, such as Kickstarter and Indiegogo.

●	Other games and forms of entertainment. The games we license will compete with other online computer and mobile games. They will also compete with other, non-game forms of entertainment.

Competition in the entertainment software industry is based on innovation, features, playability and product quality; name recognition; compatibility with popular platforms; access to distribution channels; price; marketing; and customer service. The industry in which the Company operates is driven by hit titles, which require increasing budgets for development and marketing. Competition for any game is influenced by the timing of competitive product releases and the similarity of such products to the relevant game.

For further discussion of the risks relating to our Company, its business and this offering, see the section of this offering circular entitled “Risk Factors”.

Communication with Holders of Game Shares

Investors will receive regular updates on the development of the game in a few ways:

●	Fig.co website – after a campaign completes, each campaign page persists on and is accessible by investors on the Fig.co website. Each campaign page includes a section dedicated to “updates” which is an updated feed of game development updates.

●	Email updates – email updates regarding a game’s development are sent to investors on a regular basis. We aspire to an update cadence of one per month on average.

●	We anticipate releasing a press statement when a game’s development is complete and is released for first commercialization.

Baseline License Agreement

It is our intention that each license agreement we enter into relating to a different game be based on a template license agreement that acts as a standard baseline. The material terms of our baseline license agreement are summarized below. Generally, only certain defined terms of the baseline license agreement will be subject to negotiation with each developer. Please refer to “The Game and the Developer – Grasslands License Agreement” for the values in the Grasslands License Agreement that correspond to the terms in the left-hand column below, and the ways in which the Grasslands License Agreement deviates from the baseline terms below.

Term	Description

Minimum Target and Minimum Target Date

It is expected that funds for the development of the game will be raised in up to three ways: (1) developer will conduct a Rewards Crowdfunding campaign on Fig.co; (2) the Company will offer and sell Game Shares to accredited investors under Securities Act Rule 506(c); and (3) the Company will offer and sell Game Shares to non-accredited and accredited investors under Regulation A pursuant to a qualified offering statement. The Company will pay proceeds of the foregoing, including 97.5% of the proceeds of (2) and (3), above, to the developer under the license agreement. The aggregate of the amounts raised and the amounts as to which indications of interest are received pursuant to the aforementioned fundraising campaigns (the "Running Campaign Total") will be calculated by the Company and displayed on Fig.co.

Minimum Target Date

The license agreement will not become effective unless and until the Running Campaign Total equals or exceeds a minimum target by a minimum target date. If the Running Campaign Total does not equal or exceed the minimum target by the minimum target date, the license agreement will automatically terminate.

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If the minimum target is achieved by the minimum target date, the developer will receive the Game Development Funding as described below. The license agreement will not require the developer to provide any collateral in exchange for the receipt of the Game Development Funding or otherwise, and the Game Development Funding will not be considered an advance.

The minimum target may have been achieved before the offering statement under Regulation A has been qualified, in which case such Regulation A offering will not be subject to a minimum target.

Game Development Funding

Game Development Funding will be equal to a percentage of the proceeds of the sale of the relevant Game Shares, as provided in the relevant license agreement. The Company expects this percentage to range from 95% to 97.5%.

Maximum Funding Amount

The license agreement provides for a Maximum Funding Amount. The developer need not accept a Game Development Funding in excess of this amount.

The license agreement will not require the developer to provide any collateral in exchange for the receipt of the Game Development Funding or otherwise. In no case will the Game Development Funding be secured by the granting of interests to the Pub Sub in the developer’s intellectual property or other assets. The license agreement will require the developer to use the Game Development Funding to develop the game within a set time period, provide interim versions of the game for inspection upon 30 days’ notice from the Pub Sub, not grant liens over its intellectual property in the game to third parties, and keep records of its use of the Game Development Funding for the Pub Sub’s inspection. None of these obligations will be enforceable by foreclosure on security interests. There can be no assurance that the Game Development Funding will be fully and efficiently applied to the development of the game, or that the game will be developed diligently, on time, or at all.

Co-Publishing License

The Pub Sub has a non-exclusive license to the identified version of a video game in connection with publishing, distributing, advertising, marketing and promoting the game to consumers for use with each of the licensed platforms, including updates and enhancements (but may or may not include any downloadable content, referred to as DLCs).

The developer reserves the right to license publishing rights to co-publishers on the same platforms licensed to the Pub Sub by the Developer, although the license agreement contains agreed-upon methods by which the Pub Sub will effectively be credited with the cash from sales arranged by such co-publishers (including the developer as a co-publisher), so that holders of Game Shares will not be disadvantaged in the apportionment of receipts from distributors on the licensed platforms between the Pub Sub and the developer should material co-publishing arrangements arise and multiply.

The license will not include derivative works of the game (such as sequels or spinoffs).

Licensed Platforms	Pursuant to the license agreement, the game is licensed for use on either (i) a specific list of platforms, (ii) license all platforms or (ii) license all platforms except for a specific list of platforms.

Committed Platforms

Although the Pub Sub will be entitled to cash from sales of the game by distributors on all licensed platforms, the developer may not be obligated to deliver the game in executable format for all licensed platforms. The license agreement may provide that the developer is only obligated to deliver the game on a certain subset of licensed platforms, which we will be designated as committed platforms.

Game Delivery Date	The developer will agree to deliver the game in executable format for the licensed platforms (or in some cases, the committed platforms only) no later the designated game delivery date.

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Derivative Works Holdback	The developer may be required to wait for a period of time before releasing derivative works of the licensed game (such as sequels or spinoffs), which we refer to as the derivative works holdback.
Service Fee	The Pub Sub will pay a certain percentage of the amount of cash received by each Pub Sub (if any) less certain selling expenses (which the Company expects to be no more than 2.5% of such cash receipts) during any quarterly period as remuneration for the services provided under the Master Services Agreement. The Service Fee percentage will be set forth in the license agreement as well as on the exhibit to the Master Services Agreement.

Developer Royalty	The Developer Royalty will be a certain percentage (which may vary based on a sliding scale) of Adjusted Gross Receipts pursuant to a formula that takes into account the amount raised in the sale of the associated Game Shares. The Developer Royalty may increase after one or more sales benchmarks are reached.

Termination for Cause

The developer and the Pub Sub shall each have the right to terminate the license agreement upon a material default or breach by the other party which that party is not able to remedy within thirty days.

The license agreement does not provide a mechanism pursuant to which the developer would be obligated to return any of the Game Development Funding in the event that the license agreement is terminated, in part because the Company wishes to encourage developers to promptly apply those funds to the successful development of the game, in which case the Game Development Funding would not be sitting in a cash account available for return to the Pub Sub. See “Risk Factors.”

Indemnification	The parties agree to mutual indemnification for claims arising out of (i) breach of the license agreement; (ii) any claims by the indemnifying party’s creditors to the effect that the indemnified party is responsible or liable for its obligations; or (iii) the use of the licensed rights.

The foregoing description of our baseline license agreement terms is a summary only and is qualified in its entirety by reference to the particular license agreement related to the securities being offered. The baseline license agreement is not identical to the Grasslands License Agreement entered into by the Grasslands Pub Sub and the Grasslands Developer. For a description of the Grasslands License Agreement, including terms that differ from the baseline agreement, see The Game and the Developer – Grasslands License Agreement.”

Master Services Agreement with Our Parent

We have little operational history and limited assets and resources and to date we have relied on our Parent to conduct our operations through its employees. We have been operating under an intercompany services agreement entered into between ourselves and our Parent (the “Master Services Agreement”), which we entered into with our Parent as of December 3, 2015, pursuant to which our Parent provides us with comprehensive management and administrative services, as well as services relating to information technology provision and support, distribution rights management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. In the Master Services Agreement, we and our Parent have agreed that the provision by our Parent of services to us prior to the date of the agreement is deemed to have occurred under, in accordance with and subject to the terms of the agreement. If our Parent is unable to perform any of the services it is required to perform under the Master Services Agreement, due to financial difficulty or otherwise, we may be forced to assume all of our management and administrative tasks and thereby incur additional expenses.

We intend to conduct this offering using Fig.co. Our use of Fig.co is one of the services provided by the Parent to us under the Master Services Agreement. We have agreed to pay a certain percentage (the “Service Fee”) of the amount of cash received by each Pub Sub (if any) less the sales expenses during any quarterly period as remuneration for the services provided under the Master Services Agreement. In the Master Services Agreement, we and our Parent have acknowledged and agreed that, although the Service Fee will not begin to be paid to our Parent until such time, if ever, that a game is, or games are, generating sales sufficient to fund the Service Fee (which time, if ever reached, may be months or years in the future), our Parent shall provide services to us under the agreement continually during the entire term of the agreement.

Proceeds from the sale of the Game Shares will not only provide the Game Development Funding but also fund the Company, including its publishing efforts in respect of the game. The Game Development Funding will be equal to 97.5% of the proceeds of the sale of the Grasslands Game Shares. The remaining portion of the proceeds will be retained by the Company in order to cover operating expenses, the Game Shares offering costs and the costs of any pre-release marketing of the game. Our Parent will pay for such expenses in excess of the proceeds retained by the Company pursuant to the Master Services Agreement.

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Under the Master Services Agreement, the Parent will receive remuneration for its services, including the service of covering excess expenses of the Company, by receiving, in the case of the Grasslands game, 0.1% of the cash received by the Grasslands Pub Sub if and when the Grasslands Game is developed and begins to sell, less the sales expenses during any quarterly period. The Service Fee deduction will reduce the amount of Grasslands game receipts going to the Pub Sub and to the Grasslands Developer. As a result of the foregoing, a portion of the excess expenses of the Company that the Company’s parent will be paying in respect of Grasslands may in effect be paid back to the Company’s parent by the Company through the mechanism of the Service Fee, over time and starting only if and when the Grasslands game begins to generate sales receipts.

The Master Services Agreement has an initial term through December 31, 2016, and will automatically renew for successive one-year terms each December 31 unless either party provides the other party with written notice of its intent not to renew at least three months prior to such date. In addition, we may terminate any specific service, or the entire agreement, without penalty, by providing 30 days’ prior written notice to our Parent, and our Parent may terminate any specific service, or the entire agreement, by providing 180 days’ prior written notice to us (provided that if we, using our commercially reasonable efforts, are unable to either perform the services ourselves or enter into a reasonable arrangement with a third party to perform such services, then our Parent will continue to perform such services for an additional period of 180 days).

Seasonality

The business of the Company is highly seasonal, with the highest levels of consumer demand for games, and a significant percentage of sales, occurring in the holiday season in the quarter ending December 31, and seasonal lows in sales volume occurring in the quarter ending June 30. Although sales of video games generally follow these seasonal trends, there can be no assurance that this will continue. The Company’s financial results may vary based on a number of factors, including the release date of a game, cancellation or delay of the game’s release and consumer demand for the game and for video games generally.

Conflicts of Interest

The Company and its Pub Subs expect to do business with entities owned or controlled by affiliates. The Company and its Pub Subs may, in the Company’s discretion, conduct business with such parties. See “The Game and the Developer” and “Interest of Management and Others in Certain Transactions.”

No Indebtedness Policy

If the Company were to enter bankruptcy or similar proceedings, there can be no assurance that Game Shares holders will be able to recover any or all of their investments. The Company could be compelled to enter such proceedings if it became unable to pay its debts as they became due. In order to help guard against this possibility, the Company has limited its obligations under its Game Shares to the payment of amounts received under the associated publishing license agreement.

Properties and Company Location

We are located at 715 Bryant Street, Suite 202, San Francisco, California 94107, in a space that is rented and paid for by our Parent. We do not own any real property.

Government Regulation

The Company and its Pub Subs are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet. In addition, laws and regulations relating to user privacy, data collection and retention, content, advertising and information security have been adopted or are being considered for adoption by many countries throughout the world. Set forth below are descriptions of various U.S. laws and regulations applicable to the Company and Pub Sub:

Electronic Signatures in Global and National Commerce Act/Uniform Electronic Transactions Act

The Federal Electronic Signatures in Global and National Commerce Act (“E-SIGN”) and similar state laws, particularly the Uniform Electronic Transactions Act (“UETA”), authorize the creation of legally binding and enforceable agreements using electronic records and signatures. E-SIGN and UETA require businesses that wish to use electronic records or signatures in consumer transactions to obtain the consumer’s consent. When a developer or potential investor registers on Fig.co, the website is designed to obtain his, her or its consent to the transaction of business electronically and the maintenance of electronic records in compliance with E-SIGN and UETA requirements.

Electronic Fund Transfer Act and NACHA Rules

The federal Electronic Fund Transfer Act (“EFTA”) and Regulation E, which implements it, provide guidelines and restrictions regarding the electronic transfer of funds from consumers’ bank accounts. In addition, transfers performed by ACH electronic transfers are subject to detailed timing and notification rules and guidelines administered by NACHA. It is our policy to obtain necessary electronic authorization from developers and investors for transfers in compliance with such rules. Transfers of funds through Fig.co are intended to conform to the EFTA and its regulations and NACHA guidelines.

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THE GAME SHARES

We seek to combine our developer-centric approach on the game licensing and development side of our business with what we believe is a unique opportunity for investors on the financing side of our business. Our securities are designed to give investors a mechanism for investing separately in each game we license. We expect that many of our potential investors will be video game players and fans, and we wish to give them the opportunity to invest in particular games, one at a time – typically, we expect, within the different game genres they know and like best.

To be more specific, we intend to offer a separate series of preferred tracking stock for each of the games under development that we have been licensed. The shares of a particular series of preferred tracking stock (which we call our “Game Shares”) will track the economic performance of a particular subsidiary of the Company (each a “Pub Sub”) which will hold the publishing license to a particular game under development, entered into between that Pub Sub and the developer of the game. The tracking will work as follows: when and if the game is developed and begins to sell, the Pub Sub will begin receiving cash from sales of the game made by distributors on the licensed platforms. After payment of the developer’s royalty and other expenses described below, the Pub Sub will then distribute the remaining receipts to the Company. Pursuant to our business model, the Company will then pay out 97.5% of those receipts as dividends to holders of the associated Game Shares, subject to our dividend policy. See “Dividend Policy.”

Each Pub Sub is expected to be a Delaware limited liability company and a wholly owned subsidiary of the Company. The Pub Sub will be formed specifically to serve as the entity to which the developer licenses rights in respect of the game to be developed. The publishing license agreement between the Pub Sub and the developer will govern the funding to be provided by the Pub Sub to the developer to finish the development of the game, the Pub Sub's rights in the exploitation of the developed game, the cash the Pub Sub will earn from such exploitation and the allocation of such cash receipts among expenses, the developer (in the form of a royalty) and the Pub Sub itself. The Game Shares will govern the rights of Game Shares holders to receive dividends, which would be paid by us from the earnings of the game that we receive from the Pub Sub, subject to our dividend policy. See "Dividend Policy."

The general corporate, securities and licensing structure of our game investment model is illustrated below (not to scale):

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Under the license agreement between a Pub Sub and a developer, the Pub Sub will have rights to publish the game on particular platforms and the right to receive cash from sales of the game made by distributors on such platforms, in exchange for:

Upfront funds provided to the developer to help complete the development of the game for commercial sale (the “Game Development Funding”).	+	After the game begins to sell on the licensed platforms, a certain substantial percentage (the “Developer Royalty”) of the Pub Sub’s Adjusted Gross Receipts, as defined below).

Proceeds from the sale of the Game Shares will not only provide the Game Development Funding but also provide funds for the Company. Specifically, the Game Development Funding will be equal to a percentage of the proceeds of the sale of the related Game Shares expected to range between 95% and 97.5% (as provided in the relevant license agreement). The remaining portion of the proceeds will be retained by the Company in order to cover operating expenses, the Game Shares offering costs and the costs of any pre-release marketing of the game. Our Parent will pay for such expenses in excess of the proceeds retained by the Company pursuant to the Master Services Agreement. See “The Company – Master Services Agreement with Our Parent.”

The Developer Royalty will be calculated based on a formula negotiated between the Company and the developer that depends in part on the size of the Game Development Funding.

”Adjusted Gross Receipts” equals:

Cash received by the Pub Sub from distributors of the game on the licensed platforms net of distributor fees and deductions (“Sales Receipts”), generally expected to be approximately 70% of the retail price of the game	-	Certain sales expenses, such as chargebacks or disputed credit card charges and sales taxes not already covered by distributors, generally expected to be no more than 2.5% of Sales Receipts.	-	A fixed-percentage fee paid to our Parent for providing management and administrative services to us (the “Service Fee”), generally expected to vary between 0.1% and 20%.

From Adjusted Gross Receipts, the Pub Sub will pay the Developer Royalty to the developer, and the remaining funds (“Pub Sub Cash”) will be distributed to us. Investors in Game Shares will receive 97.5% of the Pub Sub Cash, in the form of dividends on their Game Shares, subject to our dividend policy (see “Dividend Policy”), and the remaining 2.5% will be retained by the Company. The Company intends to use this remaining 2.5% of Pub Sub Cash for general corporate and working capital purposes, including payment of expenses that may be applicable to all Pub Subs generally, and to pay dividends to our Parent. The Pub Sub will then distribute those receipts to the Company. Pursuant to our business model, the Company will then pay out 97.5% of those receipts as dividends to holders of the associated Game Shares, subject to our dividend policy. See “Dividend Policy.”

The Service Fee will be a fixed percentage depending on the particular game development effort and co-publishing services that are the subjects of the associated license agreement. The Parent is not obligated to apply the Service Fee toward services in respect of any particular game.

Holders of Game Shares will be preferred stockholders of the Company. They will have no direct interest in the associated Pub Sub, license agreement, developer, core intellectual property of the game or derivative works of the game (such as sequels or spinoffs, and in some cases, downloadable content). Our rights in regard to the game and its sales receipts are limited by the specific parameters of our Pub Sub's publishing license agreement with the developer of the game. The license agreement that relates to the Grasslands Game Shares is filed as an exhibit to the offering statement to which this offering circular relates, and is further described in the section of this offering circular entitled "The Game and the Developer". Holders of Game Shares will also have no rights in the management of the Company, whose common shares are held 100% by our Parent.

The Company will not be able to publish the game unless and until it is developed. To the extent the game is not developed diligently or at all, the Company will not be able to publish the game diligently or at all, and therefore the game may not generate sufficient sales receipts to allow dividends to be paid at particular levels or at all. Holders of Game Shares may only look to the Company to enforce the terms of the license agreement between the relevant Pub Sub and the developer. There can be no assurance that the game developer will fully or efficiently apply the Game Development Funding, which is not secured against any assets of the developer. See “Risk Factors.”

The Company believes that the risks of the lump-sum, upfront nature of the Game Development Funding will be outweighed by the competitive advantage the Company will gain in attracting high quality developers as a result of, among other things, not demanding interests in the developer's core intellectual property and not subjecting them to milestone obligations in respect of the development of the game, as well as the benefits to the game development process resulting from the greater creative freedom afforded to the Developer. However, there can be no assurance that these risks will in fact be outweighed by the benefits we expect, and no assurance that the Company's model will not materially adversely affect the Company's business and, therefore, holders' investments in Game Shares.

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Distributors on the licensed platforms make their money by holding back a percentage of the retail prices at which they sell games to consumers. A distributor may have substantial discretion in setting the retail price for the games it sells. As a result of distributors exercising discretion over game sales prices, and taking their percentage cuts of the game sales, the Company expects that the game sales a Pub Sub would receive, and on which investors’ dividends would be based, may be approximately 70% of the retail price of the game on any given platform, and possibly as high as 85% or as low as 50% of such retail price.

In addition, because there is no trading market for Game Shares and we do not expect one to develop, holders of Game Shares should be prepared to retain their shares for so long as they remain outstanding and should not expect to benefit from share price appreciation.

The license agreement between a developer and a Pub Sub in respect of a particular game may permit the developer to license publishing rights to other parties (referred to as “co-publishers”) on some or all of the platforms licensed to the Pub Sub by the Developer. Under the terms of the between a developer and a Pub Sub, to the extent any co-publisher publishes the game on a platform that is also licensed to the Pub Sub by the Developer, the amount of cash received by the Pub Sub will not be reduced, because co-publishers will be required to provide the cash they receive to the Pub Sub for further allocation to the developer, the Pub Sub itself and (typically through the developer) the co-publishers. See “Risk Factors.”

From time to time, particular developers may publicize their and our related game development efforts, including Rewards Crowdfunding and Investment Crowdfunding efforts, on their own websites or otherwise, and may collect immaterial amounts, typically through Rewards Crowdfunding, to contribute to the overall game development effort. These amounts may not end up being accounted for in developer-Pub Sub divisions of receipts pursuant to the terms of the related game license agreement or the related Game Shares.

For other terms relating to all of our Game Shares, see “The Game Shares – Capital Stock of the Company – Preferred Stock.”

Dividends	Investors in Grassland Game Shares will receive 97.5% of the Pub Sub Cash from the Grasslands game, in the form of dividends on their Game Shares, subject to the limitations set forth in the section entitled “Dividend Policy,” including the following:

(i)	dividends are payable upon declaration by our Board;

(ii)

we expect that our Board will declare the first dividend payment on the Grasslands Game Shares promptly after the end of the first quarter in which the Grasslands Pub Sub has received Sales Receipts, and will continue to declare dividends promptly after the end of each quarter that the Grasslands Pub Sub receives such Sales Receipts;

(iii)	we expect that, in each quarter in which a dividend is declared and paid, the amount of the dividend declared and paid will be 97.5% of the Pub Sub Cash on hand as of the end of foregoing quarter; and

(iv)

in all events, our Board will retain the discretion not to pay a dividend, or to pay a dividend less than 97.5% of the Pub Sub Cash on hand as of the end of foregoing quarter, in circumstances where the Board believes that it is necessary or prudent to retain such earnings in order to avoid a material adverse effect on our financial condition or results of operations, or based on applicable legal requirements or contractual restrictions, or based on other factors that the Board deems relevant and significant to the Company.

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The remaining 2.5% of the Pub Sub Cash from the Grasslands game will be retained by the Company.

The Game Shares should not be viewed as traditional preferred stock. There will be no mandated minimum quarterly dividend payment, and therefore there will be no accrual of unpaid mandated minimum dividends for future payment.

See “The Game Shares” and “Dividend Policy.”

Lack of Trading Market

There is no trading market for our Game Shares and we do not expect that any such market will ever develop, in part because there are provisions in the certificate of designations for the Grasslands Game Shares that impose certain restrictions on transfer of the Grassland Game Shares, as described below. As a result, investors should be prepared to retain their shares for so long as they remain outstanding and should not expect to benefit from share price appreciation.

Transfer Restrictions

No holder of Grasslands Game Shares shall, directly or indirectly, sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of such shares, in whole or in part, except under circumstances that would constitute compliance with the restrictions imposed by Rule 144 under the Securities Act of 1933 on the transfer of securities of issuers that are not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934. Such circumstances must be demonstrated to the Company prior to such disposition, by means of a certification as to the facts of the proposed disposition and any other document or documents, including without limitation an opinion of counsel, as the Company may require in its sole discretion, each such document being in form and substance satisfactory to the Company in its sole discretion.

No Voting Rights	Holders of Grasslands Game Shares are not entitled to vote on any matters, including, but not limited to, any matters relating to the development of Grasslands.
Rights against the Company	Holders of Grasslands Game Shares shall have no rights against the Company other than to the extent of their rights to receive dividends from the Company in respect of Grasslands. For example, holders of Grasslands Game Shares shall have no right to vote on any matters relating to Company corporate governance, and shall have no rights to any assets of the Company upon liquidation or otherwise, other than to the extent of their rights to receive dividends and other distributions from the Company in respect of the Grasslands Game Shares held by such holders.

For other terms relating to all of our preferred stock, including the Grassland Game Shares, see “The Game Shares – Capital Stock of the Company – Preferred Stock.”

Capital Stock of the Company

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of March 9, 2016, we had 1,000,000 shares of common stock and no shares of preferred stock outstanding. Our Parent holds all 1,000,000 outstanding shares of our common stock, and thus holds all of the voting power of our outstanding common stock and has sole control of the Company. Our board of directors is authorized by our amended and restated certificate of incorporation to establish series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof without any further vote or action by our shareholders. In connection with this offering, we expect to issue up to 20,000 shares of preferred stock in the form of the Game Shares offered hereby.

The following is a summary of the rights of our capital stock as provided in our amended and restated certificate of incorporation and each certificate of designations filed or to be filed in respect of each series of preferred stock issued or to be issued, as applicable, by the Company. For more detailed information, please see our amended and restated certificate of incorporation and each such certificate of designations, each of which has been filed as an exhibit to the offering statement to which this offering circular relates.

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Common Stock

Equal Rights per Share. All shares of common stock shall be identical and each share shall entitle the holder thereof to the same powers, preferences, qualifications, limitations, privileges and other rights provided under each other share.

Voting. Holders of shares of common stock shall have one vote per share of common stock held by them. Except as otherwise required by law or our certificates of incorporation or preferred stock designations, at any annual or special meeting of the stockholders of the Company, the holders of common stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders, and shall vote together as a single class on all such matters. Notwithstanding the foregoing, except as otherwise required by law or our certificates of incorporation or preferred stock designations, the holders of common stock shall not be entitled to vote on any amendment to our certificates of incorporation or preferred stock designations that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our certificates of incorporation or preferred stock designations.

Liquidation, Dissolution, etc. Subject to and qualified by the rights of the holders of any preferred stock, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, including a Deemed Liquidation Event (as defined in our certificate of incorporation), after payment or provision for payment of the debts and other liabilities of the Company, and after the holders of preferred stock have received the amounts owed and available for distribution to them, the holders of common stock shall be entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of common stock held by them.

No Preemptive or Subscription Rights. No holder of shares of common stock shall be entitled to preemptive or subscription rights.

Preferred Stock

Each series of our Game Shares (each issued as a separate series of preferred stock), including any Game Shares that we have issued or may issue in the future, is intended to track and reflect the separate economic performance of a particular Pub Sub in respect of the licensing interests held by that Pub Sub in a particular game. We intend to create a separate series of Game Shares in connection with each Pub Sub. We refer to all of these securities in general as Game Shares, although each series of Game Shares will also be given a specific name at the time we issue it. In general, a new series of Game Shares will be designated by our Company from time to time prior to each Investment Crowdfunding effort relating to a new game being developed.

The Game Shares should not be viewed as traditional preferred stock. There will be no mandated minimum quarterly dividend payment, and therefore there will be no accrual of unpaid mandated minimum dividends for future payment.

The Game Shares purchased pursuant to Accredited Crowdfunding in respect of a particular game will have the same terms as the Game Shares purchased pursuant to Reg A Crowdfunding with respect to the same game. All shares of within a series of Game Shares shall be identical and each share shall entitle the holder thereof to the same privileges and other rights provided under each other share.

Blank Check Preferred Stock. Shares of preferred stock may be issued from time to time in one or more series, each of such series to have such terms as stated herein, or in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Company as hereinafter provided, and set forth in a certificate of designations filed pursuant to Delaware law (with respect to each such series, the “Preferred Stock Designation”). In connection with the establishment of any such series, the Preferred Stock Designation shall fix the designation of and the number of shares comprising such series, and such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, if any, including without limitation dividend rights, mandatory and optional redemptions and liquidation rights, as shall be stated in such Preferred Stock Designation, all to the fullest extent permitted by Delaware law and not inconsistent with the other provisions of our certificate of incorporation (including any pre-existing Preferred Stock Designations). Without limiting the generality of the foregoing, the Preferred Stock Designation may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to any other series of preferred stock. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations and restrictions thereof, if any, may be different from those of any other class or series of capital stock at any time outstanding. Except as otherwise expressly provided in the Preferred Stock Designation, no vote of the holders of shares of preferred stock (or any series of preferred stock) shall be a prerequisite to the issuance of any shares of any series of Preferred Stock authorized in accordance with our certificate of incorporation (including any Preferred Stock Designation).

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Voting. Except as otherwise provided in our certificate of incorporation (including any Preferred Stock Designation) and as otherwise required by law, holders of shares of preferred stock shall have no voting rights.

Liquidation, Dissolution, etc.

(i) In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, including a Deemed Liquidation Event (as defined in our certificate of incorporation), after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of each series of preferred stock outstanding shall be entitled to receive (x) all dividends and other distributions declared on such series of preferred stock by the Board of Directors but not yet paid, plus (y) an amount equal to the total assets of the corresponding Game Shares Asset (as defined in our certificate of incorporation) less the total liabilities of such Game Shares Asset, in each case ratably in proportion to the number of shares of such series of preferred stock held by them.

(ii) If upon any such voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, including a Deemed Liquidation Event, after payment or provision for payment of the debts and other liabilities of the Company, the assets of the Company remaining for distribution to holders of preferred stock shall be insufficient to pay to each holder of shares of preferred stock the full amount to which such holder is entitled pursuant to paragraph (i) above, then all holders of preferred stock, with each series of preferred stock ranking pari passu for such purpose, shall share ratably in each distribution of the remaining assets and funds of the Company, in proportion to the respective amounts that would otherwise have been payable to such holders upon such distribution if the respective amounts to which such holders were entitled pursuant to paragraph (i) above were being paid in full.

Dividend or Redemption in Asset Disposition. Unless otherwise specified in the corresponding Preferred Stock Designation, in the event of a Disposition Event (as defined in our certificate of incorporation), on or prior to the 120th day following the consummation of such Disposition Event, the Company, as determined by the Board of Directors in its sole discretion, may:

(i) declare and pay a dividend in cash, property or capital stock of the Company, or any combination thereof, to the holders of outstanding shares of the corresponding series of preferred stock, with an aggregate Fair Value (as defined in our certificate of incorporation) equal to the Allocable Net Proceeds (as defined in our certificate of incorporation) of such Disposition Event) as of the Determination Date (as defined in our certificate of incorporation; or

(ii) if such Disposition Event involves all (not merely substantially all) of the assets of the corresponding series of preferred stock, redeem all outstanding shares of such series of preferred stock for cash, securities (other than shares of the applicable series of preferred stock) or other assets, or any combination thereof, with an aggregate Fair Value equal to the Allocable Net Proceeds of such Disposition Event, such aggregate amount to be allocated among all shares of such series of preferred stock outstanding as of the Determination Date on an equal per share basis; or

(iii) combine all or any portions of (i) or (ii) above on a pro rata basis among all holders of such series of Games Shares.

No Preemptive or Subscription Rights. No holder of shares of preferred stock shall be entitled to preemptive or subscription rights.

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DIVIDEND POLICY

If a game generates sales receipts, the Company plans to promptly pay dividends based on those receipts. Specifically, investors in Grassland Game Shares will receive 97.5% of the Pub Sub Cash from the Grasslands game, in the form of dividends on their Grasslands Game Shares, and the remaining 2.5% will be retained by the Company, subject to the following:

(i)	dividends are payable upon declaration by our Board;

(ii)	we expect that our Board will declare the first dividend payment on the Grasslands Game Shares promptly after the end of the first quarter in which the Grasslands Pub Sub has received Sales Receipts, and will continue to declare dividends promptly after the end of each quarter that the Grasslands Pub Sub receives such Sales Receipts;

(iii)	we expect that, in each quarter in which a dividend is declared and paid, the amount of the dividend declared and paid will be 97.5% of the Pub Sub Cash on hand as of the end of foregoing quarter; and

(iv)	in all events, our Board will retain the discretion not to pay a dividend, or to pay a dividend less than 97.5% of the Pub Sub Cash on hand as of the end of foregoing quarter, in circumstances where the Board believes that it is necessary or prudent to retain such earnings in order to avoid a material adverse effect on our financial condition or results of operations, or based on applicable legal requirements or contractual restrictions, or based on other factors that the Board deems relevant and significant to the Company.

We expect to pay dividends on or about each January 30, April 30, July 30 and October 30 after the Grasslands game has begun to generate Pub Sub Cash, and to pay them to the holders of record of Grasslands Game Shares as of the previous December 31, March 31, June 30 and September 30, respectively.

The foregoing is subject to the following limitations:

Limitations in our Governing Documents

To the extent specified in our certificate of incorporation (including any Preferred Stock Designation), the holders of any series of preferred stock shall be entitled to receive dividends and other distributions (payable in cash, property or capital stock of the Company) in such amount or amounts, when, as and if declared thereon by the Board of Directors, in its sole discretion, from time to time, but only out of the lesser of (A) the assets of the Company legally available therefor and (B) the Preferred Stock Available Dividend Amount (as defined below) applicable to such series of preferred stock, and shall share ratably in proportion to the number of shares of such series of preferred stock held by them in all such dividends and distributions.

As used above, “Preferred Stock Available Dividend Amount” means, as of any date, with respect to the corresponding series of preferred stock, unless otherwise specified in the corresponding Preferred Stock Designation, (i) an amount equal to the excess of (A) the total assets of the corresponding Game Shares Asset as of such date less the total liabilities of such Game Shares Asset as of such date over (B) the aggregate par value of, or any greater amount determined to be capital in respect of, all outstanding shares of such series of preferred stock, or (ii) an amount equal to 97.5% of the Attributable Earnings (as defined in our certificate of incorporation), if positive, of the corresponding Game Shares Asset (x) for the fiscal year in which such date occurs and (y) in the sole discretion of the Board of Directors, for any preceding fiscal period in respect of which dividends or distributions on such series of preferred stock could have been declared but were not declared.

As used above, “Game Shares Asset” means, as of any date, with respect to the corresponding series of preferred stock, unless otherwise specified in the corresponding Preferred Stock Designation, (i) 97.5% of the Pub Sub Cash of the (“Underlying Assets”); (ii) all assets, liabilities and businesses of the Company or any of its subsidiaries to the extent attributed to such Underlying Assets as of such date; (iii) all assets, liabilities and businesses acquired or assumed by the Company for the account of such Underlying Assets, or contributed, allocated or transferred to such Game Shares Asset (including the net proceeds of any issuances, sales or incurrences for the account of such Game Shares Asset, or indebtedness of the Company attributed to the Game Shares Asset), in each case, after the date hereof and as determined by the Board of Directors; and (iv) the proceeds of any disposition of any of the foregoing.

Limitations that May Be Imposed by the Board

As described above, dividends are payable upon declaration by our Board. We expect that our Board will declare the first dividend payment on a particular series of Game Shares at the end of the first quarter in which the associated Pub Sub has received Sales Receipts from distributors of the game on the licensed platforms, and will continue to authorize quarterly dividends at the end of each quarter thereafter, so long as the Pub Sub continues to receive such Sales Receipts, and the Company receives Pub Sub Cash. We expect to pay dividends on or about each January 30, April 30, July 30 and October 30 after the associated game has begun to generate Pub Sub Cash, and to pay them to the holders of record of the associated Game Shares as of the previous December 31, March 31, June 30 and September 30, respectively. There is no minimum quarterly dividend. If the amount that would otherwise be distributed as a divided is less than $50, our Board may choose to retain such amount and combine it with later dividends. In all events, our Board will retain the discretion not to pay a dividend, or to pay a dividend less than 97.5% of the Pub Sub Cash from the associated game that happen to be on hand, (i) in circumstances where the Board believes that it is necessary or prudent to retain such earnings in order to avoid a material adverse effect on our financial condition or results of operations, or (ii) based on applicable legal requirements or contractual restrictions, or (iii) based on other factors that the Board deems relevant and significant to the Company.

The Game Shares should not be viewed as traditional preferred stock. There will be no mandated minimum periodic dividend payment, and therefore there will be no accrual for future payment of unpaid mandated minimum periodic dividends.

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ATTRIBUTION POLICY

Pursuant to our business model, Game Shares track an interest in potential future sales receipts arising under a publishing license for only one particular game. Accordingly, if the game generates sales receipts on the licensed platforms, the Game Shares pay dividends based on those receipts. In the future, we expect to make additional offerings of different series of Game Shares, with each different series supporting the acquisition and exploitation of rights to a different game pursuant to a different license agreement.

The Company’s intention is to never allocate or attribute the assets or income of one series of Game Shares to another series of Game Shares in the ordinary course of business. Except in the limited circumstances and to the limited extent described below, the Company will not reallocate or reattribute the assets and income of one series of Game Shares to another series of Game Shares.

In limited circumstances not in the ordinary course of business, the assets and income attributed to one tracking stock are potentially subject to reattribution to another tracking stock, including another tracking stock to which liabilities and losses have been attributed. For example, a lawsuit against the Company related to one series of Game Shares may result in liability and expenses as to which the Company would have to look to assets and income of multiple Games Shares for payment. Another example would be a circumstance in which the Company were required to comply with an order or directive of a court, regulator or other applicable authority related to one series of Game Shares, where the proceedings or compliance effort generated expenses as to which the Company would have to look to assets and income of multiple Games Shares for payment.

We have created an attribution policy, as described below, to provide that, in the event our board of directors were to find it necessary or prudent to attribute assets or income between different series of Game Shares, such attribution will result in the creation of an inter-series loan or an offsetting attribution if an earlier attribution had been made the other way. Notwithstanding the foregoing, no provision of our amended and restated certificate of incorporation (including any Certificate of Designations) or bylaws prevents us from being able to satisfy liabilities or losses relating to one series of Game Shares with assets or income relating to another series of Game Shares.

Policy

As a general principle, we expect that all material matters in which holders of a series of Game Shares may have interests that diverge from holders of any other series of our common or preferred stock will be resolved as fully as possible in a manner that is in the best interests of the Company and all the holders of our common and preferred stock, after giving fair consideration to the interests of the holders of each series of Game Shares, as well as such other or different factors as may be considered relevant by our Board.

In addition, once we create a series of Game Shares and designate the Underlying Assets for that series, we will not reallocate or reattribute such Underlying Assets, or other assets and income described below under “—Attribution,” to any other series of Game Shares, except in the limited circumstances and to the extent described below under “—Financing Activities.” We refer to the restriction in the immediately preceding sentence as the “restriction on reattributing assets of a series of Game Shares.”

Attribution

By attributing assets, income, liabilities or losses to a series of Game Shares, we mean that we will designate such assets, income, liabilities or losses for the account of that series of Game Shares on our internal financial accounts. We will attribute the following to each series of Game Shares:

-	97.5% of the Pub Sub Cash of the Pub Sub associated with a series of Game Shares, which we refer to as the Underlying Assets for a series of Game Shares;

-	all assets, income, liabilities, losses and businesses acquired or assumed by the Company for the account of such Underlying Assets, and the proceeds of any disposition of any of the foregoing;

-	all liabilities, costs and expenses that are directly related to such series of Game Shares, such as our direct costs arising out of our publishing of the game related to such series of Game Shares or arising out of or related to the maintenance and enforcement of the related license agreement;

-	any acquisitions and investments made from assets or income attributable to such series of Game Shares;

-	all net income or net losses from the assets and liabilities attributable to such series of Game Shares; and

-	a pro rata share of our general assets, income, liabilities, losses, costs and expenses not directly related to any specific series of Game Shares (calculated based on attributable income), but excluding any non-cash expenses that are allocated from our Parent to us.

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Financing Activities

If we change the attribution of cash or other property from one series of Game Shares to another, we will account for such change as a short-term loan from such series of Game Shares to the other, unless our Board determines that a given change in attribution should be accounted for as a long-term loan, or a transfer in exchange for cash or other assets or liabilities. See “—Inter-Series Loans” and “—Inter-Series Transactions” below.

Our Board will make these determinations, either in specific instances or by setting applicable policies generally, in the exercise of its business judgment. Factors our Board may consider in making these determinations include:

-	the financing needs and objectives of the receiving series of Game Shares;

-	the investment objectives of the transferring series of Game Shares;

-	the current and projected capital structure of each series of Game Shares;

-	the relative levels of internally generated funds of each series of Game Shares; and

-	the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

Our Board will make all changes in the attribution of material assets from one series to the other on a fair value basis, as determined in good faith by the Board. For accounting purposes, all such assets will be deemed reattributed at their carryover basis. To the extent this amount is different than the fair value of the inter-series loan created in the transaction, this difference will be recorded as an adjustment to the applicable series equity. No gain or loss will be recognized in the statement of operations information for the series of Game Shares due to the related party nature of such transactions.

Inter-Series Loans

If one series of Game Shares is deemed to lend to another, our Board will determine the terms of such loan, including the rate at which it will bear interest. Our Board will determine the terms of any inter-series loans, either in specific instances or by setting applicable policies generally, in the exercise of its business judgment. Factors our Board may consider in making this determination include:

-	our Company's needs;

-	the use of proceeds of the receiving series of Game Shares;

-	the capital expenditure plans of and the investment opportunities available to each series of Game Shares; and

-	the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

If an inter-series loan is made, we intend to account for the loan based on its stated terms, and the resulting activity, such as interest amounts, will be recorded in the separate series financial results but will be eliminated in preparing our financial statement balances.

Other Inter-Series Transactions

The terms of all other current and future material transactions, relationships and other matters between and among different series of Game Shares, including those as to which the holders of different series of Game Shares may have divergent interests, will be determined as fully as possible in a manner that is in the best interests of the Company and all the holders of our common and preferred stock, after giving fair consideration to the interests of the holders of each series of Game Shares, as well as such other or different factors as may be considered relevant by our Board.

Review of Corporate Opportunities

In cases where a material corporate opportunity may appropriately be viewed as one that could benefit holders of more than one series of Game Shares, our Board may review the attribution of that corporate opportunity to one of, or between or among, such series of Game Shares. Our Board will make its determination with regard to the attribution of any such opportunity and its benefits and costs in accordance with their business judgment. Among the factors our Board may consider in making this determination are:

-	whether a particular corporate opportunity is principally related or complementary to the business focus or strategy of any particular series of Game Shares;

-	whether one series of Game Shares will be better positioned to benefit from corporate opportunity than another series of Game Shares;

-	existing contractual agreements and restrictions; and

-	the financial resources and capital structure of each series of Game Shares.

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PLAN OF DISTRIBUTION

We are offering a maximum of 20,000 shares of the Company’s Grasslands Game Shares at $500.00 per share, on a best efforts basis, for a maximum of up to $10,000,000 of proceeds, all of which will be proceeds of the Company. This amount does not reflect the deduction of expenses of the offering, which we estimate will be $337,500 and will be paid in part by the Company and in part by the Company’s parent, Loose Tooth Industries, Inc. pursuant to the Master Services Agreement, as described in “The Company – Master Services Agreement with Our Parent.” Specifically, the Company will retain 2.5% of the proceeds in order to cover operating expenses, the Game Shares offering costs and the costs of any pre-release marketing of the game.. (Our Parent will pay for any such expenses in excess of the proceeds retained by the Company, pursuant to the Master Services Agreement. See “The Company – Master Services Agreement with Our Parent.”) Our Parent will pay for such expenses in excess of the proceeds retained by the Company pursuant to the Master Services Agreement.

The shares will be issued in book-entry electronic form only. FundAmerica Stock Transfer, LLC is the transfer agent and registrant for the Grasslands Game Shares.

This is a Regulation A, Tier 2 offering, which we shall conduct through Fig.co. We do not intend to use commissioned sales agents or underwriters to help offer and sell Grassland Game Shares. The securities being offered hereby will only be offered by us and persons associated with us, in reliance on the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will continue until the earlier of 60 days after qualification of the offering statement to which this offering circular relates (which date may be extended in our sole discretion) and the date when all shares have been sold, at which time this offering shall close and shares will be delivered to investors. The offering is being conducted on a best-efforts basis without any minimum target. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

The Company retains the right to reject, in whole or in part, any orders for securities made in this offering, in its sole discretion.

This offering circular and the offering documents specific to this offering of Grasslands Game Shares will be available to prospective investors for viewing and download 24 hours per day, 7 days per week on Fig.co. Before committing to purchase shares of Grasslands Game Shares, each potential investor must consent to receive the final offering circular, and all other offering documents, electronically. We expect to close the offering of the Grasslands Game Shares within sixty days after this offering circular is qualified by the SEC, however this date may be extended in our discretion. We will post a notice of the closing date in advance on Fig.co. The provision of the proceeds of this offering to the Grasslands Developer is expected to occur within thirty (30) days of the closing of this offering.

In order to purchase Game Shares, a prospective investor must complete and electronically sign and deliver a subscription agreement to us, the form of which is attached as an exhibit to the offering statement to which this offering circular relates, and send payment to us by check, wire transfer or ACH as further described in the subscription agreement. Prospective investors must also have agreed to the Terms of Use and Privacy Policy of Fig.co. Prospective investors must answer certain questions to determine compliance with the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A under the Securities Act, which is described more fully, below. This investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501 under the Securities Act.

This offering is made only by means of this offering circular, and prospective investors must read and rely on the information provided in this offering circular, and nowhere else, in connection with any decision to invest in Grasslands Game Shares.

Limitations on Your Investment Amount

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A, which states:

“In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser's:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§230.501)); or

(2) Revenue or net assets for such purchaser's most recently completed fiscal year end if a non-natural person.”

For general information on investing, we encourage you to refer to www.investor.gov.

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Foreign Restrictions on Purchase of Game Shares

We have not taken any action to permit a public offering of the Game Shares outside the United States or to permit the possession or distribution of this offering circular outside the United States. Persons outside the United States who come into possession of this offering circular must inform themselves about and observe any restrictions relating to this offering and the distribution of this offering circular outside the United States.

Canada

Each purchaser of Game Shares that is resident in Canada or otherwise subject to the requirements of Canadian securities laws in connection with its purchase will be deemed to have represented and warranted to the issuer and the underwriters that it is: (i) an “accredited investor” as defined in National Instrument 45-106 Prospectus and Registration Exemptions of the Canadian Securities Administrators (other than an “accredited investor” relying on subsection (j), (k) or (l) of the definition of that term) and, if relying on subsection (m) of the definition of that term, is not a person created or being used solely to purchase or hold securities as an accredited investor, (ii) a “permitted client” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations and (iii) either purchasing the securities as principal for its own account or is deemed to be purchasing the securities as principal by applicable law. Each such purchaser further acknowledges that the securities have not been and will not be qualified for sale to the public under applicable Canadian securities laws and that any resale of the securities must be made in accordance with, or pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of those laws.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), from and including the date on which the European Union Prospectus Directive (the ‘‘EU Prospectus Directive’’) was implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) an offer of securities described in this offering circular may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this offering circular may be made to the public in that Relevant Member State at any time:

●	to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

●	in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of securities described in this offering circular shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of securities to the public’’ in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression “EU Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

No offer of securities has been made or will be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or FSMA, except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Conduct Authority. Each underwriter: (i) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to us; and (ii) has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Germany

The offering of the Game Shares is not a public offering in the Federal Republic of Germany. The securities may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz), as amended, and any other applicable German law. No application has been made under German law to publicly market the securities in or out of the Federal Republic of Germany. The securities are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this offering circular is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The securities will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third-party’s account.

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THE GAME AND THE DEVELOPER

The Grasslands Game

Our first Pub Sub, Fig Grasslands, LLC (the “Grasslands Pub Sub”), has entered into a license agreement (the “Grasslands License Agreement”) with Double Fine Productions, Inc., a California corporation (the “Grasslands Developer”), to co-publish a game that we have code-named “Grasslands” (such game, “Grasslands”) on any and all current and future operating systems on which video games are played, excluding virtual reality platforms. The Grasslands License Agreement sets forth the terms and conditions under which the Grasslands Pub Sub will provide funding in support of the development of Grasslands and which governs the distribution of cash receipts from distributors that result from sales of Grasslands, including the distribution of a portion of such cash as dividends to the holders of the Company’s Grasslands Game Shares preferred tracking stock. Please see “Interest of Management and Others in Certain Transactions” and “Risk Factors” for a description of significant actual, potential and perceived conflicts of interest among the Company, the Parent, the Grasslands Developer and their respective directors, officers and managers.

Grasslands will be a sequel to Psychonauts, one of the Grasslands Developer’s most successful games, which has had sales of over 1,000,000 units. The original game, released in 2005, follows the story of a young psychic named Razputin in his quest to join an elite group of international psychic secret agents, the Psychonauts. He runs away from the circus and breaks into their secret training facility, Whispering Rock Psychic Summer Camp. As he begins his training by psychically delving inside the consciousnesses of his tutors and those around him, he realizes all is not as it seems, and soon embarks upon a psychic odyssey through a variety of levels set inside the minds of misfits, monsters and madmen.

In Grasslands, Raz will realize his dream and visit Psychonauts Headquarters. However, when he gets there, he will find that it's not the perfect place he expected and will quickly realize that the Psychonauts need him more than he needs them. Grasslands will feature a new hub world inside Psychonauts HQ. The player will access new mental worlds as Raz peeks inside the minds of a host of new characters who need his help to combat their inner demons and unravel their deep-seated emotional issues. Raz will hone his secret agent psychic abilities — and learn new ones, too — using them to solve mysteries and uncover evil plots.

Mr. Tim Schafer, who is the Chief Executive Officer of the Grasslands Developer, and much of the team that developed the original game, will be working together on this sequel, which will include many of the same characters as the original game but with a new storyline. Mr. Schafer is a member of the Board of Directors of our Parent and is also a significant stockholder of our Parent. See "Risk Factors" The Grasslands Developer must deliver the finished Grasslands game ready for commercial sale on the committed PC platforms, as identified in the Grasslands License Agreement, no later than July 31, 2018. The Grasslands Developer is not obligated to deliver the game on other licensed platforms by any date or at all.

When and if Grasslands is developed and commercial sales begin, the terms of the Grasslands License Agreement relating to the sharing of cash receipts will apply. The Adjusted Gross Receipts derived from the co-publishing of Grasslands will be divided between the Grasslands Pub Sub and the Grasslands Developer on a percentage basis that varies based on (i) the size of the Game Development Funding that was made to the Grasslands Developer, and (ii) the achievement of certain Adjusted Gross Receipts targets. Specifically, until a target of $13,333,333 of Adjusted Gross Receipts is achieved, the Grasslands Developer shall receive as its Developer Royalty a percentage of Adjusted Gross Receipts equal to 100% minus (2.5 x the Grasslands Investor Share); and after the target of $13,333,333 of Adjusted Gross Receipts is achieved, the Grasslands Developer shall receive as its Developer Royalty a percentage of Adjusted Gross Receipts equal to 100% minus the Grasslands Investor Share. In each case, the “Grasslands Investor Share” means a percentage equal to the gross proceeds from the sale of Grasslands Game Shares minus $4,000 (which reflects promotional credits of $1,000 that were good for the purchase of additional Grasslands Game Shares and were granted to each of four investors in the Accredited Crowdfunding campaign who expressed an early interest in investing) divided by $33,333,333.

For a number of reasons discussed elsewhere in this offering circular, including in the section entitled “--The Company," above, and in the section entitled "Risk Factors," there can be no assurance that the Grasslands game will generate earnings from which dividends will be paid to holders of Grasslands Game Shares. Pursuant to the Grasslands License Agreement, the Game Development Funding may only be used to pay for the development of Grasslands, and the Grasslands Pub Sub has certain rights to monitor the development of the game. For example, the Pub Sub has the right to request, at any time, that the Grasslands Developer provide the then-current build of the game for the licensed platforms, in both object code and source code formats, no later than thirty days from the date of each such request, so that the Company can monitor the development of the game in close-to real time. Furthermore, the Developer is obligated to maintain books and records that report the usage of the Game Development Funding and the Grasslands Pub Sub has the right to examine those books and records. In the event any such inspection reveals that the Grasslands Developer has allocated or spent ten percent (10%) or more of the Game Development Funding for purposes other than the development of Grasslands, then in addition to any and all other rights and remedies available to the Grasslands Pub Sub, the Grasslands Developer shall immediately return to the Pub Sub and/or reimburse the Pub Sub for such Game Development Funding with interest. However, the Pub the Grasslands License Agreement is not secured by any collateral or guaranteed or insured by any third party, and there will be no audits by any third party. Holders of Grasslands Game Shares must rely on the Company to pursue remedies against the Grasslands Developer in the event of any default or breach of the Grasslands License Agreement. The Company cannot assure that such action will be successful or that the Grasslands Developer would have sufficient funds to pay any settlements or judgments against it.

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We intend to enforce all distribution agreements to the extent we deem necessary and in the best interests of the Company and holders of Game Shares, however we may have limited rights to verify that the distributors are reporting sales accurately. We expect the distributors on the licensed platforms to produce their standard itemized account statements detailing unit sales of the game; however, we may or may not have the right to audit the books and records of the distributors. As needed, the Company expects to utilize third-party service providers to assist in reconciling account statements received from distributors, such as free or proprietary research services that obtain sales data. The Company expects that it and any other co-publishers will have the ability to inspect the books and records of any such distributors in order to verify such account statements.

The Game Development Funding will be a general asset of the Grasslands Developer. There can be no assurance that creditors of the Grasslands Developer would not be able reach the Game Development Funding to satisfy the Grasslands Developer’ debts, or that any creditors of the Grasslands Developer would not be senior to the Pub Sub if it also becomes a creditor of the Grasslands Developer.

The Grasslands Developer must obtain the Company’s consent before it can grant any lien or encumbrance over or security interest in, or otherwise sell, transfer, bequeath, quitclaim or assign, its intellectual property rights in Grasslands. However, the Company expects that the Game Development Funding released to the Grasslands Developer will be exposed to claims of creditors of the Grasslands Developer, and the upfront nature of the Game Development Funding does present greater risk as compared to the process whereby a publisher would release development funding pursuant to development milestones.

We intend to enter into additional license agreements in the future to develop other games, and we are currently actively pursuing additional license agreement opportunities. For each such license agreement we enter into, we expect to create a new Pub Sub to act as the licensee, and we expect to issue a new, separate series of preferred tracking stock of the Company through which investors can participate in the development of that particular game. In this way, we hope to extend our business of providing both a developer-centric approach to the game development and game-by-game investment opportunities for investors. However, there can be no assurance provided that we will be successful in our efforts.

Fig Grasslands, LLC

The Grasslands Pub Sub was formed as a Delaware limited liability corporation on October 23, 2015. It is a wholly owned subsidiary of the Company and the Company is its sole member. It is the entity that has entered into the Grasslands license Agreement with the Grasslands Developer, and the entity who economic performance will be tracked by the Grasslands Game Shares.

Grasslands License Agreement

As of December 3, 2015, the Grasslands Pub Sub entered into the Grasslands License Agreement with the Grasslands Developer to co-publish Grasslands on certain licensed platforms. The general terms referenced in “The Company – Baseline License Agreement” are specified in the Grasslands License Agreement as follows:

Minimum Target

$3,300,000, consisting of amounts received in Rewards Crowdfunding, amounts committed or received in Accredited Crowdfunding and amounts reserved in Reg A Testing the Waters. Pursuant to the Grasslands License Agreement, this target has already been achieved.

Minimum Target Date	180 days from the date of the Grasslands License Agreement. This target has already been achieved.
Game Development Funding	97.5% of the proceeds of the sale of Grasslands Game Shares.
Maximum Game Development Funding Amount	97.5% of $15,000,000
Licensed Platforms	All platforms except virtual reality platforms, including Playstation VR, Augment, Oculus Rift, and Valve/HTC Vive.
Committed Platforms

Only those platforms designed for personal computer operating systems, including but not limited to: Microsoft Windows, Apple Macintosh, OS X and Linux. The Grasslands Developer is not obligated to deliver the game for other licensed platforms by any date or at all.

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Game Delivery Date for Committed Platforms	No later than July 31, 2018.
Co-Publishing License

Psychonauts 2, which we refer to herein by its codename, Grasslands. Grasslands is a sequel to the Grasslands Developer’s game, Psychonauts.

The Grasslands License Agreement does not grant the Grasslands Pub Sub any rights as to DLCs.

Derivative Works Holdback

There will be no derivative works holdback for Grasslands.

The Grasslands Developer has announced plans to develop a virtual reality game entitled “Psychonauts in the Rhombus of Ruin.” Holders of Grasslands Game Shares will not benefit from sales of this separate game.

Service Fee	0.1%
Developer Royalty

Until a target of $13,333,333 of Adjusted Gross Receipts is achieved, the Grasslands Developer shall receive as its Developer Royalty a percentage of Adjusted Gross Receipts equal to 100% minus (2.5 x the Grasslands Investor Share); and after the target of $13,333,333 of Adjusted Gross Receipts is achieved, the Grasslands Developer shall receive as its Developer Royalty a percentage of Adjusted Gross Receipts equal to 100% minus the Grasslands Investor Share. In each case, “Grasslands Investor Share” means a percentage equal to the gross proceeds from the sale of Grasslands Game Shares minus $4,000 (which reflects promotional credits of $1,000, good for the purchase of additional Grasslands Game Shares, granted to each of four investors in the Accredited Crowdfunding campaign who expressed early interest in investing) divided by $33,333,333.

Indemnification	In addition to the baseline indemnification provision, the Grasslands Pub Sub has agreed to indemnify the Grasslands Developer for any claims alleging that the Grasslands Developer has violated securities laws in connection with the Grasslands License Agreement, and the Grasslands Pub Sub must use best efforts to obtain insurance coverage in amounts of $1 million per occurrence and $1 million in the aggregate covering the Grasslands Developer for any such claims, which the Grasslands Pub Sub has done. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be extended to any person as a result of the agreement described above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

The Grasslands Developer

Double Fine Productions, Inc., a California corporation (the “Grasslands Developer”), is an award-winning, independent game development studio founded in July 2000 by games industry veteran Tim Schafer. Located in San Francisco’s South of Market district, the Grasslands Developer is committed to making high-quality games with an emphasis on originality, story, characters and fun, such as the original Grasslands and Brütal Legend. Tim Schafer is also an adviser to our Company and a board member of our Parent. Mr. Schafer’s biography can be found in “Directors, Executive Officers and Other Significant Individuals – Advisory Board of the Parent”. The Grasslands Developer has been credited with helping establish Kickstarter and other crowdfunding mechanisms as a viable alternative to traditional venture capital and publisher funding for niche video game titles, having raised more than $3 million for the development of Broken Age, which at the time was the most funded and backed project ever on Kickstarter. In March 2014, the Grasslands Developer expanded its business by forming its own publishing division, Double Fine Presents, to assist independent game developers.

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The Grasslands Developer has a long history of developing games on multiple platforms with critical and commercial success. The Grasslands Developer has developed the following games, which were ultimately published during the years provided:

Year of Release	Title	Platforms
2005	Original Grasslands	PC, Xbox, Xbox 360, OS X, PS2, PS3, PS4, Linux
2009	Brütal Legend	PC, Xbox 360, PS3, Linux
2010	Costume Quest	PC, Xbox 360, PS3, OS X, iOS, Android, Linux
2011	Stacking	PC, Xbox 360, OS X, PS3, Linux
2011	Iron Brigade	PC, Xbox 360
2011	Sesame Street: Once Upon a Monster	Xbox 360
2012	Double Fine Happy Action Theater	Xbox 360
2012	Middle Manager of Justice	iOS, Android
2012	Kinect Party	Xbox 360
2013	The Cave	PC, Xbox 360, PS3, OS X, iOS, Android, Linux, Wii U
2013	Dropchord	PC, OS X, iOS, Android
2013	Autonomous	PC
2013	The Playroom: My Alien Buddy	PS4
2014 (expanded version 2015)	Broken Age	PC, PS4, PS5, OS X, iOS, Android, Linux
2014	Mountain	PC, iOS, Linux
2014	Hack ‘n Slash	PC, OS X, Linux
2014	Costume Quest 2	PC, Xbox 360, Xbox One, OS X, PS 3, PS4, Linux, Wii U
2014	Spacebase DF-9	PC, OS X, Linux
2015	Grim Fandango Remastered	PC, PS4, PS5, OS X, iOS, Android, Linux
2015	Massive Chalice	PC, Xbox One, OS X, Linux

The Grasslands Developer has been in the business of developing games for approximately 15 years, making it one of the longest-operating independent game developers in the world. Over the Grasslands Developer’s history, it has shipped 20 games across 13 platforms. During at least the last three years, it shipped every game it developed on time and on budget, with the exception of Broken Age. In that case, the Grasslands Developer decided to increase the scope of the game, which expanded its development budget and period; Broken Age was delivered in two parts: the first half in 2014 and the second half in 2015.

The Grasslands Developer has developed games with development budgets across a wide range of sizes, from budgets over $10 million, for such games as Psychonauts and Brütal Legend, to budgets below $200,000, for such games as Autonomous and Dropchord. The Company believes, and the Grasslands Developer has reported to the Company that it believes, that the funds from the Fig campaign and internal investment by the Grasslands Developer will be sufficient to complete the development of Grasslands pursuant to the Grasslands License Agreement.

Currently, the Grasslands Developer has five games in development, including Grasslands, and employs approximately 40 developers to develop its games. These personnel specialize in design, animation, 3D art, audio engineering, production, writing, programming, concept art and quality assurance. From time to time, the Grasslands Developer works with external partners and hires part-time employees or contractors to expand its number of available developers, particularly in the areas of programing, animation, art and audio engineering.

Every game that the Grasslands Developer has shipped over at least the last three years has recouped its development expenditure and generated a profit for its publisher or publishers.

The Grasslands Developer has had one project that was to be published by a third party publisher that was not published. This was a project aimed at mobile phone and smart TV platforms undertaken during 2014, which the publisher canceled due to (as reported to the Grasslands Developer by the publisher) a change in internal focus at the publisher. Up to that point, the project had passed all of its internal milestones and the Grasslands Developer had received positive feedback from the publisher.

It is the Company’s view that, based on the information discussed above, including the Grasslands Developer’s years of game development experience and the expertise of the Grasslands Developer’s development team, and the fact that the game being developed is a sequel to a prior game and not a fresh start, the Grasslands Developer is well qualified to deliver Grasslands on time and as agreed in the Grasslands License Agreement. Please see “Interest of Management and Others in Certain Transactions” and “Risk Factors” for a description of significant actual, potential and perceived conflicts of interest among the Company, the Parent, the Grasslands Developer and their respective directors, officers and managers.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis contains forward-looking statements. You should not place undue reliance on forward-looking statements, and you should consider carefully the statements made in “Risk Factors” and elsewhere in this offering circular, identifying important factors that could cause actual outcomes to differ from those expressed or implied in our forward-looking statements, and that could materially and adversely affect our business, operating results and financial condition.

This Management’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this offering circular.

Overview

Our Company is a recently formed video game publishing company that seeks to identify, license, fund, market, arrange distribution and earn cash receipts from sales of new video games being developed by third-party developers. We search for new games and game ideas with the potential to generate significant earnings with the help of our publishing services.

The Company aims to identify promising video game ideas and developers; enter into license agreements with the developers in order to secure rights to publish the games in exchange for development funding and game sales receipts sharing; raise development funding amounts by conducting offerings to investors of preferred tracking stock that tracks the economic performance of individual licensed games; and publish the fully developed games. The Company’s offerings are expected to be coordinated with Rewards Crowdfunding campaigns conducted on behalf of the same games. We expect each Investment Crowdfunding campaign, and any associated Rewards Crowdfunding campaign, to be undertaken in support of a separate game.

The Company was incorporated on October 8, 2015 in Delaware as a wholly owned subsidiary of our Parent. Our Parent was formed as a limited liability company in October 2014, was incorporated in March 2015 and began operations in April 2015. Our Parent is a provider of video game publishing services and the operator of Fig.co, an online technology platform created to facilitate fundraising for video game development. The Company has only recently begun operations and has to date relied on the Parent to conduct its business. We have not yet earned any revenues and we have no operating history, which may make it difficult for potential investors to evaluate our business and assess our future viability and prospects. The Company has been operating under the Master Services Agreement, which is described in more detail in “— Master Services Agreement with Our Parent.” Pursuant to the Master Services Agreement, the Parent provides the Company with comprehensive management and administrative services, as well as services relating to information technology support, distribution rights management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury and insurance. The services of our executive management and other personnel are currently performed by employees and principals of our Parent, which is compensated for the provision of such services by the Service Fee.

The Company’s fiscal year-end is September 30th.

The Grasslands Pub Sub is a Delaware limited liability company formed on October 23, 2015. It is a wholly owned subsidiary of the Company and the Company is its sole member. The Grasslands Pub Sub was formed to serve as the entity with which the Grasslands Developer had entered into the Grasslands License Agreement, which sets forth the terms and conditions under which the funding of the Grasslands Developer will occur and which governs the distribution of cash receipts that result from sales of the Grasslands Game, including the distribution of a portion of such cash as dividends to the holders of the Company’s Grasslands Game Shares preferred tracking stock.

Results of Operations of the Company

The Company has not been operating as a separate legal entity within the Parent and its subsidiaries for the periods presented in the financial statements of the Company included elsewhere in this offering circular. Accordingly, the Company’s financial statements have been prepared on a “carve-out” basis from the Parent’s accounts and reflect the historical accounts directly attributable to the Company together with allocations of costs and expenses incurred by the Parent. The financial statements have been prepared in accordance with Regulation S-X, Article 3, “General Instructions as to Financial Statements” and Staff Bulletin (“SAB”) Topic 1-B, “Allocations of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity”. The Company’s financial statements may not be indicative of future performance and may not reflect what its results of operations, financial position and cash flows would have been had the Company operated as a separate entity. Certain estimates, including allocations from the Parent, have been made to prepare the financial statements for stand-alone reporting purposes. All transactions between the Parent and the Company are classified as net transfers from the Parent in the financial statements. The Company believes that the assumptions underlying the financial statements are reasonable; however, the resulting financial information does not necessarily reflect what the Company’s results of operations, financial position and cash flows would have been on a stand-alone basis.

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The Company has little operational history and, at this time, limited assets and resources. To date, the Company has engaged in only limited operations and has not generated any revenues. The Company’s only activities since inception have been organizational activities, activities necessary to prepare for this offering and negotiations undertaken with our first game developer candidate. All expenses reflected in the Company’s historical financial statements were allocated from the Parent to the Company as described more fully in the notes to the financial statements included elsewhere in this offering circular.

For the period from October 27, 2014 (inception) to September 30, 2015, the Company incurred approximately $389,000 in expenses, comprised of approximately $83,000 in salaries and benefits to the employees, $2,400 in occupancy costs, $216,000 in professional fees, $1,800 in stock based compensation costs, $57,000 in marketing and promotion, $16,000 in travel expense, and $13,000 in other general and administrative expenses.

Following this offering, the Company will not generate any operating revenues relating to the Grasslands Game until after the Grasslands Developer has completed developing Grasslands; the Grasslands Pub Sub has successfully entered into agreements to distribute Grasslands; and the Grasslands Pub Sub has received Sales Receipts from sales of Grasslands. Under the Grasslands License Agreement, the Grasslands Developer must deliver the finished game, ready for commercial sale, no later than July 31, 2018. At this time, the Pub Sub has not entered into any agreements with any distributors on the licensed platforms and the Company has not initiated any substantive discussions with any prospective distributors.

There has been no significant change in the Company’s results of operations of financial condition since the date of the financial statements included elsewhere in this offering circular. After this offering, the Company expects to incur increased expenses as a result of being a public reporting company under the rules applicable to Regulation A offerings (for legal, financial reporting, accounting and auditing compliance), as well as for business development, business operations and other general corporate expenses.

The Company currently has two employees, who are also employees of the Parent, and whose work on behalf of the Company is principally provided under the Master Services Agreement. The Company shares operating space with the Parent, in San Francisco, California.

Liquidity and Capital Resources of the Company

To date, the Company has relied exclusively on its Parent for liquidity and capital resources. As indicated in the financial statements included elsewhere in this offering circular, at September 30, 2015, the Company had no cash and deferred offering costs of approximately $105,000. The Parent contributed to the Company’s capital in the amount of approximately $242,000 from inception through September 30, 2015. The Company is not committed to any capital expenditures and current agreements relating to its operations, such as rental commitments, are in the name of the Parent. Following the completion of this offering, the Company will continue to operate under the Master Services Agreement, pursuant to which the Parent provides the Company with management and administrative services.

Plan of Operations of the Company

After the completion of this offering, the Company plans to facilitate the development of Grasslands and fund the Grasslands Developer with the 97.5% of the proceeds from this offering. The development of Grasslands will include such costs as programming, designing and testing Grasslands and paying for salaries and equipment. The remaining portion of the proceeds will be retained by the Company in order to cover operating expenses, the Game Shares offering costs and the costs of any pre-release marketing of the game. Our Parent will pay for any such expenses in excess of the proceeds retained by the Company pursuant to the Master Services Agreement that we and our Parent have entered into as of December 3, 2015. The Company will also continue to seek to identify, license, fund, market, arrange distribution and earn cash receipts from sales of new video games being developed by third-party developers.

The Company does not believe it will need to raise additional funds following this offering in order to fund the Grassland Developer’s development of Grasslands. However, if the Grassland Developer’s estimates of the costs of development are less than the actual amounts necessary for such development, the Grasslands Developer may have insufficient funds available to complete Grasslands and the Company will not be able to initiate sales of Grasslands. The Company cannot make any assurance that its plans to support the development of Grasslands and make money by co-publishing and distributing the finished game will be successful.

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DIRECTORS, EXECUTIVE OFFICERS AND OTHER SIGNIFICANT INDIVIDUALS

The directors, executive officers and other significant individuals of the Company, and their ages, are as follows:

Name	Position (1)	Age	Term of Office	Approximate hours per week for part-time employees

Director:
Justin Bailey	Sole Director	40	Began October 8, 2015	(2)

Executive Officer:
Justin Bailey	Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer	40	Began October 8, 2015	(2)

Other Significant Employees:
Jonathan Chan	Vice President, Business Development and Strategy	40	Began October 8, 2015	(2)

(1)(2) Our Chief Executive Officer and sole director, Justin Bailey, is also the CEO and a director of our Parent, and our Vice President, Business Development and Strategy, Jonathan Chan, also holds the same vice president’s position at our Parent. As part of their duties in their roles at our Parent, they each devote a substantial portion of their working time to the Company and its business under the Master Services Agreement, pursuant to which our Parent provides our Company with management and administrative services. For a description of the Master Services Agreement, please see “The Company — Master Services Agreement with Our Parent.”

There are no family relationships between any director, executive officer or significant employee of the Company. During the past five years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses.

Director of the Company

Justin Bailey, sole director

Mr. Bailey has served as the Company’s sole director and Chief Executive Officer since inception. He has also served as Chief Executive Officer of the Parent since he founded the Parent in late 2014. Mr. Bailey's work in video games includes experience publishing a variety of premium, free-to-play, and mobile games, such as Broken Age (formerly known as Double Fine Adventures), Massive Chalice, and Middle Manager of Justice. Mr. Bailey previously served as the Chief Operating Officer of Double Fine Productions, Inc. a position he held from July 2012 to March 2015 where his responsibilities included running publishing, operations, and studio strategy. From January 2010 to July 2011, Mr. Bailey served as Vice President, Business Planning and Development at Perfect World Entertainment where he lead all acquisitions, investments, licensing, strategic planning, and developer relations activities in North America, Korea, and Europe, and from 2008 to 2010 he served in business development at Namco Bandai Games America where he participated in mid-term M&A strategy, ran greenlight committees, and created title forecasts and P&Ls. Mr. Bailey holds a Bachelor of Business Administration degree from the M.J. Neeley School of Business, Texas Christian University.

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Executive Officer of the Company

Justin Bailey, Chief Executive Officer

Justin Bailey has served as Chief Executive Officer of the Company since its inception. Please see his biography above under “Directors, Executive Officers and Other Significant Individuals — Director of the Company”.

Other Significant Employees of the Company

Jonathan Chan, Vice President, Business Development and Strategy

Jonathan Chan has served as Vice President, Business Development and Strategy of the Company since August 2015. From 2010 to 2015, Mr. Chan served as Senior Director, Business Development for Electronic Arts, where he led a business development team focused on digital publishing. At Electronic Arts, Inc., he worked with independent developers on deals with EA Partners, Electronic Arts’ third party publishing arm, and Origin, Electronic Arts’ PC game storefront and community. From 2006 to 2010, Mr. Chan was an investment banker with McNamee Lawrence & Co., a boutique investment bank, where he advised technology companies on mergers and venture capital transactions. From 2001 to 2006, Mr. Chan served as a corporate and securities lawyer at the law firm Wilson Sonsini Goodrich & Rosati, where he advised technology companies on mergers and venture capital transactions. Mr. Chan holds a B.A. in Economics and Political Science from Rice University and a J.D. from Harvard Law School.

Mr. Chan will devote a substantial portion of his work time to the Company, as an employee of our Parent, which will be providing services to us under the Master Services Agreement.

Board of Directors of the Parent

Justin Bailey

Mr. Bailey has served as a director of the Parent since its inception. Please see his biography under “Directors, Executive Officers and Other Significant Individuals — Director of the Company”.

Tim Schafer

Mr. Schafer has served as a director of the Parent since March 2015. Mr. Schafer is a games industry veteran, and has served as the Chief Executive Officer of Double Fine Productions, Inc. since its inception in July 2000, which he founded after his departure that year from LucasArts, where he had helped design and develop many games, including Grim Fandango. Double Fine Productions, Inc. is the developer of many critically acclaimed video games, including the original Grasslands and Brütal Legend. In February 2012, Mr. Schafer launched a record-breaking multi-million dollar crowdsourced funding campaign, Double Fine Adventure (ultimately named Broken Age), becoming the most funded and backed project ever on Kickstarter at that time, helping to establish Kickstarter and other crowdfunding mechanisms as a viable alternative to traditional venture capital and publisher funding for niche video game titles. In 2012, Mr. Schafer was listed among Fast Company’s Top 100 Most Creative People, and in 2006, he received a BAFTA Video Games Best Screenplay award for the original Grasslands. Mr. Schafer received a bachelor’s degree from the University of California, Berkeley. For additional details regarding Mr. Schafer, see “Interest of Management and Others in Certain Transactions.”

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Nabeel Hyatt

Mr. Hyatt has served as a director of the Parent since March 2015. Mr. Hyatt is an early-stage investor and supporter of entrepreneurs building hardware, software and services startups that offer creative solutions to practical, everyday problems. Since February 2012, Mr. Hyatt has served as a partner at Spark Capital, a venture capital firm that invests in startup companies. Mr. Hyatt previously served as General Manager at Zynga Inc. from 2010 to 2012. Prior to that, Mr. Hyatt served as Chief Executive Officer of Conduit Labs, a social gaming startup company he co-founded in 2007, until August 2010 when it was acquired by Zynga, Inc. From August 2001 to November 2005, Mr. Hyatt helped start and then lead product development at Ambient Devices, an MIT Media Lab spin-out that worked with designers such as Yves Behar and Frank Gehry to bring a blend of IT and modern design to consumers. Mr. Hyatt received a B.A. in Design from the Maryland Institute College of Art, and studied Computer Science at Purdue University.

Officers of the Parent

Mr. Bailey has served as Chief Executive Officer of the Parent since its inception. Please see his biography under “Directors, Executive Officers and Other Significant Individuals — Director of the Company”.

Advisory Board of the Parent

The Parent currently has an advisory board consisting of the following persons:

Alex Rigopulos, Chief Creative Officer of Harmonix Music Systems, Inc.

Mr. Rigopolus co-founded Harmonix Music Systems, Inc., a video game development company, in 1995 with the mission of inventing new ways for non-musicians to experience the joy of making music, and served as Chief Executive Officer of Harmonix until May 2014 when he became the Chief Creative Officer. Prior to Harmonix, Alex studied computer music at the MIT Media Lab and music composition at MIT.

Feargus Urquhart, CEO of Obsidian Entertainment

Mr. Urquhart has been active in the video game industry since 1991, and rose to become the President of Black Isle Studios in the late 1990s. In June 2003, Mr. Urquhart co-founded Obsidian Entertainment, and he has served as its Chief Executive Officer since its founding. Obsidian Entertainment is one of the world's premiere role-playing game development studios. Focusing on role-playing games (RPGs), Mr. Urquhart has helped develop or publish the video games Baldur’s Gate; Fallout 1 & 2; Fallout: New Vegas; Planescape: Torment; South Park: The Stick of Truth; and Pillars of Eternity.

Aaron Isaksen, Co-President and CEO of AppAbove Games

Mr. Isaksen is an early investor in the Parent and has been working in the digital entertainment and games industry since 1999. In June 2003, Mr. Isaksen co-founded AppAbove Games, a mobile games developer and publisher, where he currently serves as Co-President and Chief Executive Officer. In 2010, he also co-founded Indie Fund, a funding source for independent game developers. Since July 2014, Mr. Isaksen has served as Chairman of IndieBox, and he served as festival chair for IndieCade East 2014, a conference and festival celebrating independent video games. Mr. Isaksen is a frequent speaker at game conferences and a well-respected authority in the interactive entertainment industry. Mr. Isaksen received a Master’s degree in Electrical Engineering and Computer Science (EECS) from the Massachusetts Institute of Technology (MIT) in 2001 and a Bachelor’s degree in EECS from UC Berkeley in 1998. Mr. Isaksen is also a Ph.D. Student at the NYU Polytechnic School of Engineering Game Innovation Lab.

Brian Fargo, Chief Executive Officer of inXile Entertainment

Mr. Fargo has been in the games business since its infancy having founded Interplay Entertainment in 1983, where he served as Chief Executive Officer until 2001. Interplay Entertainment became a top 5 PC games publisher in the mid-1990s, having produced some of the most well-known video game franchises in the industry, including Bard’s Tale, Wasteland and Fallout. Interplay Entertainment also helped to launch the careers of the founders of some of the biggest video game developers in the world, such as Blizzard, Bioware and Treyarch. While at Interplay Entertainment, Mr. Fargo brought Universal/MCA in as an equity partner and later took Interplay Entertainment public in 1998. In addition, Mr. Fargo has served on the board of the Interactive Digital Software Association, given key speeches at the industry's leading shows. Most recently, he was the keynote speaker at GDC China in November 2011. Mr. Fargo formed inXile Entertainment in January 2002, where he serves as Chief Executive Officer, a position he has held since its inception, and has recently helped raise just under $3 million with crowdsourced funding via Kickstarter for inXile Entertainment’s newest project, Wasteland 2.

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Founding Studio Partner Agreements

The Company believes that its initial success will in part be dependent on its ability to attract established developers to engage the Company to publish their games, including follow-ons to games that already have existing fan bases. As one of its methods of seeking to attract established developers to Fig.co and to our Company, our Parent has entered into four agreements, which we refer to as Studio Partner Agreements. Pursuant to these Studio Partner Agreements, as amended, the developers received warrants in our Parent that vest and become exercisable upon the developer launching a Rewards Crowdfunding campaign on Fig.co and engaging the Company to co-publish the game. Pursuant to a Studio Partner Agreement with the Grasslands Developer, the Parent granted a warrant to purchase 276,186 shares of common stock of the Parent. See “Directors, Executive Officers and Other Significant Individuals.”

Advisory Board Agreements

The Company believes that its initial success will in part be dependent on its ability to attract qualified video game industry professionals to advise the Parent. As one of its methods of seeking to attract qualified advisors, our Parent has entered into agreements, which we refer to as Advisory Board Agreements, with the four members of our Advisory Board. Three of these Advisory Board members are executives of video game developers which entered into Studio Partner Agreements. Pursuant to these Advisory Board Agreements, as amended, the advisors receive options in our Parent that vest and become exercisable upon serving on the Advisory Board of our Parent. Pursuant to an Advisory Board Agreement with Tim Schafer (who is the CEO of the Grasslands Developer, a board member of the Parent, and a stockholder of the Parent), the Parent granted non-qualified stock options to purchase 200,000 shares of common stock of the Parent that vest and become exercisable upon Tim Schafer serving on our Parent’s Advisory Board. See “Directors, Executive Officers and Other Significant Individuals.”

The members of the Advisory Board of our Parent and the number of stock options they received in our Parent pursuant to their respective Advisory Board Agreements are as follows:

Name of Advisory Board Member	Position at Game Developer	Grant of Options to Acquire Stock of our Parent
Tim Schafer	Chief Executive Officer of Double Fine Productions, Inc.	options to purchase 200,000 shares of common stock granted to Mr. Schafer.
Alex Rigopulos	Chief Creative Officer of Harmonix Music Systems, Inc.	options to purchase 200,000 shares of common stock granted to Mr. Rigopulos
Feargus Urquhart	CEO of Obsidian Entertainment	options to purchase 200,000 shares of common stock granted to Mr. Urquhart
Aaron Isaksen	Co-President and CEO of AppAbove Games	options to purchase 200,000 shares of common stock granted to Mr. Iasaksen
Brian Fargo	Chief Executive Officer of inXile Entertainment	options to purchase 200,000 shares of common stock granted to InXile

The developers and the number of shares they may purchase pursuant to the warrants they received in our Parent pursuant to their respective Studio Partner Agreements are as follows:

Name of Developer	Grant of Warrants to Acquire Stock of our Parent
Double Fine Productions, Inc.	warrant to purchase 276,186 shares of common stock
Harmonix Music Systems, Inc.	warrant to purchase 200,000 shares of common stock
Obsidian Entertainment	warrant to purchase 276,186 shares of common stock
inXile Entertainment	warrant to purchase 276,186 shares of common stock

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below includes the aggregate annual compensation for the last completed fiscal year of the Company’s sole director and executive officer. The Company has one other officer, who for the sake of completeness has also been included in the table below.

Name	Capacities in which Compensation was Received	Salary	Other Compensation (3)	Total Compensation (4)
Justin Bailey (1)	Chief Executive Officer and Sole Director	$25,780	$0	$25,780

Jonathan Chan (2)	Vice President, Business Development and Strategy	$19,308	$17,636	$36,944

(1) Although our Chief Executive Officer and sole director, Justin Bailey, receives no compensation from the Company for serving as a director and executive officer of the Company, he is also the CEO and a director of our Parent, and he receives compensation from our Parent for serving in those roles. As part of his duties in those roles, he devotes a substantial portion of his working time to the Company and its business under the Master Services Agreement, pursuant to which our Parent provides the Company with management and administrative services, for a fee. For a description of the Master Services Agreement, see “The Company — Master Services Agreement with Our Parent.”

(2) Although our Vice President, Business Development and Strategy, Jonathan Chan, receives no compensation from the Company for serving as an officer of the Company, he is also the Vice President, Business Development and Strategy, of our Parent, and he receives compensation from our Parent for serving in that role. As part of his duties in that role, he devotes a substantial portion of his working time to the Company and its business under the Master Services Agreement, pursuant to which our Parent provides the Company with management and administrative services, for a fee. For a description of the Master Services Agreement, see “The Company — Master Services Agreement with Our Parent.”

(3) Represents the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 on an allocated basis.

(4) As reflected in the Company’s financial statements included elsewhere in this document, for the period from October 27, 2014 (inception) to September 30, 2015, the Company incurred, on a carve-out basis, approximately $83,000 in salaries and benefits paid to all employees.

Indemnification Agreements

Our amended and restated certificate of incorporation and our bylaws provide that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, we have entered into separate indemnification agreements with our director and executive officer.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the numbers and percentages of our outstanding voting shares beneficially owned both immediately before and immediately after the closing of this offering by:

●	each person known to us to be the beneficial owner of more than 10% of any class of our outstanding voting shares;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

Our voting shares consist solely of our common stock. Neither the Grasslands Game Shares being offered hereby nor any other similar series of Game Shares we may issue in the future will have voting rights. Therefore, the numbers and percentages below are the same both before and after the closing of this offering.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within 60 days of the date of this offering circular. For purposes of computing the percentage of our outstanding voting shares held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the date of this offering circular are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the business address of each person listed is c/o Fig Publishing Inc., 715 Bryant Street, Suite 202, San Francisco, California 94107.

	Common Stock(1)
	Before the Offering			After the Offering
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (2)	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned (3)

Loose Tooth Industries, Inc.	1,000,000		100.0%	1,000,000		100.0%
Justin Bailey	1,000,000	(4)	100.0%	1,000,000	(4)	100.0%
All directors and executive officers as a group (one individual, Justin Bailey)	1,000,000	(4)	100.0%	1,000,000	(4)	100.0%

(1)	The number and percentage of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days through the exercise of any stock option, warrant or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown that are beneficially owned by them, subject to community property laws where applicable and any other information contained in the footnotes to this table.

(2)	Based on 1,000,000 shares of common stock issued and outstanding.

(3)	Based on 1,000,000 shares of common stock issued and outstanding.

(4)	Justin Bailey is the Chief Executive Officer, a director and the largest shareholder of Loose Tooth Industries, Inc., and has voting and dispositive power with respect to the shares of the Company held by Loose Tooth Industries, Inc. Loose Tooth Industries, Inc. is the holder of 100.0% of the outstanding voting shares of the Company. By virtue of the foregoing, Mr. Bailey is deemed for the purposes herein to beneficially own all of the outstanding voting shares of the Company. Mr. Bailey is also the sole director of the Company and its Chief Executive Officer.

The Company expects that securities offered hereby may be purchased by certain of its employees and affiliates and certain employees and affiliates of the Grasslands Developer. The Company will not reserve any allocations of securities for any such persons, and will not allocate securities to any such persons on any preferential basis. Any securities purchased by any such employees or affiliates will be offered and sold on the same terms and with the same qualifications, limitations and restrictions as the securities offered and sold to other investors. However, to the extent securities are purchased by any such employees or affiliates, there will be fewer securities available for purchase by other investors to the extent the offering is oversubscribed. Any such employee or affiliate that purchases securities shall be subject to the same transfer restrictions imposed on all investors. In addition, any such employee or affiliate may also be subject to additional transfer restrictions by operation of law or, in the case of a Company employee or affiliate, by operation of the Company’s internal policies against insider trading. No employee or affiliate of the Company or the Grasslands Developer has made any commitment to purchase securities.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Justin Bailey, our Chief Executive Officer and sole director, is also the CEO and a director of our Parent. He receives a salary, benefits and equity compensation from our Parent. Jonathan Chan, our Vice President, Business Development and Strategy, also holds the same position at our Parent. He receives a salary, benefits and equity compensation from our Parent. See “Directors, Executive Officers and Other Significant Individuals.” Pursuant to the Master Services Agreement, our Parent provides us with comprehensive management and administrative services, including services provided by Justin Bailey and Jonathan Chan, and our Parent will be compensated for the provision of such services by the Service Fee. See “The Company — Master Services Agreement with Our Parent.”

The Grasslands Developer is the first developer to enter into a license agreement with a Pub Sub of ours. The Grasslands Developer owns shares of our Parent. Tim Schafer, the Chief Executive Officer and founder of the Grasslands Developer, is a member of the board of directors of our Parent and also owns shares and options in our Parent. Justin Bailey was previously COO of the Grasslands Developer, a position he held from July 2012 to March 2015, which overlapped with his positions at our Parent, which was formed in October 2014.

In 2015, our Parent entered into four agreements with video game developers referred to as “Studio Partner Agreements.” Pursuant to these Studio Partner Agreements, as amended, the developers received warrants in our Parent that vest and become exercisable upon the developer launching a Rewards Crowdfunding campaign on Fig.co and engaging the Company to co-publish the game. l. Pursuant to a Studio Partner Agreement with the Grasslands Developer, the Parent granted a warrant to purchase 276,186 shares of common stock of the Parent in exchange for the Grasslands Developer engaging the Company in relation to Grasslands. See “Directors, Executive Officers and Other Significant Individuals.”

In May 2015, our Parent also entered into agreements with the four members of our Advisory Board, which are referred to as “Advisory Board Agreements.” Three of these Advisory Board members are executives of video game developers which entered into Studio Partner Agreements. Pursuant to these Advisory Board Agreements, as amended, the advisors would receive options in our Parent that vest and become exercisable upon serving on the Advisory Board of our Parent. Pursuant to an Advisory Board Agreement with Tim Schafer, the Parent granted non-qualified stock options to purchase 200,000 shares of common stock of the Parent in exchange for Tim Schafer serving on our Parent’s Advisory Board. See “Directors, Executive Officers and Other Significant Individuals.”

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

U.S. Federal Income Tax Treatment of Grasslands Game Shares

Grasslands Game Shares should be treated as stock of the Company for U.S. federal income tax purposes. There are, however, no court decisions or other authorities directly bearing on the tax effects of the issuance and classification of stock with the features of Grasslands Game Shares, so the matter is not free from doubt. In addition, the Internal Revenue Service has announced that it will not issue advance rulings on the classification of an instrument with characteristics similar to those of Grasslands Game Shares. Accordingly, no assurance can be given that the views expressed in this paragraph, if contested, would be sustained by a court.

If Grasslands Game Shares are considered property other than a series of preferred stock of the Company, the Company would generally be taxed on a portion of the appreciation of the assets, if any, attributable to Grasslands Game Shares upon the issuance of such stock. In addition, income, gain, losses and deductions of one Game Shares would not be offset against the income, gain, losses and deductions of another Game Shares. Prospective investors are urged to consult their tax advisors regarding the tax consequences of an investment in Grasslands Game Shares. The remainder of this discussion assumes Grasslands Game Shares will be treated as preferred stock of the Company.

Taxation of Non-U.S. Holders

The following discussion sets forth the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of Grasslands Game Shares are issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS in effect as of the date of this offering circular. These authorities may change or be subject to differing interpretations. Any such change may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our Grasslands Game Shares. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of Grasslands Game Shares.

This discussion is limited to non-U.S. holders that hold Grasslands Game Shares as a “capital asset” within the meaning of Section 1221 of the Code (property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the impact of the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to non-U.S. holders subject to particular rules, including, without limitation:

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	persons subject to the alternative minimum tax;

●	persons holding Grasslands Game Shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	real estate investment trusts or regulated investment companies;

●	brokers, dealers or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes;

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell Grasslands Game Shares under the constructive sale provisions of the Code;

●	persons who hold or receive Grasslands Game Shares pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Grasslands Game Shares, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Grasslands Game Shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

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THIS DISCUSSION IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF GAME SHARES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of Grasslands Game Shares that is neither a “U.S. person” nor a partnership for United States federal income tax purposes. A U.S. person is any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Dividends and Distributions

If we make distributions of cash or property on Grasslands Game Shares, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Grasslands Game Shares, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of Grasslands Game Shares that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding Grasslands Game Shares in connection with the conduct of a trade or business within the United States and dividends being paid in connection with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Subject to the discussion below on backup withholding and foreign accounts, if dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

68

Sale or Other Taxable Disposition

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of Grasslands Game Shares unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	Grasslands Game Shares constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of Grasslands Game Shares will not be subject to U.S. federal income tax if such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually or constructively, 5% or less of such class of our stock throughout the shorter of the five-year period ending on the date of the sale or other disposition or the non-U.S. holder’s holding period for such stock.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to payments of dividends on Grasslands Game Shares we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN or W-8ECI, or other applicable certification. However, information returns will be filed with the IRS in connection with any dividends on Grasslands Game Shares paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

69

Information reporting and backup withholding may apply to the proceeds of a sale of Grasslands Game Shares within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale of Grasslands Game Shares outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Sections 1471 through 1474 of the Code (commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, Grasslands Game Shares paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations, withholding under FATCA generally will apply to payments of dividends on Grasslands Game Shares made on or after July 1, 2014 and to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2017.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in Grasslands Game Shares.

70

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of Fig Publishing, Inc.

(a unit of Loose Tooth Industries, Inc.)

We have audited the accompanying balance sheet of Fig Publishing, Inc. (a unit of Loose Tooth Industries, Inc.) (the “Company”) as of September 30, 2015, and the related statements of operations, changes in stockholder’s deficit and cash flows for the period from October 27, 2014 (inception) to September 30, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fig Publishing, Inc. (a unit of Loose Tooth Industries, Inc.) as of September 30, 2015, and the results of its operations and its cash flows for the period from October 27, 2014 (inception) to September 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 2, the Company has not generated any revenue, incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum LLP

New York, NY

December 18, 2015

F-2

FIG PUBLISHING, INC.

(A UNIT OF LOOSE TOOTH INDUSTRIES, INC. AND SUBSIDIARIES)

BALANCE SHEET

As of September 30, 2015

September 30, 2015
ASSETS
Current assets:
Prepaid expenses	$2,079
Total current assets	2,079
Deferred offering costs	104,540
Property and equipment, net	9,780
Security deposit	4,561
Total assets	$120,960

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
Accounts payable	$266,565
Other current liabilities	1,164
Total current liabilities	267,729

Commitments and Contingencies

Stockholder's deficit (See Note 7):
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2015	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2015	-
Net transfers from Parent	242,161
Accumulated deficit	(388,930)
Total stockholder's deficit	(146,769)
Total liabilities and stockholder's deficit	$120,960

The accompanying notes are an integral part of these financial statements.

F-3

FIG PUBLISHING, INC.

(A UNIT OF LOOSE TOOTH INDUSTRIES, INC. AND SUBSIDIARIES)

STATEMENT OF OPERATIONS

For the Period from October 27, 2014 (Inception) to September 30, 2015

Operating expenses:
General and administrative	$388,930
Loss from operations	(388,930)

Net loss	$(388,930)

The accompanying notes are an integral part of these financial statements.

F-4

FIG PUBLISHING, INC.

(A UNIT OF LOOSE TOOTH INDUSTRIES, INC. AND SUBSIDIARIES)

STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT

For the Period from October 27, 2014 (Inception) to September 30, 2015

					Net		Total
	Preferred Stock		Common Stock		Transfers	Accumulated	Stockholder's
	Shares	Amount	Shares	Amount	From Parent	Deficit	Deficit
Balance - October 27, 2014 (inception)	-	$-	-	$-	$-	$-	$-
Stock based compensation	-	-	-	-	1,766	-	1,766
Net transfer from parent	-	-	-	-	240,395	-	240,395
Net loss	-	-	-	-	-	(388,930)	(388,930)
Balance - September 30, 2015	-	$-	-	$-	$242,161	$(388,930)	$(146,769)

The accompanying notes are an integral part of these financial statements.

F-5

FIG PUBLISHING, INC.

(A UNIT OF LOOSE TOOTH INDUSTRIES, INC. AND SUBSIDIARIES)

STATEMENT OF CASH FLOWS

For the Period from October 27, 2014 (Inception) to September 30, 2015

Cash Flows From Operating Activities:
Net loss	$(388,930)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	1,766
Depreciation expense	543
Changes in operating assets and liabilities :
Prepaid expenses	(2,079)
Accounts payable	162,025
Other current liabilities	1,164
Net cash used in operating activities	(225,511)

Cash Flows From Investing Activities:
Security deposit	(4,561)
Property and equipment	(10,323)
Net cash used in investing activities	(14,884)

Cash Flows From Financing Activities:
Net transfers from Parent	240,395
Net cash provided by financing activities	240,395

Net change in cash	-

Cash:
Beginning	-
Ending	$-

Non-cash financing activities:
Deferred offering costs included in accounts payable	$104,540

Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-6

FIG PUBLISHING, INC.

(A UNIT OF LOOSE TOOTH INDUSTRIES, INC. AND SUBSIDIARIES)

Notes to Financial Statements

1. ORGANIZATION AND BUSINESS

Nature of Operations

Fig Publishing, Inc. (the "Company") was incorporated in the state of Delaware on October 8, 2015 and is a wholly-owned subsidiary of Loose Tooth Industries, Inc. (the "Parent"). The Company is an early-stage entity and has relied on the Parent to conduct its operations since inception. The Company has selected September 30 as its fiscal year-end.

The Company has not been operating as a separate legal entity within the Parent and its subsidiaries for the periods presented. Accordingly, the Company’s financial statements have been prepared on a “carve-out” basis from the Parent’s accounts and reflect the historical accounts directly attributable to the Company together with allocations of costs and expenses incurred by the Parent. The financial statements have been prepared in accordance with Regulation S-X, Article 3, “General Instructions as to Financial Statements” and Staff Bulletin (“SAB”) Topic 1-B, “Allocations of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity”.

The Company’s financial statements may not be indicative of future performance and may not reflect what its results of operations, financial position, and cash flows would have been had the Company operated as a separate entity. Certain estimates, including allocations from the Parent, have been made to provide financial statements for stand-alone reporting purposes. All transactions between the Parent and the Company are classified as net transfers from the Parent in the financial statements. The Company believes that the assumptions underlying the financial statements are reasonable; however, the resulting financial information does not necessarily reflect what the Company’s results of operations, financial position and cash flows would have been on a stand-alone basis. The cost allocation methods applied to certain common costs include the following:

●	Specific identification. Where the amounts were specifically identified within the Company, they were classified accordingly.
●	Reasonable allocation. Where the amounts were not clearly or specifically identified, management determined if a reasonable allocation method could be applied.

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) (see Note 4).

The Company is a video game publishing company that seeks to identify, license, fund, market, distribute and earn revenues from particular new video games being developed by third-party developers. The Company intends to use Fig.co for its investment crowdfunding campaigns, as provided for under the Master Services Agreement (“MSA”) with the Parent as discussed below. Fig.co is an online technology platform created by the Parent to facilitate fundraising for video game development.

The Company is currently managed by the Parent while the Company is commencing operations. According to the MSA, the Parent provides the Company with comprehensive management and administrative services, as well as services relating to information technology support (including use of Fig.co for the Company’s investment crowdfunding campaigns), co-publishing rights management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury, insurance, securities law-related compliance and reporting, and any other services reasonably related to the foregoing or reasonably requested from time to time.

In 2015, the Company formed its first publishing subsidiary, Fig Grasslands, LLC (“Grasslands Pub Sub”). The Grasslands Pub Sub was formed specifically to serve as the entity to enter into a license agreement with the Grasslands Developer in respect of the game that both parties had code-named as “Grasslands.”

Certain Significant Risks and Uncertainties

The Company can be affected by a variety of factors. For example, management of the Company believes that changes in any of the following areas could have a significant negative effect on the Company in terms of its future financial position, results of operations or cash flows: the ability to identify games with sufficient potential for commercial success; secure license agreements on favorable terms with talented and reliable developers; successfully market and distribute licensed games; and keep up with customer preferences and trends.

F-7

FIG PUBLISHING, INC.

(A UNIT OF LOOSE TOOTH INDUSTRIES, INC. AND SUBSIDIARIES)

Notes to Financial Statements

2. GOING CONCERN CONSIDERATION

The Company’s financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments through the normal course of business and use of cash in its operations. For the period from October 27, 2014 (Inception) through September 30, 2015, the Company incurred net losses of approximately $389,000 and is dependent on the Parent to sustain all of its operations. Management believes that the Company will continue to incur losses for the foreseeable future and will need equity or debt financing or will need to generate revenue from the distribution of products to be able to sustain its operations until it can achieve profitability and positive cash flows, if ever. The Parent and/or the Company intend to raise funds through various potential sources, such as equity or debt financings, or redistributing products, however, the Parent and/or the Company can provide no assurance that such financing will be available on acceptable terms, or at all. If adequate financing is not available, the Company may be required to terminate or significantly curtail or cease its operations. If the Company is unable to achieve these goals, its business would be jeopardized and it may not be able to continue operations.

These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Fig Publishing, Inc. and its wholly owned subsidiary, as named in Note 1 above. All intercompany transactions, if any, have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The Company’s significant estimates included in the preparation of the financial statements are related to share-based compensation, expense allocations, deferred tax assets, and depreciation expenses. Actual results could differ from those estimates.

Stockholder’s Deficit

Stockholder’s deficit in the Balance Sheet represents which consists of accumulated net loss and the net effect of transactions with and allocations to/from the Parent. The main components of the net transfers to/from Parent are various allocations from the Parent.

Deferred Offering Costs

Deferred offering costs, which primarily consist of direct legal fees relating to a contemplated offering of shares of the Company’s securities, are capitalized within long term assets. The deferred offering costs will be reclassified to additional paid-in capital upon the consummation of the offering. In the event the offering is terminated, deferred offering costs will be expensed.

Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated useful life of each asset, generally seven years for furniture and fixtures and three years for office equipment. Property and equipment was allocated to the consolidated balance sheet in accordance with the assumptions and allocations.

F-8

FIG PUBLISHING, INC.

(A UNIT OF LOOSE TOOTH INDUSTRIES, INC. AND SUBSIDIARIES)

Notes to Financial Statements

Impairment of Long-Lived Assets

The Company periodically reviews the carrying values of its long-lived assets when events or changes in circumstances would indicate that it is more likely than not that their carrying values may exceed their realizable values, and records impairment charges when considered necessary. Specific potential indicators of impairment include, but are not necessarily limited to:

●	a significant decrease in the fair value of an asset;
●	a significant change in the extent or manner in which an asset is used or a significant physical change in an asset;
●	a significant adverse change in legal factors or in the business climate that affects the value of an asset;
●	an adverse action or assessment by the U.S. regulator;
●	an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset; and operating or cash flow losses combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an income-producing asset.

When circumstances indicate that an impairment may have occurred, the Company tests such assets for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of such assets and their eventual disposition to their carrying amounts. In estimating these future cash flows, assets and liabilities are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows generated by other such groups. If the undiscounted future cash flows are less than the carrying amount of the asset, an impairment loss, measured as the excess of the carrying value of the asset over its estimated fair value, will be recognized. The cash flow estimates used in such calculations are based on estimates and assumptions, using all available information that management believes is reasonable.

Income Taxes

For purposes of the financial statements, the Company’s income tax expense and deferred tax balances have been recorded as if it filed tax returns on a stand-alone basis separate from the Parent.

Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities measured at the enacted tax rates in effect for the year in which these items are expected to reverse. Deferred tax assets are reduced by valuation allowances if, based on the consideration of all available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from October 27, 2014 (Inception) through September 30, 2015. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Stock-Based Compensation

The Company expenses stock-based compensation to employees over the requisite service period based on the estimated grant-date fair value of the awards and forfeiture rates. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates and involve inherent uncertainties and the application of its judgment.

Fair Value Measurement

The Company follows accounting guidance on fair value measurements for financial assets and liabilities measured at fair value on a recurring basis. Under the accounting guidance, fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

F-9

FIG PUBLISHING, INC.

(A UNIT OF LOOSE TOOTH INDUSTRIES, INC. AND SUBSIDIARIES)

Notes to Financial Statements

The accounting guidance requires fair value measurements be classified and disclosed in one of the following three categories:

Level 1: Quoted prices in active markets for identical assets or liabilities

Level 2: Observable inputs other than Level 1 prices, for similar assets or liabilities that are directly or indirectly observable in the marketplace

Level 3: Unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

Fair Value of Financial Instruments

The Financial Accounting Standards Board (“FASB”) issued the Accounting Standards Codification (“ASC”) 820, Fair Value Measurement and Disclosures, requires all entities to disclose the fair value of financial instruments, both assets and liabilities for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of September 30, 2015 the recorded values of accounts payable and other liabilities approximated their fair value due to the short-term nature of the instruments.

Recently Issued Accounting Pronouncements

In August 2014, FASB issued Accounting Standards Codification (“ASU”) No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance regarding management’s responsibility to assess whether substantial doubt exists regarding the ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements for each annual and interim reporting period, management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). This ASU is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company does not expect the adoption of this ASU to have a material effect on the Company’s financial position, results of operations, or cash flows.

In January 2015, the FASB issued ASU 2015-01, which eliminates from GAAP the concept of extraordinary items. If an event or transaction meets the criteria for extraordinary classification, it is segregated from the results of ordinary operations and is shown as a separate item in the income statement, net of tax. ASU 2015-01 is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The Company is currently assessing the adoption and impact of this ASU, however, the Company does not anticipate that adoption of this ASU will impact financial position and results of operations.

4. ASSUMPTIONS AND ALLOCATIONS

The Company’s expenses for the period from October 27, 2014 (Inception) through September 30, 2015, including executive compensation, have been allocated by management between the Company and the Parent based either on specific attribution of those expenses or, where necessary and appropriate, based on management’s best estimate of an appropriate proportional allocation. The expenses have been carved-out of the Parent and included as the Company’s operations as if the Company was in existence for all periods presented. Certain corporate expenditures of the Parent have not been allocated to the Company since they did not provide a direct or material benefit to the Company.

F-10

FIG PUBLISHING, INC.

(A UNIT OF LOOSE TOOTH INDUSTRIES, INC. AND SUBSIDIARIES)

Notes to Financial Statements

The following expenses included in the accounting records of the Parent have been attributed by management to the operations of the Company:

Period from October 27, 2014 (Inception) to
September 30,
2015
General and Administrative Expenses:
Salaries and benefits	82,622
Occupancy	2,385
Professional fees	215,591
Stock based compensation	1,766
Depreciation expense	543
Marketing and promotion	57,343
Travel expense	16,148
Other general and administrative expenses	12,532
Total General and Administrative Expenses	$388,930

5. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

		As of September 30,
	Estimated Life	2015
Computers & Office Equipment	3 years	$9,222
Furniture and fixtures	7 years	1,101
Total property and equipment		10,323
Accumulated depreciation		(543)
Total property and equipment, net of accumulated depreciation		$9,780

Depreciation expense of approximately $500 was recognized in general and administrative expense for the period from October 27, 2014 (inception) to September 30, 2015 in the accompanying Statements of Operations.

6. RELATED PARTY TRANSACTIONS

All expenses incurred for the period from October 27, 2014 (Inception) through September 30, 2015 were paid by the Parent and allocated to the Company based on the expenses incurred by the Company in its operations. The allocations were based on the time spent by employees of the Parent on activities of the Company, the number of full time equivalent employees performing the Company’s activities and direct expenses incurred for the operations of the Company. The expense allocations have been determined on the basis that the Company and the Parent considered to be reasonable reflections of the utilization of services provided or the benefit received by the Company. Management believes that the expenses allocated to the Company are representative of the operating expenses it would have incurred had the Company been operated on a stand-alone basis.

On September 23, 2015, the Company entered into a license agreement (“Grasslands License Agreement”) with a game developing firm (“Grasslands Developer”), whose Chief Executive Officer is also a stockholder and a member of the Board of Directors of the Parent. This agreement was later superseded in its entirety on December 3, 2015 as discussed in Note 10.

F-11

FIG PUBLISHING, INC.

(A UNIT OF LOOSE TOOTH INDUSTRIES, INC. AND SUBSIDIARIES)

Notes to Financial Statements

As of December 3, 2015, the Company entered into the MSA with the Parent (as discussed in Note 10) to provide the Company with comprehensive management and administrative services, as well as services relating to information technology support (including use of Fig.co for the Company’s investment crowdfunding campaigns), co-publishing rights management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury, insurance, securities law-related compliance and reporting, and any other services reasonably related to the foregoing or reasonably requested from time to time.

7. STOCKHOLDER’S DEFICIT

Capital Stock

Pursuant to the Company’s amended and restated certificate of incorporation effective December 17, 2015, the Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of blank check preferred stock, par value $0.0001 per share.

As of September 30, 2015, the Company has no shares issued and outstanding.

Stock Based Compensation - Stock Option Activity

The Parent’s Board of Directors adopted and stockholders approved a stock-based compensation plan (the “Plan”) authorizing the Parent to grant common stock to eligible employees, directors and consultants in the form of stock options, stock appreciation rights, restricted stock awards, and restricted stock unit awards.

The Plan allows the Parent to use shares, options or other awards to purchase the Parent’s common stock as part of an overall compensation package to provide performance-based rewards to attract and retain qualified personnel. Such awards include, without limitation, options, stock appreciation rights, sales or bonuses of restricted stock, restricted stock units or dividend equivalent rights, and an award may consist of one such security or benefit, or two or more of them in any combination or alternative. Vesting of awards may be based upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions.

Incentive and non-statutory stock options are granted pursuant to option agreements adopted by the Plan administrator.

The Parent estimates the fair value of stock option grants using a Black-Scholes option pricing model. In applying this model, the Parent uses the following assumptions:

●	Risk-Free Interest Rate: The risk-free interest rate is based on the yields of United States Treasury securities with maturities similar to the expected term of the options for each option group.
●	Volatility: As The Parent has no trading history for its common stock, the expected stock price volatility for its common stock was estimated by incorporating the average historical price volatility for industry peers based on daily price observations over a period equivalent to the expected term of the stock option grants. Industry peers consist of several public companies in the technology industry similar in size, stage of life cycle and financial leverage. The Company intends to continue to consistently apply this process using the same or similar public companies until it has sufficient historical information regarding the volatility of its common stock that is consistent with the expected life of the options. Should circumstances change such that the identified companies are no longer similar to the Company, more suitable companies whose share prices are publicly available would be utilized in the calculation.
●	Expected Term: The expected term represents the period that the stock-based awards are expected to be outstanding. The Parent’s historical share option exercise experience does not provide a reasonable basis upon which to estimate an expected term because of a lack of sufficient data. Therefore, the Parent estimates the expected term by using the simplified method provided by the SEC. The simplified method calculates the expected term as the average of the time-to-vesting and the contractual life of the options.
●	Expected Dividend Rate: The Parent has not paid and does not anticipate paying any cash dividends in the near future.

F-12

FIG PUBLISHING, INC.

(A UNIT OF LOOSE TOOTH INDUSTRIES, INC. AND SUBSIDIARIES)

Notes to Financial Statements

Due to the absence of an active market for the Parent’s common stock, the fair value of the Parent’s common stock for purpose of determining the exercise price for stock option grants was determined by the Parent’s Board of Directors, with the assistance and upon the recommendation of management, in good faith, based on a number of objective and subjective factors consistent with the methodologies outline in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. Given the uncertainty associated with both the timing and type of any future exit scenario, management determined that the Option-Pricing Method (OPM) was the most appropriate methodology for valuing the Parent’s common stock. A discount of 45% was applied for lack of marketability for the common stock. The calculation resulted in a fair value for the Parent’s common stock of $0.21 per share as of the valuation or grant date.

The Parent has allocated stock based compensation expenses based either on specific attribution of those expenses or, where necessary and appropriate, based on management’s best estimate of an appropriate proportional allocation. The weighted-average grant date fair value per share relating to stock options granted during the period from October 27, 2014 (Inception) through September 30, 2015 was $0.21. The following assumptions were used by the Parent:

For The Period from October 27, 2014 (Inception) to September 30, 2015
Risk free rate of interest	1.65% - 2.02%
Expected stock price volatility	58.48% - 58.93%
Stock price	$0.21
Expected life of options	6.49

From October 27, 2014 (inception) to September 30, 2015, the Parent has granted an aggregate of 245,346 options to an employee and an officer who had significant contributions to the Company. Each option has a ten-year term, exercisable at $0.21 per share and vest 25% on the first anniversary date and vest ratably over the next 48 months. If the holder of the option is a ten-percent (10%) stockholder of the Parent, the option will expire five years after the grant date. As of September 30, 2015, neither of the two holders is a 10% stockholder of the Parent.

On August 6, 2015, the Company’s Chief Operating Officer exercised 75,000 stock options into common shares of the Parent. Although these stock options were unvested at the time of exercise, the early exercise of 75,000 stock options is not considered to be a substantive exercise under ASC 718, Stock Based Compensation, and the contingent call option held by the Parent creates a substantive requisite service period for the share option award.

The Parent allocated $1,766 of stock based compensation expense to the Company for the period from October 27, 2014 (Inception) through September 30, 2015.

8. COMMITMENTS AND CONTINGENCIES

Leases

The Company is not a party to any leases for office space or equipment. The costs related to such leases for the period from October 27, 2014 (Inception) to September 30, 2015 have been allocated to the Company from the Parent.

Litigation

The Company recognizes a liability for a contingency when it is probable that liability has been incurred and when the amount of loss can be reasonably estimated. When a range of probable loss can be estimated, the Company accrues the most likely amount of such loss, and if such amount is not determinable, then the Company accrues the minimum of the range of probable loss. As of September 30, 2015 and through the date of this filing, there were no such matters.

F-13

FIG PUBLISHING, INC.

(A UNIT OF LOOSE TOOTH INDUSTRIES, INC. AND SUBSIDIARIES)

Notes to Financial Statements

9. INCOME TAXES

The operations of the Company are included in the tax filings of the Parent. For financial reporting purposes, the Company calculated an income tax provision and deferred income tax balances as if the Company was a separate entity and had filed its own separate tax return under Sub-chapter C of the Internal Revenue Code.

A reconciliation of the statutory U.S. federal rate to the Company’s effective tax rate is as follows:

As of September 30,
2015
Statutory U.S. federal rate	34.0%
State income tax, net of federal benefit	5.8%
Meals and entertainment	(0.1)%
Valuation allowance	(39.7)%

Provision for income taxes	0.0%

The following summarizes the income tax provision (benefit):

As of September 30,
2015
Current:
Federal	$-
State	-
Total current tax expense	$-
Deferred:
Federal	$131,987
State	22,649
Net deferred tax assets	154,636
Change in valuation allowance	(154,636)
Total tax provision	$-

F-14

FIG PUBLISHING, INC.

(A UNIT OF LOOSE TOOTH INDUSTRIES, INC. AND SUBSIDIARIES)

Notes to Financial Statements

The components of the net deferred tax asset as of September 30, 2015 are the following:

As of September 30,
2015
Deferred tax assets:
Net operating loss carry forwards	$153,933
Stock based compensation	703
Other	-
Gross deferred tax assets	154,636
Valuation allowance	(154,636)
Net deferred tax assets	$-

The Company has determined, based upon available evidence, that it is more likely than not that the net deferred tax asset will not be realized and, accordingly, has provided a full valuation allowance. The Company recognized a valuation allowance of approximately $155,000 for the period from October 27, 2014 (Inception) through September 30, 2015.

The Company’s operations are included in the US federal and state tax returns of its Parent. These tax returns when filed are subject to examination by tax authorities for periods beginning with the Parent’s fiscal year ended December 31, 2014, however, this footnote has been presented as if the Company is filing its tax returns on a separate, stand-alone basis. The net operating loss carry forwards of the Parent will expire 20 years from the date of filing the initial return.

The Parent's major tax jurisdictions are the United States and California. The Company’s evaluation of uncertain tax matters was performed for the tax period from October 27, 2014 (inception) to September 30, 2015. The Company has elected to reflect interest and penalties attributable to income taxes, to the extent they arise, as a component of its income tax provision or benefit, as well as its outstanding income tax assets and liabilities.

The Company only recognizes tax benefits from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. To date, the Company has not recognized such tax benefits in its financial statements.

10. SUBSEQUENT EVENTS

As of December 17, 2015, the Parent held 1,000,000 shares of the Company’s common stock, representing 100% of the then issued and outstanding shares of common stock. As a result, the Parent holds all of the voting power and has sole control of the Company.

License Agreement between Grasslands Pub Sub and Grasslands Developer - Related Party

As of December 3, 2015, the Grasslands Pub Sub and the Grasslands Developer entered into a License Agreement which superseded in its entirety the license agreement dated September 23, 2015 as described in Note 6. Under the license agreement, the Grasslands Developer granted to the Grasslands Pub Sub the right to co-publish Grasslands on particular platforms and the right to receive revenue from game sales on these licensed platforms. In exchange, if the target of at least $3.3 million is raised from rewards and investment crowdfunding campaigns within 180 days after execution of the license agreement, the Grasslands Pub Sub will provide the Grasslands Developer with an upfront development funding amount equal to the amount raised in the investment crowdfunding campaign, not to exceed $15 million (“Game Funding Payment”) unless mutually agreed in writing. The Grasslands Developer has agreed to deliver the finished game, ready for commercial sale on certain of the licensed platforms, no later than July 31, 2018. There can be no assurance that the Company will be successful in raising any funds in connection with its contemplated offering.

F-15

FIG PUBLISHING, INC.

(A UNIT OF LOOSE TOOTH INDUSTRIES, INC. AND SUBSIDIARIES)

Notes to Financial Statements

In addition, the Grasslands Pub Sub will also pay the Grasslands Developer a certain percentage of the adjusted gross revenue (“Developer Rev Share”), which equals gross revenue received by Grasslands Pub Sub from the licensed platforms, less sales expenses and a service fee payable to the Parent for its services under the Master Services Agreement described below. The remaining amount is then to be distributed to the Company (“Residual Pub Sub Earnings”).

Subject to the Company’s dividend policy, investors in the Grasslands Game Shares will receive 97.5% of the Residual Pub Sub Earnings, after they are distributed to the Company, in the form of dividends paid by the Company on their Grasslands Game Shares, and the remaining 2.5% will be retained by the Company. If the minimum crowdfunding capital raise target of $3.3 million is not reached within the applicable time frame, the License Agreement will automatically terminate and the offering of Grasslands Game Shares will be cancelled and any and all funds that may have already been raised thereby will be returned to investors without deduction or interest earned.

The Company intends to offer a maximum of 30,000 shares of its preferred tracking stock, par value $0.001 per share, which will track the economic performance of the Grasslands Pub Sub (“Grasslands Game Shares”), through an offering under the Regulation A exemption of the Securities Act of 1933. There can be no assurance that the Company will be successful in raising any funds in connection with its contemplated offering. In addition, the Board of Directors of the Grasslands Pub Sub may, at any time following the seven-year anniversary of the game delivery date, redeem some or all of the Grasslands Game Shares, if at such time the average quarterly Residual Pub Sub Earnings for the four immediately preceding and completed fiscal quarters is less than $25,000 per quarter.

Services Agreements with Parent

As of December 3, 2015, the Company, on behalf of itself and the Grasslands Pub Sub, and the Parent entered into a master services agreement (the “Master Services Agreement” or “MSA”) pursuant to which the Parent provides the Company with comprehensive management and administrative services, as well as services relating to information technology support (including use of Fig.co for the Company’s investment crowdfunding campaigns), co-publishing rights management and other support operations, facilities, human resources, tax planning and administration, accounting, treasury, insurance, securities law-related compliance and reporting, and any other services reasonably related to the foregoing or reasonably requested from time to time. Pursuant to the Master Services Agreement, the Company has agreed to pay an agreed percentage (the “Service Fee”), as defined in the license agreement associated with each publishing subsidiary (each, a “Pub Sub”), of the amount of revenue received by each Pub Sub, including the Grasslands Pub Sub, less certain sales expenses, during any quarterly period as remuneration for the services provided under the Master Services Agreement. The Master Services Agreement has an initial term through December 31, 2016, and will automatically renew for successive one-year terms each December 31 unless either party provides the other party with written notice of its intent not to renew at least three months prior to such date.

Also as of December 3, 2015, the Company and the Parent entered into an agreement whereby the Parent would fund the expenses arising in relation to Grasslands, including (i) the expenses of the offering of the Grasslands Game Shares, (ii) taxes, and (iii) marketing expenses of Grasslands prior to its sale, pursuant to an agreement that the Company and the Parent entered into as of December 3, 2015.

F-16

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description of Exhibit	Manner of Filing
2.1	Amended and Restated Certificate of Incorporation of Fig Publishing, Inc., filed December 17, 2015	Previously filed
2.2	Bylaws of Fig Publishing, Inc.	Previously filed
2.3	Form of Second Amended and Restated Certificate of Incorporation of Fig Publishing, Inc.	Filed herewith
3.1	Certificate of Designations for Grasslands Game Shares, filed December 17, 2015	Previously filed
3.2	Form of Amended and Restated Certificate of Designations for Grasslands Game Shares	Filed herewith
4.1	Form of Subscription Agreement between Fig Publishing, Inc. and investors in Grasslands Game Shares	*
6.1	Limited Liability Company Operating Agreement of Fig Grasslands, LLC, dated as of December 3, 2015	Previously filed
6.2	License Agreement between Double Fine Productions, Inc. and Fig Grasslands, LLC, dated as of December 3, 2015	Previously filed
6.3	Form of Amended and Restated License Agreement between Double Fine Productions, Inc. and Fig Grasslands, LLC	Filed herewith
6.4	Master Services Agreement, Loose Tooth Industries, Inc. Services to Fig Publishing, Inc., dated as of December 3, 2015	Previously filed
6.5	Form of Amended and Restated Master Services Agreement, Loose Tooth Industries, Inc. Services to Fig Publishing, Inc.	Filed herewith
11.1	Consent of Marcum LLP	Filed herewith
12.1	Opinion of Ellenoff Grossman & Schole LLP	*
13.1	Testing-the-waters Materials	Previously filed
13.2	Corrective Testing-the-waters Materials	Filed herewith

*	To be filed by amendment

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 9, 2016.

FIG PUBLISHING, INC.

By:	/s/ Justin Bailey
Justin Bailey
Chief Executive Officer

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Justin Bailey	Sole Director, Chief Executive Officer	March 9, 2016
Justin Bailey	(Principal Executive Officer), Principal
Financial Officer and Principal
Accounting Officer

III-2